================================================================================



                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,
                                    Depositor


                        OPTION ONE MORTGAGE CORPORATION,
                         Originator and Master Servicer


                     FEDERAL HOME LOAN MORTGAGE CORPORATION,
              Guarantor (with respect to the Class A-1 Certificates
                        and the Class S-1 Certificates)


                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     Trustee



                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 2002


                  --------------------------------------------


                      Option One Mortgage Loan Trust 2002-5

                    Asset-Backed Certificates, Series 2002-5



================================================================================

                                                 TABLE OF CONTENTS

                                                     ARTICLE I

                                                    DEFINITIONS

SECTION 1.01.     Defined Terms...................................................................................7
SECTION 1.02.     Accounting.....................................................................................64
SECTION 1.03.     Allocation of Certain Interest Shortfalls......................................................64
SECTION 1.04.     Rights of the NIMS Insurer and the Guarantor...................................................65

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.     Conveyance of Mortgage Loans...................................................................67
SECTION 2.02.     Acceptance of REMIC 1 by Trustee...............................................................70
SECTION 2.03.     Repurchase or Substitution of Mortgage Loans by the Originator.................................72
SECTION 2.04.     Representations and Warranties of the Originator with Respect to the
                  Mortgage Loans.................................................................................75
SECTION 2.05.     Representations, Warranties and Covenants of the Master Servicer...............................76
SECTION 2.06.     Representations and Warranties of the Depositor................................................79
SECTION 2.07.     Representations and Warranties of the Originator...............................................80
SECTION 2.08.     Covenants of the Originator....................................................................83
SECTION 2.09.     Negative Covenants of the Trustee and the Master Servicer......................................83
SECTION 2.10.     Conveyance of the Subsequent Mortgage Loans....................................................83
SECTION 2.11.     Conveyance of  REMIC Regular Interests and Acceptance of REMIC 2 and
                  REMIC 3 by the Trustee; Issuance of Certificates...............................................88
SECTION 2.12.     Issuance of Certificates.......................................................................90

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS

SECTION 3.01.     Master Servicer to Act as Master Servicer......................................................91
SECTION 3.02.     Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.............................93
SECTION 3.03.     Successor Sub-Servicers........................................................................94
SECTION 3.04.     Liability of the Master Servicer...............................................................95
SECTION 3.05.     No Contractual Relationship Between Sub-Servicers and the Guarantor, the
                  NIMS Insurer, the Trustee or Certificateholders................................................95
SECTION 3.06.     Assumption or Termination of Sub-Servicing Agreements by Trustee...............................95
SECTION 3.07.     Collection of Certain Mortgage Loan Payments...................................................96
SECTION 3.08.     Sub-Servicing Accounts.........................................................................97
SECTION 3.09.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts.........................97


                                                         i




SECTION 3.10.     Collection Account, Initial Deposit Accounts and Distribution Account..........................98
SECTION 3.11.     Withdrawals from the Collection Account and Distribution Account..............................101
SECTION 3.12.     Investment of Funds in the Interest Coverage Accounts, Collection Account,
                  Initial Deposit Accounts and the Distribution Account.........................................103
SECTION 3.13.     [Reserved]....................................................................................105
SECTION 3.14.     Maintenance of Hazard Insurance and Errors and Omissions and Fidelity
                  Coverage......................................................................................105
SECTION 3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.....................................107
SECTION 3.16.     Realization Upon Defaulted Mortgage Loans.....................................................108
SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files...............................................110
SECTION 3.18.     Servicing Compensation........................................................................112
SECTION 3.19.     Reports to the Trustee; Collection Account Statements.........................................113
SECTION 3.20.     Statement as to Compliance....................................................................113
SECTION 3.21.     Independent Public Accountants' Servicing Report..............................................113
SECTION 3.22.     Access to Certain Documentation; Filing of Reports by Trustee.................................114
SECTION 3.23.     Title, Management and Disposition of REO Property.............................................116
SECTION 3.24.     Obligations of the Master Servicer in Respect of Prepayment Interest
                           Shortfalls...........................................................................119
SECTION 3.25.     Convertible Mortgage Loans....................................................................119
SECTION 3.26.     Obligations of the Master Servicer in Respect of Mortgage Rates and
                  Monthly Payments..............................................................................120
SECTION 3.27.     Solicitations.................................................................................120
SECTION 3.28.     Net WAC Rate Carryover Reserve Account........................................................120
SECTION 3.29.     Advance Facility..............................................................................122
SECTION 3.30.     Reports of Foreclosure and Abandonment of Mortgaged Properties................................123
SECTION 3.31.     Notification of Adjustments...................................................................123
SECTION 3.32.     Excess Net WAC Rate Reserve Fund..............................................................123

                                                    ARTICLE IV

                                                   FLOW OF FUNDS

SECTION 4.01.     Distributions.................................................................................126
SECTION 4.02.     The Guarantee.................................................................................132
SECTION 4.03.     Statements....................................................................................132
SECTION 4.04.     Remittance Reports; Advances..................................................................136
SECTION 4.05.     Pre-Funding Accounts..........................................................................138
SECTION 4.06.     Interest Coverage Accounts....................................................................140
SECTION 4.07.     Distributions on the REMIC Regular Interests..................................................141
SECTION 4.08.     Allocation of Realized Losses.................................................................144
SECTION 4.09.     The Trustee Remittance Report.................................................................145
SECTION 4.10.     Loan Data Remittance Report...................................................................146
SECTION 4.11.     Compliance with Withholding...................................................................147

                                                     ARTICLE V


                                                        ii


                                                 THE CERTIFICATES

SECTION 5.01.     The Certificates..............................................................................148
SECTION 5.02.     Registration of Transfer and Exchange of Certificates.........................................148
SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.............................................154
SECTION 5.04.     Persons Deemed Owners.........................................................................154
SECTION 5.05.     Appointment of Paying Agent...................................................................154

                                                    ARTICLE VI

                                       THE MASTER SERVICER AND THE DEPOSITOR

SECTION 6.01.     Liability of the Originator, the Master Servicer and the Depositor............................155
SECTION 6.02.     Merger or Consolidation of, or Assumption of the Obligations of, the
                  Originator, the Master Servicer or the Depositor..............................................155
SECTION 6.03.     Indemnification; Limitation on Liability of the Master Servicer and Others....................155
SECTION 6.04.     Master Servicer Not to Resign.................................................................157
SECTION 6.05.     Delegation of Duties..........................................................................157
SECTION 6.06.     [Reserved]....................................................................................158
SECTION 6.07.     Inspection....................................................................................158

                                                    ARTICLE VII

                                                      DEFAULT

SECTION 7.01.     Master Servicer Events of Termination.........................................................159
SECTION 7.02.     Trustee to Act; Appointment of Successor......................................................161
SECTION 7.03.     Waiver of Defaults............................................................................162
SECTION 7.04.     Notification to Certificateholders............................................................163
SECTION 7.05.     Survivability of Master Servicer Liabilities..................................................163
SECTION 7.06.     Rights of the Guarantor to Exercise Rights of Class A-1 Certificateholders....................163
SECTION 7.07.     Trustee to Act Solely with Consent of the Guarantor...........................................164
SECTION 7.08.     Mortgage Loans, Trust Fund and Accounts Held for Benefit of the
                           Guarantor............................................................................164

                                                   ARTICLE VIII

                                                    THE TRUSTEE

SECTION 8.01.     Duties of Trustee.............................................................................166
SECTION 8.02.     Certain Matters Affecting the Trustee.........................................................167
SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.........................................169
SECTION 8.04.     Trustee May Own Certificates..................................................................169
SECTION 8.05.     Trustee Fee and Expenses......................................................................170
SECTION 8.06.     Eligibility Requirements for Trustee..........................................................170
SECTION 8.07.     Resignation or Removal of Trustee.............................................................170


                                                        iii




SECTION 8.08.     Successor Trustee.............................................................................172
SECTION 8.09.     Merger or Consolidation of Trustee............................................................172
SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.................................................172
SECTION 8.11.     Limitation of Liability.......................................................................174
SECTION 8.12.     Trustee May Enforce Claims Without Possession of Certificates.................................174
SECTION 8.13.     Suits for Enforcement.........................................................................175
SECTION 8.14.     Waiver of Bond Requirement....................................................................175
SECTION 8.15.     Waiver of Inventory, Accounting and Appraisal Requirement.....................................175

                                                    ARTICLE IX

                                               REMIC ADMINISTRATION

SECTION 9.01.     REMIC Administration..........................................................................176
SECTION 9.02.     Prohibited Transactions and Activities........................................................178
SECTION 9.03.     Indemnification with Respect to Certain Taxes and Loss of REMIC Status........................178

                                                     ARTICLE X

                                                    TERMINATION

SECTION 10.01.             Termination..........................................................................180
SECTION 10.02.             Additional Termination Requirements..................................................182
SECTION 10.03.             Tax Indemnification..................................................................183

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

SECTION 11.01.             Amendment............................................................................184
SECTION 11.02.             Recordation of Agreement; Counterparts...............................................185
SECTION 11.03.             Limitation on Rights of Certificateholders...........................................185
SECTION 11.04.             Governing Law; Jurisdiction..........................................................186
SECTION 11.05.             Notices..............................................................................186
SECTION 11.06.             Severability of Provisions...........................................................187
SECTION 11.07.             Article and Section References.......................................................187
SECTION 11.08.             Notice to the Rating Agencies, the Guarantor and the NIMS Insurer....................187
SECTION 11.09.             Further Assurances...................................................................188
SECTION 11.10.             Third Party Rights...................................................................189
SECTION 11.11.             Benefits of Agreement................................................................189
SECTION 11.12.             Acts of Certificateholders...........................................................189
SECTION 11.13              No Petition..........................................................................189

EXHIBITS:

Exhibit A-1       Form of Class A-1 Certificates
Exhibit A-2       Form of Class A-2 Certificates
Exhibit A-3       Form of Class S-1 Certificates
Exhibit A-4       Form of Class S-2 Certificates
Exhibit A-5       Form of Class M-1 Certificates
Exhibit A-6       Form of Class M-2 Certificates
Exhibit A-7       Form of Class M-3 Certificates
Exhibit A-8       Form of Class M-4 Certificates
Exhibit A-9       Form of Class B Certificates
Exhibit A-10      Form of Class C Certificates
Exhibit A-11      Form of Class P Certificates
Exhibit A-12      Form of Class R Certificates
Exhibit A-13      Form of Class R-X Certificates
Exhibit B         [Reserved]
Exhibit C         Form of Mortgage Loan Purchase Agreements
Exhibit D         Mortgage Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note
Exhibit G         Loss Mitigation Procedures
Exhibit H         Form of Lost Note Affidavit
Exhibit I         [Reserved]
Exhibit J         Form of Investment Letter
Exhibit K         Form of Residual Certificate Transfer Affidavit
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of ERISA Representation Letter
Exhibit N         Form of Liquidation Report
Exhibit O         Option One Mortgage Corporation Underwriting Guidelines
Exhibit P         Form of Loan Data Remittance Report
Exhibit Q         Form of Trustee's Remittance Report
Exhibit R         Form of Subsequent Transfer Instrument
Exhibit S         Form of Addition Notice
Exhibit T         Form of Special Sub-Servicing Agreement

Schedule I        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement is dated as of July 1, 2002 (the "Agreement"), among OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as depositor (the "Depositor"), OPTION ONE MORTGAGE CORPORATION, as originator (in such capacity, the "Originator") and master servicer (in such capacity, the "Master Servicer"), FEDERAL HOME LOAN MORTGAGE CORPORATION, as Guarantor of the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of thirteen classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class S-1 Certificates, (iv) the Class S-2 Certificates, (v) the Class M-1 Certificates, (vi) the Class M-2 Certificates,
(vii) the Class M-3 Certificates, (viii) the Class M-4 Certificates, (ix) the Class B Certificates, (x) the Class P Certificates, (xi) the Class C Certificates, (xii) the Class R Certificates and (xiii) the Class R-X Certificates.

                                     REMIC 1
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans, the Group II Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, the Initial Deposit Accounts, the Net WAC Rate Carryover Reserve Account, the Excess Net WAC Rate Reserve Fund the Master Servicer Prepayment Charge Payment Amounts and any Subsequent Mortgage Loan Interest) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.


                           Uncertificated REMIC 1       Initial Uncertificated                Assumed Final
      Designation            Pass-Through Rate             Principal Balance                Maturity Date(1)
      -----------            -----------------             -----------------                ----------------
          LT1                   Variable(2)                 $243,779,098.42                 October 25, 2032
         LT1-PF                 Variable(2)                 $ 93,720,801.58                 October 25, 2032
          LT2                   Variable(2)                 $166,683,261.09                 October 25, 2032
         LT2-PF                 Variable(2)                 $ 58,316,738.91                 October 25, 2032
         LT-S1                  Variable(2)                 $ 37,500,000.00                 October 25, 2032
         LT-S2                  Variable(2)                 $ 25,000,000.00                 October 25, 2032
          LT-P                  Variable(2)                 $        100.00                 October 25, 2032

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2
                                     -------

                  As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.


                        Uncertificated REMIC 2         Initial Uncertificated        Assumed Final
    Designation           Pass-Through Rate               Principal Balance         Maturity Date(1)
    -----------           -----------------               -----------------         ----------------
       MT-AA                 Variable(2)                   $612,499,902.00          October 25, 2032
       MT-A1                 Variable(2)                   $  3,037,500.00          October 25, 2032
       MT-A2                 Variable(2)                   $  2,025,000.00          October 25, 2032
       MT-M1                 Variable(2)                   $    406,250.00          October 25, 2032
       MT-M2                 Variable(2)                   $    343,750.00          October 25, 2032
       MT-M3                 Variable(2)                   $    203,120.00          October 25, 2032
       MT-M4                 Variable(2)                   $     93,750.00          October 25, 2032
       MT-B                  Variable(2)                   $    109,380.00          October 25, 2032
       MT-ZZ                 Variable(2))                  $  6,281,248.00          October 25, 2032
     MT-S1(1)                Variable(2)                          N/A(3)            October 25, 2032
     MT-S1(2)                Variable(2)                          N/A(3)            October 25, 2032
     MT-S1(3)                Variable(2)                          N/A(3)            October 25, 2032
     MT-S2(1)                Variable(2)                          N/A(3)            October 25, 2032
     MT-S2(2)                Variable(2)                          N/A(3)            October 25, 2032
     MT-S2(3)                Variable(2)                          N/A(3)            October 25, 2032
       MT-P                  Variable(2)                   $        100.00          October 25, 2032

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.
(3) REMIC 2 Regular Interests MT-SI(1), MT-S1(2) and MT-S1(3) will not have Uncertificated Principal Balances, but will accrue interest on their Uncertificated Notional Amounts outstanding from time to time which shall each equal the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S1. REMIC 2 Regular Interests MT-S2(1), MT-S2(2) and MT-S2(3) will not have Uncertificated Principal Balances, but will accrue interest on their Uncertificated Notional Amounts outstanding from time to time which shall each equal the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S2.

                                     REMIC 3
                                     -------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3 created hereunder:


                                                                  Original Class
                                      Pass-Through             Certificate Principal           Assumed Final
      Class Designation                   Rate                        Balance                 Maturity Date(1)
      -----------------                   ----                        -------                 ----------------
Class A-1....................         Variable(2)                $303,750,000.00              October 25, 2032
Class A-2....................         Variable(2)                $202,500,000.00              October 25, 2032
Class S-1....................            N/A(3)                       N/A(3)                  October 25, 2032
Class S-2....................            N/A(3)                       N/A(3)                  October 25, 2032
Class M-1....................         Variable(2)                $ 40,625,000.00              October 25, 2032
Class M-2....................         Variable(2)                $ 34,375,000.00              October 25, 2032
Class M-3....................         Variable(2)                $ 20,312,000.00              October 25, 2032
Class M-4....................         Variable(2)                $  9,375,000.00              October 25, 2032
Class B......................         Variable(2)                $ 10,938,000.00              October 25, 2032
Class C Interest.............         Variable(2)                $  3,124,900.00(4)           October 25, 2032
Class P Interest.............            N/A(5)                  $        100.00              October 25, 2032

__________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class S-1 Certificates will receive all amounts distributed to REMIC 2 Regular Interests MT-S1(1), MT- S1(2) and MT-S1(3) and the Class S-2 Certificates will receive all amounts distributed to REMIC 2 Regular Interests MT-S2(1), MT-S2(2) and MT-S2(3).
(4) The Class C Interest will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests. The Class C Interest will not accrue interest on its Certificate Principal Balance. The Class C Interest will also be entitled to the Subsequent Mortgage Loan Interest, as a right with respect to a component of the Class C Interest that will not be treated as a REMIC regular interest but rather as separate interest strips from the Subsequent Mortgage Loans for a specified period of time.
(5)      The Class P Interest will not accrue interest.

                                     REMIC 4
                                     -------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 4 created hereunder:



                                                                  Initial Aggregate
                                                                Certificate Principal            Latest Possible
      Class Designation             Pass-Through Rate                  Balance                  Maturity Date(1)
      -----------------             -----------------                  -------                  ----------------
    Class C Certificates               Variable(2)                  $3,124,900.00               October 25, 2032

_______________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for the Class C Certificates.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

                                     REMIC 5
                                     -------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 5." The Class R-5 Interest represents the sole class of "residual interests" in REMIC 5 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 5 created hereunder:



                                                                  Initial Aggregate
                                                                Certificate Principal            Latest Possible
      Class Designation             Pass-Through Rate                  Balance                  Maturity Date(1)
      -----------------             -----------------                  -------                  ----------------
    Class P Certificates                 N/A(2)                       $ 100.00                  October 25, 2032

_______________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.             Defined Terms.

                  Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and the Mezzanine Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

                  "1933 Act":  The Securities Act of 1933, as amended.

                  "Account": Either of the Collection Account and Distribution Account.

                  "Accrual Period": With respect to the Class A Certificates and the Mezzanine Certificates (other than the Class B Certificates) and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class S Certificates, the Class B Certificates, the Class C Certificates and any Definitive Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.10, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit S.

                  "Adjustable Rate Mortgage Loan": A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Adjusted 30/360 Guarantee Fee Rate": With respect to any Distribution Date, the product of (x) the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the Certificate Principal Balances of the Class A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Group I Mortgage Loans plus any amount remaining on deposit in the Group I Pre-Funding Account as of the first day of the month preceding the month of such Distribution Date (the Original Group I Pre-Funded Amount being deemed to be on deposit in the Group I Pre-Funding Account as of such date if such date occurred prior to the Closing Date) and (y) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

                  "Adjusted Actual/360 Guarantee Fee Rate": With respect to any Distribution Date, the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balances of the Class A-1 Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Group I Mortgage Loans plus any amount remaining on deposit in the Group I Pre-Funding Account as of the first day of the month preceding the month of such Distribution Date (the Original Group I Pre-Funded Amount being deemed to be on deposit in the Group I Pre-Funding Account as of such date if such date occurred prior to the Closing
Date).

                  "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed Rate Mortgage
Loan) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan may change pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

                  "Advancing Person":  As defined in Section 3.29 hereof.

                  "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

                  "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date.

                  "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                  "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

                  "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, (B) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (C) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (D) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (E) the aggregate of any Advances made by the Master Servicer for such Distribution Date, (F) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02, (G) with respect to the first Distribution Date, the Initial Deposit, (H) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Accounts (exclusive of investment income) after giving effect to any purchase of Subsequent Mortgage Loans and (I) with respect to each Distribution Date during and the Distribution Date immediately following the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates over (ii) the sum of (1) amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) or the Trustee pursuant to Section 3.11(b), (2) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (A) through
(I) above, as the case may be, in error and (3) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05. Available Funds shall not include the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans or any Master Servicer Prepayment Charge Payment Amount relating to a Prepayment Charge payable on any Mortgage Loan.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A-2 Certificates, Class S-2 Certificates and the Mezzanine Certificates (other than the Class B Certificates) shall be Book-Entry Certificates.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which the Guarantor or banking or savings institutions in the Commonwealth of Pennsylvania, State of Delaware, the State of New York, the State of Maryland, the State of California, the State of Minnesota or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                  "Certificate": Any Regular Certificate or Residual
Certificate.

                  "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 11.01. The Trustee, the Guarantor and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee, the Guarantor and the NIMS Insurer shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to the Class A-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.10% per annum and (B) after the Optional Termination Date, 0.20% per annum. With respect to the Class A-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.25% per annum and (B) after the Optional Termination Date, 0.50% per annum. With respect to the Class M-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.57% per annum and (B) after the Optional Termination Date, 0.855% per annum. With respect to the Class M-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.15% per annum and (B) after the Optional Termination Date, 1.725% per annum. With respect to the Class M-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.70% per annum and (B) after the Optional Termination Date, 2.550% per annum. With respect to the Class M-4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.05% per annum and (B) after the Optional Termination Date, 3.075% per annum.

                  "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                  "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class S Certificates and the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interests MT-S1(1), MT-S1(2), MT-S1(3), MT-S2(1), MT-S2(2) and MT-S2(3)) over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

                  "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                  "Class A Certificateholder": Any Holder of a Class A Certificate.

                  "Class A Certificates": Any Class A-1 Certificate or Class A-2 Certificate.

                  "Class A Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Class A-1 Principal Distribution Amount and (ii) the Class A-2 Principal Distribution Amount.

                  "Class A-1 Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Class A-1 Certificate": Any one of the Class A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class A-1 Principal Distribution Amount": The excess of (x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class A-2 Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Class A-2 Certificate": Any one of the Class A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class A-2 Principal Distribution Amount": The excess of (x) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class B Certificate": Any one of the Class B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class B Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4

Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class C Certificate": Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4.

                  "Class C Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 92.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class M-4 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal

Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class P Certificate": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 5.

                  "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

                  "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

                  "Class R-X Certificate": The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13 and evidencing the ownership of the Class R-4 Interest and the Class R-5 Interest.

                  "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                  "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

                  "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

                  "Class R-5 Interest": The uncertificated Residual Interest in REMIC 5.

                  "Class S Certificates": Any Class S-1 Certificate or Class S-2 Certificate.

                  "Class S-1 Certificate": Any one of the Class S-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class S-2 Certificate": Any one of the Class S-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                  "Class S-1 Rate": With respect to REMIC 2 Regular Interest LT2S1 and the Class S-1 Certificates;

                  (A) in the case of the 1st Distribution Date through the 10th Distribution Date, a per annum rate equal to the excess of (i) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 over (ii) the excess (but not less than zero) of (x) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 over (y) 6.00% per annum;

                  (B) in the case of the 11th Distribution Date through the 20th Distribution Date, a per annum rate equal to the excess of (i) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 over (ii) the excess (but not less than zero) of (x) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 over (y) 4.50% per annum;

                  (C) in the case of the 21st Distribution Date through the 30th Distribution Date, a per annum rate equal to the excess of (i) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 over (ii) the excess (but not less than zero) of (x) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 over (y) 2.50% per annum;

                  (D) in the case of each Distribution Date thereafter, 0.00% per annum.

                  "Class S-2 Rate": With respect to REMIC 2 Regular Interest LT2S2 and the Class S-2 Certificates;

                  (A) in the case of the 1st Distribution Date through the 10th Distribution Date, a per annum rate equal to the excess of (i) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2 over (ii) the excess (but not less than zero) of (x) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2 over (y) 6.00% per annum;

                  (B) in the case of the 11th Distribution Date through the 20th Distribution Date, a per annum rate equal to the excess of (i) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2 over (ii) the excess (but not less than zero) of (x) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2 over (y) 4.50% per annum;

                  (C) in the case of the 21st Distribution Date through the 30th Distribution Date, a per annum rate equal to the excess of (i) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2 over (ii) the excess (but not less than zero) of (x) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2 over (y) 2.50% per annum;

                  (D) in the case of each Distribution Date thereafter, 0.00% per annum.

                  "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

                  "Closing Date": July 30, 2002.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5," which must be an Eligible Account.

                  "Compensating Interest":  As defined in Section 3.24 hereof.

                  "Convertible Mortgage Loan": Any Adjustable-Rate Mortgage Loan which permits the Mortgagor thereunder to convert the Mortgage Rate thereon to a fixed Mortgage Rate.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Option One Series 2002-5, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Guarantor, the Master Servicer, the Originator and the Seller.

                  "Corresponding Certificate": With respect to (i) REMIC 2 Regular Interest MT-A1, (ii) REMIC 2 Regular Interest MT-A2, (iii) REMIC 2 Regular Interest MT-M1, (iv) REMIC 2 Regular Interest MT-M2, (v) REMIC 2 Regular Interest MT-M3, (vi) REMIC 2 Regular Interest MT-M4, (vii) REMIC 2 Regular Interest MT-B and (viii) REMIC 1 Regular Interest MT-P and REMIC 2 Regular Interest MT-P, (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates,
(iii) Class M-1 Certificates, (iv) Class M-2 Certificates, (v) Class M-3 Certificates, (vi) the Class M-4 Certificates, (vii) the Class B Certificates and (viii) Class P Certificates, respectively.

                  "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and any amounts remaining in the Pre-Funding Accounts, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal

Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

                  "Custodian": Wells Fargo Bank Minnesota, National Association, as custodian of the Mortgage Files, and any successor thereto.

                  "Cut-off Date": With respect to each Initial Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2002.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date or Subsequent Cut-off Date, as applicable (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before such Cut-off Date, whether or not received.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficiency Amount": With respect to any Distribution Date, the sum of (i) the Guaranteed Interest Distribution Amount and (ii) the Guaranteed Principal Distribution Amount.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.02(c) hereof.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                   "Delinquency Master Servicer Termination Trigger": A Delinquency Master Servicer Termination Trigger will have occurred with respect to the Certificates on a Distribution Date if the Three Month Rolling Delinquency Percentage for the Mortgage Loans exceeds 18.00%.

                  "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Principal Balance of Mortgage Loans Delinquent 60 days or more by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

                  "Delinquent": Any Mortgage Loan, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

                  "Depositor": Option One Mortgage Acceptance Corporation, a Delaware corporation, or any successor in interest.

                  "Depository": The initial Depository shall be The Depository Trust Company and upon request, Clearstream Banking Luxembourg and the Euroclear System, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for the registered Certificateholders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5" and which must be an Eligible Account.

                  "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2002.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, F-1 by Fitch or A-1 by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the NIMS Insurer, the Guarantor, the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the Guarantor (as evidenced by a letter from the Guarantor to the Trustee and the NIMS Insurer) and to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                  "Estate in Real Property": A fee simple estate in a parcel of real property.

                  "Excess Group Net WAC Rate Amount": For any Distribution Date and the Class A- 1 Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-1 Certificates for such Distribution Date calculated at the Net WAC Rate for the Class A-1 Certificates over (ii) the amount of interest accrued on the Class A-1 Certificates at the Pool Net WAC Rate. For any Distribution Date and the Class A-2 Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-2 Certificates for such Distribution Date calculated at the Net

WAC Rate for the Class A-2 Certificates over (ii) the amount of interest accrued on the Class A-2 Certificates at the Pool Net WAC Rate.

                  "Excess Mezzanine Net WAC Rate Amount": For any Distribution Date and any class of Mezzanine Certificates, the positive excess, if any, of
(i) the amount of interest accrued on the Mezzanine Certificates for such Distribution Date calculated at the Pool Net WAC Rate over (ii) the lesser of
(a) the amount of interest accrued on the Mezzanine Certificates at the Net WAC Rate for the Class A-1 Certificates or (b) the amount of interest accrued on the Mezzanine Certificates at the Net WAC Rate for the Class A-2 Certificates.

                  "Excess Net WAC Rate Reserve Fund": As defined in Section
3.32.

                  "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Excess Pool Net WAC Rate Amount": For any Distribution Date and the Class A-1 Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-1 Certificates for such Distribution Date calculated at the Pool Net WAC Rate over (ii) the amount of interest accrued on the Class A-1 Certificates at the Net WAC Rate for the Class A-1 Certificates. For any Distribution Date and the Class A-2 Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-2 Certificates for such Distribution Date calculated at the Pool Net WAC Rate over (ii) the amount of interest accrued on such Class A-2 Certificates at the Net WAC Rate for the Class A-2 Certificates.

                  "Extended Period": As defined in Section 3.23(b).

                  "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                  "Fannie Mae": Federal National Mortgage Association or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator or the Master Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fixed Rate Mortgage Loan": A first or second lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Formula Rate": For any Distribution Date and the Class A Certificates and the Mezzanine Certificates (other than the Class B Certificates), the lesser of (i) LIBOR plus the related Certificate Margin and
(ii) the applicable Maximum Cap Rate.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  "Funding Period": The period beginning on the Closing Date and ending on the earlier to occur of the date upon which (a) the amount on deposit in the Pre-Funding Accounts (exclusive of investment income) has been reduced to zero or (b) October 12, 2002.

                  "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Class A-1 Allocation Percentage.

                  "Group I Initial Deposit Account": The Group I Initial Deposit Account established in accordance with Section 3.10(b) hereof and maintained by the Trustee, which shall be entitled "Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 Group I Initial Deposit Account," which must be an Eligible Account.

                  "Group I Interest Coverage Account": The account established and maintained pursuant to Section 4.06, as defined therein.

                  "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

                  "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I with a principal balance that conforms to Freddie Mac loan limits.

                  "Group I Pre-Funding Account": The account established and maintained pursuant to Section 4.05, as defined herein.

                  "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Class A-1 Allocation Percentage.

                  "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans, (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans and
(vii) on the Distribution Date immediately following the end of the Funding Period, any remaining amounts in the Group I Pre-Funding Account (exclusive of investment income therein) after giving effect to any purchase of Subsequent Group I Mortgage Loans.

                  "Group II Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Class A-2 Allocation Percentage.

                  "Group II Initial Deposit Account": The Group II Initial Deposit Account established in accordance with Section 3.10(b) hereof and maintained by the Trustee, which shall be entitled "Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 Group II Initial Deposit Account," which must be an Eligible Account.

                  "Group II Interest Coverage Account": The account established and maintained pursuant to Section 4.06, as defined therein.

                  "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

                  "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II with a principal balance that may or may not conform to Freddie Mac loan limits.

                  "Group II Pre-Funding Account": The account established and maintained pursuant to Section 4.05, as defined herein.

                  "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Class A-2 Allocation Percentage.

                  "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans, (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans and
(vii) on the Distribution Date immediately following the end of the Funding Period, any remaining amounts in the Group II Pre-Funding Account (exclusive of investment income therein) after giving effect to any purchase of Subsequent Group II Mortgage Loans.

                  "Guarantee": The obligations of the Guarantor pursuant to
Section 4.02.

                  "Guarantee Fee": For any Distribution Date and with respect to the Guaranteed Certificates, the fee payable to the Guarantor in respect of its services as Guarantor that accrues at the applicable Guarantee Fee Rate for such Guaranteed Certificates on a balance equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date, computed on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. Notwithstanding the foregoing, if the Guarantee Fee with respect to the Guaranteed Certificates becomes payable on the basis of a 360-day year and twelve 30-day months pursuant to Section 4.04(b), then the Guarantee Fee with respect to the Guaranteed Certificates will accrue for each Distribution Date at the applicable Guarantee Fee Rate on the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date, on the basis of a 360-day year and twelve 30-day months.

                  "Guarantee Fee Rate": The per annum rate set forth in a side letter of the Guarantor, addressed to the Trustee, the Depositor, the Originator and the Master Servicer.

                  "Guaranteed Certificates": The Class A-1 Certificates and the Class S-1 Certificates.

                  "Guaranteed Interest Distribution Amount": For any Distribution Date and the Guaranteed Certificates, the amount, if any, after giving effect to the distributions made pursuant to clauses (i), (ii) and (iii) of Section 4.01(a)(I) and clause (iii) of Section 4.01(a)(II), by which the (i) sum of (x) the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount payable on the Guaranteed Certificates for such Distribution Date and (y) the Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to the Guaranteed Certificates for such

Distribution Date exceeds (ii) the amount of interest actually paid to the Holders of the related Classes of Guaranteed Certificates on such Distribution Date.

                  "Guaranteed Principal Distribution Amount": With respect to any Distribution Date, (a) the amount, if any, by which (i) the Certificate Principal Balance of the Class A-1 Certificates (after giving effect to all amounts distributable and allocable to principal on such Class A-1 Certificates but prior to giving effect to any Guarantor Payment on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans (after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) plus any amounts remaining on deposit in the Group I Pre-Funding Account and (b) in the case of the Distribution Date in October 2032, any unpaid Certificate Principal Balance of the Class A-1 Certificates.

                  "Guarantor": Freddie Mac, or its successor in interest.

                  "Guarantor Payment": Any payment made by the Guarantor in respect of a Deficiency Amount.

                  "Guarantor Reimbursement Amount": With respect to any Distribution Date, (i) the sum of any accrued but unpaid Guarantee Fees and (ii) the sum of all amounts paid by the Guarantor in respect of Deficiency Amounts on all prior Distribution Dates to the extent not previously reimbursed, with interest thereon at a rate equal to the Prime Rate plus 2.00%.

                  "Holder":  See "Certificateholder."

                  "Indenture": An indenture relating to the issuance of notes guaranteed by the NIMS Insurer.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

                  "Information Circular": The Information Circular of the Depositor dated July 19, 2002, relating to the Guaranteed Certificates.

                  "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                  "Initial Deposit": With respect to the Initial Group I Mortgage Loans, $132,838.70 in cash to be deposited by the Depositor with the Trustee for deposit into the Group I Initial Deposit Account on or before the Closing Date, relating to Initial Group I Mortgage Loans having a first Due Date in the Due Period relating to the Distribution Date in September 2002. With respect to the Initial Group II Mortgage Loans, $82,625.30 in cash to be deposited by the Depositor with the Trustee for deposit into the Group II Initial Deposit Account on or before the Closing Date, relating to Initial Group II Mortgage Loans having a first Due Date in the Due Period relating to the Distribution Date in September 2002.

                  "Initial Deposit Accounts": The Group I Initial Deposit Account and the Group II Initial Deposit Account.

                  "Initial Group I Mortgage Loan": Any of the Group I Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-off Date is equal to $281,279,198.42.

                  "Initial Group II Mortgage Loan": Any of the Group II Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-off Date is equal to $191,683,261.09.

                  "Initial Mortgage Loan": Any of the Initial Group I Mortgage Loans or Initial Group II Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Coverage Accounts": The Group I Interest Coverage Account and the Group II Interest Coverage Account.

                  "Interest Coverage Amounts": The amount to be paid by the Depositor to the Trustee for deposit in the Group I Interest Coverage Account on the Closing Date pursuant to Section 4.06, which amount is $656,544.68 and the amount to be paid by the Depositor to the Trustee for deposit in the Group II Interest Coverage Account on the Closing Date pursuant to Section 4.06, which amount is $409,078.00.

                  "Interest Determination Date": With respect to the Class A Certificates and the Mezzanine Certificates (other than the Class B Certificates) and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

                  "LIBOR": With respect to the first Accrual Period, 1.81% per annum. With respect to each Accrual Period after the first Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters Monitor Money Rates Service page "LIBOR01" or Bloomberg L.P. page "BBAM." If such rate is not published for such Interest Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Guarantor will designate an alternative index that has performed, or that the Guarantor expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Guarantor will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any Trust REMIC to lose its classification as a REMIC for federal income tax purposes.

                  "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                  "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

                  "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by
Section 2.03, Section 3.23 or Section 10.01.

                  "Loan Data Remittance Date": With respect to any Distribution Date, four Business Days after the related Determination Date.

                  "Loan Data Remittance Report": As defined in Section 4.10(a).

                  "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan (and, with respect to any second lien Mortgage Loan, the Principal Balance of the related first lien Mortgage Loan plus the Principal Balance of such second lien Mortgage Loan), and the denominator of which is the Value of the related Mortgaged Property.

                  "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Losses":  As defined in Section 9.03.

                  "Loss Mitigation Procedures": The policies and procedures set forth in Exhibit G hereto relating to the realization on delinquent Mortgage Loans.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

                  "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                  "Marker Rate": With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass- Through Rates for REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4, REMIC 2 Regular Interest MT-B and REMIC 2 Regular Interest MT-ZZ, with the rate on REMIC 2 Regular Interest MT-A1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class A-1 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest MT-A2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class A-2 Certificates and (ii)


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



the Pool Net WAC Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest MT-M1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-1 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest MT-M2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-2 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest MT-M3 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-3 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest MT-M4 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-4 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest MT-B subject to a cap equal to the lesser of (i) 6.80% per annum and (ii) the Pool Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 2 Regular Interest MT-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3 and REMIC 2 Regular Interest MT-M4 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Master Servicer": Option One Mortgage Corporation, a California corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

                  "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

                  "Master Servicer Optional Purchase Delinquency Trigger": A Master Servicer Optional Purchase Delinquency Trigger has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 35.00% of the Credit Enhancement Percentage.

                  "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer in respect of any waived Prepayment Charges pursuant to Section 2.05 or Section 3.01.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day prior to such Distribution Date.

                  "Maximum Cap Rate": For any Distribution Date and the Class A-1 Certificates, a per annum rate equal to the product of (x) the average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less the sum of (A) the Adjusted Actual/360 Guarantee Fee Rate (multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, if the Guarantee Fee with respect to the Guaranteed Certificates becomes payable on the basis of a 360-day year and twelve 30-day months pursuant to Section 4.04(b)) and (B) the Pass-Through Rate for the Class S-1 Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S-1 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Group I Pre- Funding Accounts (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  For any Distribution Date and the Class A-2 Certificates, a per annum rate equal to the product of (x) the average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less the Pass-Through Rate for the Class S-2 Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S-2 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Group II Pre-Funding Accounts (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  For any Distribution Date and the Mezzanine Certificates (other than the Class B Certificates), the lesser of (i) the Maximum Cap Rate for the Class A-1 Certificates and (ii) the Maximum Cap Rate for the Class A-2 Certificates.

                  "Maximum MT-ZZ Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass- Through Rate applicable to REMIC 2 Regular Interest MT-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-ZZ minus the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over
(b) Uncertificated Accrued Interest on REMIC 2 Regular Interest MT-A1 with the rate on REMIC 2 Regular Interest MT-A1 subject to a cap equal to the lesser of
(i) LIBOR plus the Certificate Margin of the Class A-1 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 2 Regular Interest MT-A2 with the rate on REMIC 2 Regular Interest MT-A2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class A-2 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 2 Regular Interest MT-M1 with the rate on REMIC 2 Regular Interest MT-M1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-1 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 2 Regular Interest MT-M2 with the rate on REMIC 2 Regular Interest MT-M2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-2 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 2 Regular Interest MT-M3 with the rate on REMIC 2 Regular Interest MT-M3 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-3 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 2 Regular Interest MT-M4 with the rate on REMIC 2 Regular Interest MT-M4 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-4 Certificates and (ii) the Pool Net WAC Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 2 Regular Interest MT-B with the rate on REMIC 2 Regular Interest MT-B subject to a cap equal to the lesser of (i) 6.80% per annum and (ii) the Pool Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3 and REMIC 2 Regular Interest MT-M4 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate, Class M- 3 Certificate, Class M-4 Certificates or Class B Certificate.

                  "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Interest Distributable Amount": With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, (i) increased by the amount of the Excess Group Net WAC Rate Amount, if any, for such Distribution Date, and (ii) reduced by (x) the amount of the Excess Pool Net WAC Rate Amount or Excess Mezzanine Net WAC Rate Amount, if any, for such Distribution Date and
(y) Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date). With respect to the Class S Certificates, and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the related Notional Amount of the Class S Certificates of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date). Notwithstanding the foregoing, for federal income tax purposes and under the REMIC Provisions, (i) the Monthly Interest Distributable Amount for the Class S-1 Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interests MT-S1(1), MT-S1(2) and MT-S1(3) for such Distribution Date and (ii) the Monthly Interest Distributable Amount for the Class S-2 Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interest MT-S2(1), MT-S2(2) and MT-S2(3) for such Distribution Date.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.03(d) or Section 2.10 as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreements": Collectively, the agreements among the Originator, the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D, as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument which, as of the Closing Date, shall conform to the Mortgage Loan Schedule as provided to the Guarantor in electronic format prior to the Closing Date. The Mortgage Loan Schedule shall be prepared by the Originator and shall set forth the following information with respect to each Mortgage Loan, as applicable:

                  (1) the name of the Mortgagor and the Originator's Mortgage Loan identifying number;

                  (2)      the city, state, and zip code of the Mortgaged
                           Property;

                  (3) the type of residential dwelling constituting the Mortgaged Property;

                  (4) the occupancy status (as represented by the borrower) of the Mortgaged Property at origination;

                  (5)      the original months to maturity;

                  (6)      the date of origination;

                  (7)      the first Due Date;

                  (8)      the stated maturity date;

                  (9) the stated remaining months to maturity as of the applicable Cut-off Date;

                  (10)     the original principal amount of the Mortgage Loan;

                  (11) the Stated Principal Balance of the Mortgage Loan as of the applicable Cut- off Date;

                  (12) whether such Mortgage Loan is a Balloon Mortgage Loan (if such Mortgage Loan is a Fixed-Rate Mortgage
                           Loan);

                  (13) the current Mortgage Rate of the Mortgage Loan as of the applicable Cut-off Date;

                  (14) the current principal and interest payment of the Mortgage Loan as of the applicable Cut-off Date;

                  (15) the interest "paid to date" of the Mortgage Loan as of the applicable Cut-off Date;

                  (16)     the Loan-to-Value Ratio at origination;

                  (17) the delinquency status of the Mortgage Loan as of the applicable Cut-off Date;

                  (18) the Originator's credit grade assigned to such Mortgage Loan;

                  (19) a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan);

                  (20) the Gross Margin (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan);

                  (21) the Periodic Rate Cap for the initial Adjustment Date (if such Mortgage Loan is an Adjustable-Rate Mortgage
                           Loan);

                  (22) the Minimum Mortgage Rate (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan);

                  (23) the Maximum Mortgage Rate (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan);

                  (24) the Periodic Rate Cap for each Adjustment Date after the initial Adjustment Date (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan);

                  (25) the first Adjustment Date immediately following the applicable Cut-off Date (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan);

                  (26) the rate adjustment frequency (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan);

                  (27) the purpose of such Mortgage Loan (i.e. purchase, cash out refinance or rate/term refinance);

                  (28)     the credit score ("FICO") of such Mortgage Loan;

                  (29)     the number of units;

                  (30)     the lien position of the Mortgage Loan;

                  (31)     the documentation type of the Mortgage Loan;

                  (32) the number of years the related Prepayment Charge, if any, is in effect; and

                  (33)     the Loan Group for such Mortgage Loan.

                  The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan): (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and
(4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Originator in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof and as supplemented by any Subsequent Mortgage Loans identified on each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument.

                  "Mortgage Rate": With respect to each Fixed Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                  "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates, the Class S Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and the Class S Certificates, (C) the Principal Remittance Amount, (D) the Guarantee Fee, (E) the Guarantor Reimbursement Amount and (F) the Trustee Fee.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

                  "Net WAC Rate": With respect to each Distribution Date and the Class A-1 Certificates, a per annum rate equal to the product of (i) the average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less the sum of (A) the Adjusted Actual/360 Guarantee Fee Rate (multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, if the Guarantee Fee with respect to the Guaranteed

Certificates becomes payable on the basis of a 360-day year and twelve 30-day months) and (B) the Pass-Through Rate for the Class S-1 Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S-1 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Group I Pre-Funding Accounts (exclusive of any investment income therein) and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the Uncertificated REMIC 2 Pass-Through Rate of the REMIC 2 Regular Interest for which such Class of Certificates is the Corresponding Certificate.

                  With respect to each Distribution Date and the Class A-2 Certificates, a per annum rate equal to the product of (i) the average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less the Pass-Through Rate for the Class S-2 Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S-2 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Group II Pre-Funding Accounts (exclusive of any investment income therein) and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the Uncertificated REMIC 2 Pass-Through Rate of the REMIC 2 Regular Interest for which such Class of Certificates is the Corresponding Certificate.

                  With respect to each Distribution Date and the Mezzanine Certificates (other than the Class B Certificates), the lesser of (i) the Net WAC Rate for the Class A-1 Certificates and (ii) the Net WAC Rate for the Class A-2 Certificates. With respect to each Distribution Date and the Class B Certificates, the product of (x) the lesser of (i) the Net WAC Rate for the Class A-1 Certificates and (ii) the Net WAC Rate for the Class A-2 Certificates and (y) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

                  With respect to each Distribution Date and the Class S-1 Certificates, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less the Adjusted 30/360 Guarantee Fee Rate.

                  With respect to each Distribution Date and the Class S-2 Certificates, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

                  "Net WAC Rate Carryover Amount": With respect to the Class A Certificates, the Mezzanine Certificates and the Class S Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates for such Distribution Date calculated at the related Formula Rate, in the case of the Class A Certificates and the Mezzanine Certificates (other than the Class B Certificates), or the applicable fixed rate set forth in the definition of "Pass-Through Rate" in the case of the Class S Certificates and the Class B Certificates, over (ii) the amount of interest accrued on such Class of Certificates at the related Net WAC Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate in the case of the Class A Certificates and the Mezzanine Certificates (other than the Class B Certificates), or the applicable fixed rate set forth in the definition of "Pass-Through Rate" in the case of the Class S Certificates or the Class B Certificates, as the case may be, in each case for such Distribution Date and for such Accrual Period.

                  "Net WAC Rate Carryover Reserve Account": The reserve fund established and maintained pursuant to Section 3.28.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes issued by a trust or other entity, the principal assets of which include the Class C Certificates, the Class P Certificates or the Residual Certificates.

                  "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Notional Amount": Immediately prior to any Distribution Date (on or before the 30th Distribution Date), with respect to the Class S-1 Certificates, an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S1 immediately prior to such Distribution Date. Immediately prior to any Distribution Date, with respect to the Class S-2 Certificates, an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S2 immediately prior to such Distribution Date. Immediately prior to any Distribution Date, with respect to the Class C Interest and the Class C Certificates, the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interests MT-S1(1), MT-S1(2), MT-S1(3), MT-S2(1), MT-S2(2) and MT-S2(3)).

                  "Offered Certificates": The Class A-2 Certificates, the Class S-2 Certificates and the Mezzanine Certificates (other than the Class B Certificates) offered to the public pursuant to the Prospectus Supplement.

                  "Offering Circular": The Offering Circular Supplement dated July 19, 2002, together with the Offering Circular dated December 1, 1999, relating to Freddie Mac's Structured Pass- Through Certificates, Series T-044.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries or Servicing Officers of the Master Servicer, the Originator or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee and the Guarantor, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or
(b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the Master Servicer or the NIMS Insurer may opt to terminate the Trust Fund pursuant to Section 10.01.

                  "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Interest, the Class C Certificates, the Class P Interest and the Class P Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

                  "Original Notional Amount": With respect to the Class S-1 Certificates, $37,500,000. With respect to the Class S-2 Certificates, $25,000,000. With respect to the Class C Interest and the Class C Certificates, $625,000,000.

                  "Original Group I Pre-Funded Amount": The amount deposited by the Depositor in the Group I Pre-Funding Account on the Closing Date, which amount is $93,720,801.58.

                  "Original Group II Pre-Funded Amount": The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date, which amount is $58,316,738.91.

                  "Original Pre-Funded Amounts": The Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount.

                  "Originator": Option One Mortgage Corporation, a California corporation, or its successor in interest, in its capacity as originator under the Mortgage Loan Purchase Agreements.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such Distribution Date).

                  "Overcollateralization Floor": With respect to the Class A-1 Certificates, $1,875,000. With respect to the Class A-2 Certificates, $1,250,000. With respect to the Mezzanine Certificates, $3,125,000.

                  "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, $3,125,000.

                  "Overcollateralized Amount": For any Distribution Date, is the amount, equal to (i) the sum of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any funds on deposit in the Pre-Funding Accounts on the related Determination Date minus (ii) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate":

                  With respect to the Class A Certificates and the Mezzanine Certificates (other than the Class B Certificates) and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Pool Net WAC Rate for such Distribution Date.

                  With respect to the Class S-1 Certificates and the Class S-2 Certificates, a per annum rate equal to the lesser of (A) 6.00% for the 1st Distribution Date through the 10th Distribution Date, 4.50% for the 11th Distribution Date through the 20th Distribution Date, 2.50% for the 21st Distribution Date through the 30th Distribution Date and 0.00% thereafter and
(B) the related Net WAC Rate for such Class for such Distribution Date; provided, however, for federal income tax purposes and under the REMIC Provisions, (A) the Class S-1 Certificates and the Class S-2 Certificates will not have a Pass-Through Rate and (B) the Monthly Interest Distributable Amount for the Class S-1 Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC 2 Regular Interests MT-S1(1), MT-S1(2) and MT-S1(3) for such Distribution Date and the Monthly Interest Distributable Amount for the Class S-2 Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC 2 Regular Interests MT-S2(1), MT-S2(2) and MT-S2(3) for such Distribution Date.

                  With respect to the Class B Certificates and any Distribution Date, the lesser of (x) 6.80% per annum and (y) the Pool Net WAC Rate for such Distribution Date.

                  With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (I) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 MT-S1(1), MT-S1(2), MT-S1(3), MT-S2(1), MT-S2(2) and MT-S2(3)). For
purposes of calculating the Pass-Through Rate for the Class C Interest, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-AA;

                  (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-A1;

                  (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-A2;

                  (D) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest Mt-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M1;

                  (E) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M2;

                  (F) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M3;

                  (G) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M4;

                  (H) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-B; and

                  (I) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-ZZ.

                  With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate.

                  "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

                  "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or initial Notional Amount of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals 100%.

                  "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of S&P, if rated by S&P, the highest available rating category of Moody's, if rated by Moody's and the highest rating category of Fitch, if rated by Fitch, and provided that each such investment has an original maturity of no more than 365 days; (B) any other demand or time deposit or deposit which is fully insured by the FDIC; and (C) Freddie Mac participation certificates and other Freddie Mac guaranteed mortgage-backed securities with a remaining term to maturity of no more than 365 days;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P, rated A2 or higher by Moody's and rated F-1+ or higher by Fitch, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C), be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds registered under the Investment Company Act of 1940, including funds managed or advised by the Trustee or an affiliate of the Trustee, such money market fund having a rating by at least one of S&P and Moody's and (a) a rating by S&P of "AAA" if rated by S&P, (b) a rating by Moody's of "Aaa" if rated by Moody's and (c) a rating by Fitch of "AAA" if rated by Fitch; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Guarantor and the NIMS Insurer;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                  "Pool Balance": As of any date of determination, the aggregate principal balance of the Mortgage Loans in both Loan Groups as of such date.

                  "Pool Net WAC Rate": A per annum rate (but not less than zero) equal to the weighted average of:

                  (a) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT1 for such Distribution Date weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1;

                  (b) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT1-PF for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-PF;

                  (c) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT2 for such Distribution Date weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2;

                  (d) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT2-PF for such Distribution Date weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2-PF;

                  (e) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interests LT-S1 for such Distribution Date over (ii) (A) in the case of the 1st Distribution Date through the 10th Distribution Date, 6.00% per annum,
         (B) in the case of the 11th Distribution Date through the 20th Distribution Date, 4.50% per annum, (C) in the case of the 21st Distribution Date through the 30th Distribution Date, 2.50% per annum and (D) in the case of any Distribution Date thereafter, 0.00% per annum, weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S1;

                  (f) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT-S2 for such Distribution Date over (ii) (A) in the case of the 1st Distribution Date through the 10th Distribution Date, 6.00% per annum,
         (B) in the case of the 11th Distribution Date through the 20th Distribution Date, 4.50% per annum, (C) in the case of the 21st Distribution Date through the 30th Distribution Date, 2.50% per annum and (D) in the case of any Distribution Date thereafter, 0.00% per annum, weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S2; and

                  (g) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT-P for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-P.

                  "Pre-Funding Accounts": The Group I Pre-Funding Account and the Group II Pre- Funding Account.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall be prepared by the Originator and set forth the following information with respect to each Prepayment Charge:

                (i)        the Mortgage Loan identifying number;

               (ii)        a code indicating the type of Prepayment Charge;

              (iii)        the state of origination of the related Mortgage
                           Loan;

               (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                (v)        the term of the related Prepayment Charge; and

               (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan).

                  The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Master Servicer to the NIMS Insurer and the Guarantor.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on July 1, 2002) and ending on the Determination Date of the calendar month in which such Distribution Date occurs.

                  "Prime Rate": The prime rate of United States money center commercial banks as published in The Wall Street Journal.

                  "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, MINUS all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) the Group I Principal Remittance Amount and
(ii) the Group II Principal Remittance Amount.

                  "Prospectus Supplement": That certain Prospectus Supplement dated July 19, 2002 relating to the public offering of the Offered Certificates.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to

Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the NIMS Insurer, the Guarantor or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Insurer": Any insurance company acceptable to Freddie Mac.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreements which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, have the same Index as the Deleted Mortgage Loan and have the same Adjustment Date frequency after the first Adjustment Date as the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be current as of the date of substitution and have not been 30 or more days delinquent since origination, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to- Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) with respect to any Group I Mortgage Loan, have an original Principal Balance within the loan limits prescribed by Freddie Mac for one- to four-family residential mortgage loans, (xiii) have a Prepayment Charge provision at least equal to the Prepayment Charge provision of the Deleted Mortgage Loan, (xiv) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreements applicable to the Deleted Mortgage Loan, (xv) have the same Due Date as the Deleted Mortgage Loan,
(xvi) not be a Convertible Mortgage Loan unless that Deleted Mortgage Loan was a Convertible Mortgage Loan and (xvii) be approved by the Guarantor. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses
(ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  Notwithstanding the foregoing, within 90 days following the Startup Day, the Depositor, with the consent of the Guarantor and the NIMS Insurer, shall be permitted to substitute Mortgage Loans with a Principal Balance not to exceed 1.00% of the sum of the Cut-off Date Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amounts, so long as the conditions set forth in Section 2.10(c) are met.

                  "Rating Agency or Rating Agencies": Moody's, Fitch and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and acceptable to the Guarantor, notice of which designation shall be given to the Trustee and Master Servicer.

                  "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

                  "Record Date": With respect to (i) the Class S Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates and the Mezzanine Certificates (other than the Class B Certificates), the Close of Business on the Business Day immediately preceding the related Distribution Date; PROVIDED, HOWEVER, that following the date on which Definitive Certificates for a Class A-2 Certificate or a Mezzanine Certificate are available pursuant to Section 5.02(c), the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

                  "Regular Certificate": Any of the Class A Certificates, Class S Certificates, Mezzanine Certificates, Class C Certificates or Class P Certificates.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreements (including any security interest created thereby), (v) the obligations of the Guarantor to the Holders of the Guaranteed Certificates under the Guarantee and (vi) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Interest Coverage Accounts, Pre-Funding Accounts, the Net WAC Rate Carryover Reserve Account, the Initial Deposit Accounts, the Excess Net WAC Rate Reserve Fund, any Master Servicer Prepayment Charge Payment Amounts or any Subsequent Mortgage Loan Interest.

                  "REMIC 1 Regular Interest LT1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT1-PF": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-PF shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT2-PF": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2-PF shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal,


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



subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT-S1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-S1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT-S2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-S2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT-P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-P shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT1-PF, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT2-PF, REMIC 1 Regular Interest LT-S1, REMIC 1 Regular Interest LT-S2, and REMIC 1 Regular Interest LT-P.

                  "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as Holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and the amount on deposit in the Group I Pre- Funding Account and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MT-AA minus the Marker Rate, divided by (b) 12.

                  "REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and the amounts on deposit in the Pre- Funding Accounts and
(ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC


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



2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4, REMIC 2 Regular Interest MT-B, and REMIC 2 Regular Interest MT-ZZ and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest MT-AA and REMIC 2 Regular Interest MT-P).

                  "REMIC 2 Overcollateralization Target Amount": 1% of the Overcollateralization Target Amount.

                  "REMIC 2 Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interests MT-S1(1), MT-S1(2), MT-S1(3), MT-S2(1), MT-S2(2) and MT- S2(3)) minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4 and REMIC 2 Regular Interest MT-B in each case as of such date of determination.

                  "REMIC 2 Regular Interest MT-AA": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-AA shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-A1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-A2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-M1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-M2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC

2. REMIC 2 Regular Interest MT-M2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-M3": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M3 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-M4": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M4 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-ZZ shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-P": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-P shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest MT-S1(1)": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-S1(1) shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.



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



                  "REMIC 2 Regular Interest MT-S1(2)": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-S1(2) shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

                  "REMIC 2 Regular Interest MT-S1(3)": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-S1(3) shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

                  "REMIC 2 Regular Interest MT-S2(1)": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-S2(1) shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

                  "REMIC 2 Regular Interest MT-S2(2)": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-S2(2) shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

                  "REMIC 2 Regular Interest MT-S2(3)": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-S2(3) shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

                  "REMIC 2 Regular Interests": REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4, REMIC 2 Regular Interest MT-B, REMIC 2 Regular Interest MT-ZZ, REMIC 2 Regular Interest MT-S1(1), REMIC 2 Regular Interest MT-S1(2), REMIC 2 Regular Interest MT-S1(3), REMIC 2 Regular Interest MT-S2(1), REMIC 2 Regular Interest MT-S2(2), REMIC 2 Regular Interest MT-S2(3) and REMIC 2 Regular Interest MT-P.

                  "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 4": The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the

Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to
Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 5": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interests": The REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the Class C Interest and the Class P Interest.

                  "Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee, the Guarantor and the NIMS Insurer pursuant to
Section 4.04.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Freddie Mac eligible condominium project,
(iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                  "Residual Certificates": The Class R Certificates and the Class R-X Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Seller": Any one or all of: (i) Option One Mortgage Corporation, a California corporation or (ii) Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2 and/or Option One Owner Trust 2002-3, each a Delaware business trust.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate":  0.50% per annum.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Standard": Shall mean the standards set forth in
Section 3.01.

                  "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans in accordance with this Agreement.

                  "Special Sub-Servicer": Litton Loan Servicing LP, a Delaware limited partnership, in its capacity as Special Sub-Servicer of the Specially Serviced Mortgage Loans.

                  "Specially Serviced Mortgage Loan": As defined in the Special Sub-Servicing Agreement.

                  "Special Sub-Servicing Agreement": The Special Sub-Servicing Agreement, dated the Closing Date, among the Master Servicer, the Special Sub-Servicer and Credit-Based Asset Servicing and Securitization LLC, as accepted and agreed by the Guarantor, the NIMS Insurer and as acknowledged by the Trustee, regarding the servicing of the Specially Serviced Mortgage Loans by the Special Sub-Servicer, substantially in the form attached hereto as Exhibit T.

                  "Startup Day": As defined in Section 9.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, as applicable), as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date (or Subsequent Cut-off Date, as applicable), to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date (or Subsequent Cut-off Date, as applicable), to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stepdown Date": The earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date occurring in August 2005 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 38.00%. The Overcollateralization Target Amount will not be permitted to "step down" on the Stepdown Date or on any other date.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the later of (i) first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

                  "Subsequent Group I Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group I.

                  "Subsequent Group II Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group II.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.10, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Mortgage Loan Interest": Any amount constituting a monthly payment of interest received or advanced at the Net Mortgage Rate (adjusted for the payments of the Guarantee Fee and the Trustee Fee) with respect to a Group I Subsequent Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 2.87439% per annum and any amount constituting a monthly payment of interest received or advanced at the Net Mortgage Rate (adjusted for the payment of the Trustee Fee) with respect to a Group II Subsequent Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 2.8987% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class C Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any Trust REMIC.

                  "Subsequent Mortgage Loan Purchase Agreements": The agreements among the Depositor, the Originator and the Seller, regarding the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit R, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

                  "Sub-Servicer": Any Person with which either Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

                  "Sub-Servicing Agreement": The written contract between either Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Substitution Adjustment": As defined in Section 2.03(d) hereof.

                  "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 10.01(a) hereof.

                  "Three Month Rolling Delinquency Percentage": With respect to the Mortgage Loans and any Distribution Date, the average for the three most recent calendar months of the fraction, expressed as a percentage, the numerator of which is (x) the sum (without duplication) of the aggregate of the Principal Balances of all Mortgage Loans that are (i) 60 or more days Delinquent,


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(ii) in bankruptcy and 60 or more days Delinquent, (iii) in foreclosure and 60 or more days Delinquent or (iv) REO Properties, and the denominator of which is
(y) the sum of the Principal Balances of the Mortgage Loans, in the case of both
(x) and (y), as of the Close of Business on the last Business Day of each of the three most recent calendar months.

                  "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date if:

                  (a) the percentage obtained by dividing (x) the principal amount of Mortgage Loans Delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 45.00% of the Credit Enhancement Percentage or

                  (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date plus the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:



     DISTRIBUTION DATE OCCURRING IN              PERCENTAGE
     ------------------------------              ----------
August 2005 through July 2006                       3.00%
August 2006 through July 2007                       4.00%
August 2007 through July 2008                       4.75%
August 2008 through July 2009                       5.25%
August 2009 and thereafter                          5.50%

                  "Trust": Option One Mortgage Loan Trust 2002-5, the trust created hereunder.

                  "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5, the Interest Coverage Accounts, the Pre-Funding Accounts, the Net WAC Rate Carryover Reserve Account, the Initial Deposit Accounts and the Excess Net WAC Rate Reserve Fund.

                  "Trust REMICs": REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC
5.

                  "Trustee": Wells Fargo Bank Minnesota, National Association, a national banking association, or any successor trustee appointed as herein provided.

                  "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 4.01 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Principal Balance of the Mortgage Loans and any REO Properties (after giving effect to scheduled payments of principal due during the Due Period relating to the


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



previous Distribution Date, to the extent received or advanced) and any amount in the Pre-Funding Accounts as of the first day of the calendar month prior to the month of such Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  "Trustee Fee Rate":  0.0065% per annum.

                  "Trustee Remittance Report": As defined in Section 4.09(a).

                  "Trustee Reporting Date": With respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

                  "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass- Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

                  "Uncertificated Notional Amount": With respect to any date of determination, the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S1 or REMIC 1 Regular Interest LT-S2, as applicable, for such Distribution Date.

                  "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate and Uncertificated REMIC 2 Pass-Through Rate.

                  "Uncertificated Principal Balance": With respect to each REMIC Regular Interest (other than REMIC 2 Regular Interests MT-S1(1), MT-S1(2), MT-S1(3), MT-S2(1), MT-S2(2) and MT-S2(3)), the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC 2 Regular Interests MT-S1(1), MT-S1(2), MT-S1(3), MT-S2(1), MT-S2(2) and MT- S2(3)) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-ZZ shall be increased by interest deferrals as provided in Section 4.08. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Interest then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero. REMIC 2 Regular Interests MT-S1(1), MT-S1(2), MT-S1(3), MT-S2(1), MT-S2(2) and MT-S2(3) will not have Uncertificated Principal Balances.



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



                  "Uncertificated REMIC 1 Pass-Through Rate": With respect to the REMIC I Regular Interests, the weighted average of the Adjusted Net Mortgage Rates (less the Adjusted 30/360 Guarantee Fee Rate) of the Initial Mortgage Loans for such Distribution Date; provided, however, (x) with respect to REMIC 1 Regular Interest LT1-PF, (i) for the first three Distribution Dates, 2.87439% and (ii) for each Distribution Date thereafter, the weighted average of the Adjusted Net Mortgage Rates (less the Adjusted 30/360 Guarantee Fee Rate) of the Group I Mortgage Loans for such Distribution Date and (y) with respect to REMIC 1 Regular Interest LT2-PF, (i) for the first three Distribution Dates, 2.8987% and (ii) for each Distribution Date thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans for such Distribution Date.

                  "Uncertificated REMIC 2 Pass-Through Rate":

                  (A) With respect to REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4, REMIC 2 Regular Interest MT-B and REMIC 2 Regular Interest MT-P for such Distribution Date the Pool Net WAC Rate;

                  (B) With respect to REMIC 2 Regular Interest MT-S1(1) and the first 30 Distribution Dates, 2.50%, and with respect to REMIC 2 Regular Interest MT-S1(1) and any Distribution Date thereafter, 0.00% per annum;

                  (C) With respect to REMIC 2 Regular Interest MT-S1(2) and the first 20 Distribution Dates, 2.00%, and with respect to REMIC 2 Regular Interest MT-S1(2) and any Distribution Date thereafter, 0.00% per annum;

                  (D) With respect to REMIC 2 Regular Interest MT-S1(3) and the first 10 Distribution Dates, 1.50%, and with respect to REMIC 2 Regular Interest MT-S1(3) and any Distribution Date thereafter, 0.00% per annum;

                  (E) With respect to REMIC 2 Regular Interest MT-S2(1) and the first 30 Distribution Dates, 2.50%, and with respect to REMIC 2 Regular Interest MT-S2(1) and any Distribution Date thereafter, 0.00% per annum;

                  (F) With respect to REMIC 2 Regular Interest MT-S2(2) and the first 20 Distribution Dates, 2.00%, and with respect to REMIC 2 Regular Interest MT-S2(2) and any Distribution Date thereafter, 0.00% per annum; and

                  (G) With respect to REMIC 2 Regular Interest MT-S2(3) and the first 10 Distribution Dates, 1.50%, and with respect to REMIC 2 Regular Interest MT-S2(3) and any Distribution Date thereafter, 0.00% per annum.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.


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



                  "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  "Unpaid Interest Shortfall Amount": With respect to the Certificates (other than the Class C Certificates, the Class P Certificates and the Residual Certificates) and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period. Because the Monthly Interest Distributable Amount for any Class of Certificates, by definition, is limited to interest on such Class at the Pass-Through Rate thereon, any Net WAC Rate Carryover Amount, by definition, will not be included within any Unpaid Interest Shortfall Amount with respect to the Class A Certificates, the Class S Certificates or the Mezzanine Certificates.

                  "Value": With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

         (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than 10% lower than the value thereof, in the case of a Mortgaged Loan with a Loan- to-Value Ratio less than or equal to 80%, or more than 5% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than 80%, as determined by the appraisal referred to in clause (i)(a) above; and

         (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced


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



                  Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property) or a Mortgage Loan originated in connection with a "lease option purchase" if the "lease option purchase price" was set 12 months or more prior to origination, such value of the Mortgaged Property is based solely upon clause (i) above.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 97% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class S Certificates shall have 1% of the Voting Rights, the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; PROVIDED, HOWEVER that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class. Notwithstanding any of the foregoing, on any date on which any Guaranteed Certificates are outstanding or any amounts are owed to the Guarantor under this Agreement, all of the Voting Rights allocated to the Guaranteed Certificates shall be vested in the Guarantor.

                  SECTION 1.02.             Accounting.

                  Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                  SECTION 1.03.             Allocation of Certain Interest
                                            Shortfalls.

                  For purposes of calculating the amount of the Monthly Interest Distributable Amount for each of the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates, the Class S Certificates and the Mezzanine Certificates, on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one


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



month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Group I Mortgage Loans, first, to REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1-PF and then to REMIC 1 Regular Interest LT-S1, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated first, to REMIC 1 Regular Interest LT1 and then to REMIC 1 Regular Interest LT-S1, and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-PF and (ii) with respect to the Group II Mortgage Loans, first, to REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT2-PF and then to REMIC 1 Regular Interest LT-S2, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated first, to REMIC 1 Regular Interest LT2 and then to REMIC 1 Regular Interest LT-S2, and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2-PF.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of (i) the Group I Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest MT-AA and REMIC 2 Regular Interest MT-ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4, REMIC 2 Regular Interest MT-B and REMIC 2 Regular Interest MT-ZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 2 Regular Interest and (ii) the Group II Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest MT-AA and REMIC 2 Regular Interest MT-ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest Mt-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4, REMIC 2 Regular Interest MT-B and REMIC 2 Regular Interest MT-ZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 2 Regular Interest.



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                  SECTION 1.04.             Rights of the NIMS Insurer and the
                                            Guarantor.

                  (a) Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) the notes issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                  (b) Notwithstanding anything to the contrary anywhere in this Agreement, all rights and benefits of the NIMS Insurer hereunder shall permanently terminate upon the later to occur of (A) such time as the notes insured by the NIMS Insurer shall no longer be outstanding and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer in respect of its guarantee of payment on such notes.

                  (c) The rights of the NIMS Insurer or the Guarantor referenced in Sections 3.02(a), 3.03, 6.04, 7.01, 7.02(a) and 7.03 of this Agreement shall be applied as follows:

                  (i) In the event that the Class M-2 Certificates are rated by two of three Rating Agencies as follows: at least "A" (in the case of Fitch and/or S&P) or "A2" (in the case of Moody's), the NIMS Insurer shall have the right to act, after consultation with the Guarantor;

                  (ii) In the event that (x) the rating of the Class M-2 Certificates is reduced by two of the three Rating Agencies to less than "A" or "A2" and (y) the Class M-3 Certificates, the Class M-4 Certificates and the Class B Certificates have an aggregate Certificate Principal Balance greater than zero and/or the Overcollateralized Amount is greater than zero, the NIMS Insurer and the Guarantor each shall have the right to act, upon the receipt of the reasonable consent of the other; and

                  (iii) In the event that (x) the rating of the Class M-2 Certificates is reduced by two of the three Rating Agencies to less than "A" or "A2" and (y) the Class M-3 Certificates, the Class M-4 Certificates and the Class B Certificates have no aggregate Certificate Principal Balance and the Overcollateralized Amount is equal to zero, the Guarantor shall have the sole right to act.

                  The NIMS Insurer and the Guarantor shall promptly consult each other with regard to the rights referred to in this sub-section. If this consultation would create a delay that would have a material adverse effect on this Agreement, each party may act individually with respect to their rights and consult with the other party after such action has been taken. Any consents required between the NIMS Insurer and the Guarantor shall not be unreasonably withheld or delayed.


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                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.             Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders and the Guarantor all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreements, (v) the Original Pre-Funded Amounts, (vi) all other assets included or to be included in the Trust Fund, (vii) the Initial Deposit and (viii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Master Servicer after the Cut-off Date with respect to the Mortgage Loans.

                  In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned and the Originator, on behalf of the Depositor, shall, in accordance with Section 2.10, deliver or caused to be delivered to the Trustee with respect to each Subsequent Mortgage Loan, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File") :

                  (i) the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; PROVIDED, HOWEVER, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date or Subsequent Cut-off Date, as applicable;

                  (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of


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



         attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or
         (B) to "Wells Fargo Bank Minnesota, National Association, as Trustee for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5, without recourse";

                  (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

                  (v) the original or a certified copy of lender's title insurance policy; and

                  (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Depositor does hereby deliver to, and deposit with the Trustee, the Initial Deposit, the Interest Coverage Amounts, the Original Pre-Funded Amounts and $1,000 cash for deposit into the Net WAC Rate Carryover Account, for the uses and purposes set forth herein, and the Trustee hereby acknowledges receipt of the same. The Depositor shall, in accordance with
Section 2.10, deliver or cause to be delivered to, and deposited with the Trustee or the Custodian the Mortgage File with respect to each Subsequent Mortgage Loan.

                  If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date (or Subsequent Closing Date, with respect to Subsequent Mortgage Loans), of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Originator shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company or an original attorney's opinion of title, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Originator or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.



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                  Upon discovery or receipt of notice of any materially
defective document in, or that a document is missing from, a Mortgage File, the Originator shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Originator does not cure such defect or deliver such missing document within such time period, the Originator shall either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03.

                  The Originator shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded. The Originator shall be required to deliver such Assignments for recording within 90 days of the Closing Date (or Subsequent Transfer Date, with respect to a Subsequent Mortgage Loan). The Originator shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, the Depositor need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the NIMS Insurer, the Guarantor, the Trustee and the Rating Agencies on or before the Closing Date, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; PROVIDED, HOWEVER, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) if the Originator is not the Master Servicer and with respect to any one Assignment the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more Delinquent. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Depositor shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Master Servicer, and if the Master Servicer fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust.

                  In the event that any Mortgage Note is endorsed in blank as of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), within forty-five (45) days of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) the Originator shall cause to be completed such endorsements "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5, without recourse. "



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                  The Depositor herewith delivers to the Trustee and the
Guarantor an executed copy of the Mortgage Loan Purchase Agreements.

                  The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, an Officers' Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

                  SECTION 2.02.             Acceptance of REMIC 1 by Trustee.

                  Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "REMIC 1" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders and the Guarantor.

                  The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor, the Guarantor and the NIMS Insurer on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

                  The Trustee agrees, for the benefit of the Certificateholders and the Guarantor, to review (or to cause the Custodian to review) each Mortgage File within 45 days after the Closing Date, with respect to each Initial Mortgage Loan or 45 days after the Subsequent Transfer Date, with respect to each Subsequent Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders and the Guarantor, to certify to the Depositor, the Master Servicer, the Guarantor and the NIMS Insurer in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Initial Mortgage Loan and the Subsequent Transfer Date,


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with respect to each Subsequent Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant
Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (2) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the date that is 180 days following the date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Master Servicer, the Guarantor and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Originator the Depositor, the Guarantor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Originator, the Depositor, the Guarantor, the NIMS Insurer or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Mortgage Loan Purchase Agreements in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders or the Guarantor in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and the Guarantor and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator.


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                  (a) Upon discovery or receipt of written notice of any
materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreements or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Guarantor (it being understood that with respect to the representations and warranties set forth in (xl) through (xliii) of Exhibit A to the Mortgage Loan Purchase Agreements, a breach of any such representation shall be deemed to materially adversely affect the interests of the Guarantor), the Trustee shall promptly notify the Originator, the NIMS Insurer, the Guarantor and the Master Servicer of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator's obligation under the Mortgage Loan Purchase Agreements and cause the Originator to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)); PROVIDED that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Originator shall have commenced to cure such breach within such 90 day period, the Originator shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreements. The Purchase Price for the repurchased Mortgage Loan shall be delivered by the Originator to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Originator the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Originator may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Guarantor.

                  (b) The Originator indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Guarantor, the NIMS Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Guarantor, the NIMS Insurer and any Certificateholder may sustain in connection with any actions of the Originator relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03, to the extent that any such action causes (a) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section


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860G(d)(l) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06 which materially and adversely affects the interests of the Certificateholders or the Guarantor in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

                  (d) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.05 which materially and adversely affects the interests of the Certificateholders or the Guarantor in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (e) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Master Servicer, the Guarantor and the NIMS Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Master Servicer, the Guarantor and the NIMS Insurer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Originator shall give or cause to be given written notice to the Guarantor not less than 10 Business Days prior to the related Determination Date of its intention to effect such substitution, and if such notice from the Originator to the Guarantor shall contain all information that the Guarantor may require to conduct its due diligence evaluation of each mortgage loan proposed to be substituted (including the complete and final data file of each such mortgage loan), then the Guarantor shall grant or withhold its approval of the mortgage loans proposed to be substituted not less than 3 Business Days prior to such Determination Date. The Originator shall give or cause to be given written notice to the Certificateholders, the Guarantor and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution


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of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Guarantor, the NIMS Insurer and the Trustee. Upon such substitution by the Originator, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreements, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreements as of the date of substitution.

                  For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Originator will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Originator shall obtain at its own expense and deliver to the Trustee, the Guarantor and the NIMS Insurer an Opinion of Counsel, to be delivered not less than 10 Business Days prior to the related Determination Date, to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (f) Upon discovery by the Originator, the Master Servicer, the Guarantor, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the Originator if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the Mortgage Loan Purchase Agreements or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released


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pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04. Representations and Warranties of the Originator with Respect to the Mortgage Loans.

                  The Originator hereby represents and warrants to the Guarantor and the Trustee for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

                  (a) The representations and warranties made by the Originator pursuant to Section 3.01 of the Mortgage Loan Purchase Agreements are hereby being made to the Guarantor and the Trustee for the benefit of the Certificateholders and are true and correct as of the Closing Date or as of such other date specifically provided therein.

                  (b) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Originator or the Master Servicer modifying such Mortgagor's obligation to make payments under such Mortgage Loan applied the Originator's or the Master Servicer's underwriting standards or reflected a good faith assessment of such Mortgagor's ability to repay the modified Mortgage Loan.

                  With respect to the representations and warranties set forth or referred to in this Section 2.04 that are made to the best of the Originator's knowledge or as to which the Originator has no knowledge, if it is discovered by the Depositor, the Guarantor, the Originator, the Master Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders or the Guarantor then, notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Guarantor notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Guarantor, the NIMS Insurer, the Master Servicer, the Originator or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders or the Guarantor, the party discovering such breach shall give prompt written notice to the other parties and the Guarantor, and in no event later than two Business Days from the date of such discovery. Within 90 days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Originator shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Originator shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, in accordance with
Section 2.03. It is understood and agreed that the obligations of the Originator set


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forth in Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreements constitute the sole remedies available to the Certificateholders, the Guarantor or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04. The Originator represents that the Originator's obligations with respect to the representations and warranties in Sections 2.04 and 2.10 of this Agreement are guaranteed by Block Financial Corporation and H&R Block, Inc.

                  SECTION 2.05. Representations, Warranties and Covenants of the Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trustee and the Guarantor, for the benefit of each of the Trustee, the Guarantor and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

                  (iii) The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid,


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         legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

                  (v)      [Reserved]

                  (vi) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vii) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Master Servicer that might prohibit or materially and adversely affect the performance by such Master Servicer of its obligations under, or validity or enforceability of, this Agreement, or
         (B)may result in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or (C) may result in any material liability on the part of the Master Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

                  (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee or the Guarantor by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except to the extent that any such information, statement or report has been corrected or superseded in writing by the Master Servicer as of the Closing Date, it being understood (i) that the Master Servicer has delivered no certificate of an officer prior to the Closing Date and (ii) that any representations, warranties and indemnifications as to the accuracy and completeness of the Information Circular or the Prospectus Supplement made by Option One Mortgage Corporation in agreements and Officers' Certificates delivered by Option One Mortgage Corporation on the Closing Date in connection with the transactions contemplated by this Agreement shall be interpreted such that the information in the Information Circular and the Prospectus Supplement is deemed to correct and/or supersede as of the Closing Date, within the meaning of this parenthetical, any information, statement or report delivered by the Master Servicer to the Trustee or the Guarantor prior to the Closing Date that is inconsistent with the information in the Information Circular or the Prospectus Supplement or that was omitted from such information, statement or report delivered prior to the Closing Date);

                  (ix) The information set forth in the Prepayment Charge Schedule (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that


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         the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectibility thereof may be limited due to acceleration in connection with a foreclosure) under applicable state law;

                  (x) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01; and

                  (xi) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") on a monthly basis.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Guarantor and the Certificateholders. Upon discovery by any of the Depositor, the Guarantor, the NIMS Insurer, the Master Servicer, the Originator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders or the Guarantor, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Originator, the Guarantor, the NIMS Insurer and the Trustee.

                  Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer set forth in Sections 2.05(ix) or 2.05(x) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: (a) if the representation made by the Master Servicer in Section 2.05(ix) above is breached and a Principal Prepayment has occurred in the applicable Prepayment Period or if a change of law subsequent to the Closing Date limits the enforceability of a Prepayment Charge (other than in the circumstances provided in Section 2.05(ix) above), the Master Servicer must pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account, net of any amount previously collected by the Master Servicer and paid by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge; and (b) if any of the covenants made by the Master Servicer in Section 2.05(x) above is breached, the Master Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Guarantor, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreements, respecting a breach of the representations, warranties and covenants of the Originator contained in the Mortgage Loan Purchase Agreements.



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                  The Master Servicer represents that the Master Servicer's
obligations with respect to the representations and warranties in Section 2.05 of this Agreement are guaranteed by Block Financial Corporation and H&R Block, Inc.

                  SECTION 2.06.             Representations and Warranties of
                                            the Depositor.

                  The Depositor represents and warrants to the Guarantor and the Trustee on behalf of the Certificateholders as follows:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject,


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         nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.07.             Representations and Warranties of
                                            the Originator.

                  The Originator hereby represents and warrants to the Guarantor and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Originator is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Originator is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on
         (a) its business, properties, assets or condition (financial or other),
         (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.



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                  (ii) The Originator has the power and authority to make,
         execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Originator's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of provisions of this Agreement, if any, which purport to provide indemnification from securities laws liabilities.

                  (iii) The Originator holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

                  (iv) The execution, delivery and performance of this Agreement by the Originator will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Originator or any of its properties or any provision of its articles of incorporation or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

                  (v) The transactions contemplated by this Agreement are in the ordinary course of the Originator's business.

                  (vi) The Originator is not insolvent, nor is the Originator aware of any pending insolvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Originator aware of any pending insolvency of the Seller.

                  (vii) The Originator is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Originator's condition (financial or otherwise) or operations or any of the Originator's properties, or materially and adversely affect the performance of any of its duties hereunder.



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



                  (viii) There are no actions or proceedings against, or investigations of, the Originator pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal
         (i) that, if determined adversely, would prohibit the Originator from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Originator's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

                  (ix) The Originator did not transfer the Mortgage Loans to the Seller and the Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

                  (x) Each of the Originator and the Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

                  (xi) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator to the Seller and by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (xii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee or the Guarantor by the Originator in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except to the extent that any such information, statement or report has been corrected or superseded in writing by the Originator as of the Closing Date, it being understood (i) that the Originator has delivered no certificate of an officer prior to the Closing Date and (ii) that any representations, warranties and indemnifications as to the accuracy and completeness of the Information Circular or the Prospectus Supplement made by Option One Mortgage Corporation in agreements and Officers' Certificates delivered by Option One Mortgage Corporation on the Closing Date in connection with the transactions contemplated by this Agreement shall be interpreted such that the information in the Information Circular and the Prospectus Supplement is deemed to correct and/or supersede as of the Closing Date, within the meaning of this parenthetical, any information, statement or report delivered by the Originator to the Trustee or the Guarantor prior to the Closing Date that is inconsistent with the information in the Information Circular or the Prospectus Supplement or that was omitted from such information, statement or report delivered prior to the Closing Date).

                  SECTION 2.08.             Covenants of the Originator.

                  The Originator hereby covenants that neither the Originator nor the Seller will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Originator will notify the Trustee, as assignee of the Depositor, the Guarantor and the NIMS Insurer of the existence of any lien on any Mortgage


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



Loan immediately upon discovery thereof, and the Originator will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Originator or the Seller.

                  SECTION 2.09. Negative Covenants of the Trustee and the Master Servicer.

                  Except as otherwise expressly permitted by this Agreement, the Trustee and the Master Servicer shall not cause the Trust Fund to:

                  (i) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund;

                  (ii) dissolve or liquidate the Trust Fund in whole or in part;

                  (iii) engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

                  (iv) incur, create or assume any indebtedness for borrowed money;

                  (v) voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

                  (vi) merge, convert or consolidate with any other Person.


                  SECTION 2.10.             Conveyance of the Subsequent
                                            Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee, the Guarantor and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each


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Subsequent Mortgage Loan shall be delivered to the Trustee at least three
Business Days prior to the related Subsequent Transfer Date.

                  The purchase price paid by the Trustee from amounts released from the Group I Pre- Funding Account or the Group II Pre-Funding Account, as applicable, shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the related Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with
Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer to the Trustee for deposit in the Mortgage Pool the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee, the Guarantor, the NIMS Insurer and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Trustee, the Guarantor and the NIMS Insurer a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Originator shall have delivered a computer file containing such Mortgage Loan Schedule to the Trustee at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit R, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in an Adverse REMIC Event, as evidenced by an Opinion of Counsel delivered at the expense of the Depositor;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders or the Guarantor;

                  (vii) the Depositor shall have delivered to the Trustee, the Guarantor and the NIMS Insurer a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.10 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders and the


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         Guarantor all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreements, to the extent of the Subsequent Mortgage Loans;

                  (viii) with respect to the last Subsequent Transfer Date, the Depositor shall have delivered to the Trustee, the Guarantor and the NIMS Insurer a letter from an Independent accountant (with copies provided to each Rating Agency) stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics set forth in clauses (i) through (ix) of paragraph (c) below and to the characteristics set forth in paragraph (d) below;

                  (ix) the Depositor shall have delivered to the Trustee, the Guarantor and the NIMS Insurer an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the true sale of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans;

                  (x) the Depositor shall have furnished a preliminary non-binding list of Subsequent Mortgage Loans to the Guarantor and the NIMS Insurer ten Business Days prior to the Subsequent Transfer Date; and

                  (xi) the Depositor shall have received the written consent of the Guarantor and the consent of the NIMS Insurer to the transfer of such Subsequent Mortgage Loans.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months (or 180 months, in the case of any Balloon Mortgage Loan); (iii) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (iv) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (v) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 6.25% per annum or greater than 14.14% per annum; (vi) such Subsequent Mortgage Loan must have a first payment date occurring on or before October 1, 2002; (vii) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 3.50% per annum; (viii) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 12.10% per annum;
(ix) if the Subsequent Mortgage Loan is an Adjustable Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 6.10% per annum, (x) the Subsequent Mortgage Loan may not provide for negative amortization; (xi) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or the date of purchase, (xii) if the Subsequent Mortgage Loan is to be included in Loan Group I, such Subsequent Mortgage Loan will have an original Principal Balance within the dollar amount limits prescribed by Freddie Mac for conforming one- to four- family mortgage loans and (xiii) such Subsequent Mortgage Loan shall have been underwritten in


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accordance with the criteria set forth under "Option One Mortgage
Corporation--Underwriting Standards" in the Information Circular and the Prospectus Supplement.

                  (d) Following the purchase of any Subsequent Group I Mortgage Loan by the Trust, the Group I Mortgage Loans (including such Subsequent Group I Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of 6 months; (iii) will have a weighted average Mortgage Rate of not less than 8.803% per annum; (iv) will have a weighted average Loan- to-Value Ratio of not more than 79.50%; (v) will have a weighted average Gross Margin for the Adjustable-Rate Group I Mortgage Loans that is not less than 5.998% per annum; (vi) will have a weighted average Maximum Mortgage Rate for the Adjustable-Rate Group I Mortgage Loans of not less than 14.79% per annum; (vii) will have a weighted average Minimum Mortgage Rate for the Adjustable-Rate Group I Mortgage Loans of not less than 8.79% per annum; (viii) will have no Group I Mortgage Loan with a Principal Balance that does not conform to Freddie Mac loan limits; (ix) will be secured by Mortgaged Properties in any one state representing no more than 14.17% of the aggregate Principal Balance of the Group I Mortgage Loans; (x) will be secured by Mortgaged Properties in any one zip code representing no more than 0.50% of the aggregate Principal Balance of the Group I Mortgage Loans; (xi) will be secured by non-owner occupied Mortgaged Properties representing no more than 5.26% of the aggregate Principal Balance of the Group I Mortgage Loans; (xii) will be secured by two- to four-family Mortgaged Properties representing no more than 11.67% of the aggregate Principal Balance of the Group I Mortgage Loans; (xiii) will have a weighted average FICO score of the related mortgagor of not less than 593;
(xiv) will have a cash-out refinance loan purpose representing no more than 61.22% of the aggregate Principal Balance of the Group I Mortgage Loans; (xv) will have Prepayment Charge provisions with respect to no less than 82.54% of the aggregate Principal Balance of the Group I Mortgage Loans; (xvi) will have an Originator's risk grade of CC representing no more than 1.02% of the aggregate Principal Balance of the Group I Mortgage Loans; (xvii) will have an Originator's risk grade of C representing no more than 4.82% of the aggregate Principal Balance of the Group I Mortgage Loans; (xviii) will have an Originator's risk grade of B representing no more than 15.86% of the aggregate Principal Balance of the Group I Mortgage Loans; (xix) will have Group I Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 29.94% of the aggregate Principal Balance of the Group I Mortgage Loans; (xx) will have Group I Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 36.34% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxi) will have Group I Mortgage Loans with a Loan-to- Value Ratio at origination in excess of 90.00% representing no more than 10.87% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxii) will have Group I Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00% representing no more than 0.30% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxiii) will have been underwritten in accordance with the Originator's Full Documentation Program representing not less than 63.59% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxiv) will have been underwritten in accordance with the Originator's Stated Income Documentation Program representing not more than 35.95% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxv) will have been underwritten in accordance with the Originator's Mortgage Credit Only Program representing not more than 5.52% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxvi) with respect to the Adjustable-Rate Group I Mortgage Loans, approximately 94.67% of the aggregate Principal Balance thereof will have their first adjustment 2 years following


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their date of origination and the remainder of the Adjustable-Rate Group I
Mortgage Loans will have their first adjustment either six months or 3 years following their date of origination, (xxvii) will have an average prepayment period of 24.98 months, (xxviii) will have Fixed-Rate Group I Mortgage Loans representing no more than 12.76% of the aggregate Principal Balance of the Group I Mortgage Loans, (xxix) will have Balloon Mortgage Loans representing no more than 7.56% of the aggregate Principal Balance of the Fixed-Rate Group I Mortgage Loans and (xxx) will have second lien Group I Mortgage Loans representing no more than 5.78% of the aggregate Principal Balance of the Fixed-Rate Group I Mortgage Loans.

                  Following the purchase of any Subsequent Group II Mortgage Loan by the Trust, the Group II Mortgage Loans (including such Subsequent Group II Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of 6 months; (iii) will have a weighted average Mortgage Rate of not less than 8.677% per annum; (iv) will have a weighted average Loan-to-Value Ratio of not more than 79.69%; (v) will have a weighted average Gross Margin for the Adjustable- Rate Group II Mortgage Loans that is not less than 5.854% per annum; (vi) will have a weighted average Maximum Mortgage Rate for the Adjustable-Rate Group II Mortgage Loans of not less than 14.649% per annum; (vii) will have a weighted average Minimum Mortgage Rate for the Adjustable- Rate Group II Mortgage Loans of not less than 8.639% per annum;
(viii) [reserved]; (ix) will be secured by Mortgaged Properties in any one state representing no more than 20.16% of the aggregate Principal Balance of the Group II Mortgage Loans; (x) will be secured by Mortgaged Properties in any one zip code representing no more than 0.53% of the aggregate Principal Balance of the Group II Mortgage Loans; (xi) will be secured by non-owner occupied Mortgaged Properties representing no more than 3.99% of the aggregate Principal Balance of the Group II Mortgage Loans; (xii) will be secured by two- to four-family Mortgaged Properties representing no more than 8.15% of the aggregate Principal Balance of the Group II Mortgage Loans; (xiii) will have a weighted average FICO score of the related mortgagor of not less than 597; (xiv) will have a cash-out refinance loan purpose representing no more than 61.07% of the aggregate Principal Balance of the Group II Mortgage Loans; (xv) will have Prepayment Charge provisions with respect to no less than 79.73% of the aggregate Principal Balance of the Group II Mortgage Loans; (xvi) will have an Originator's risk grade of CC representing no more than 1.47% of the aggregate Principal Balance of the Group II Mortgage Loans; (xvii) will have an Originator's risk grade of C representing no more than 3.62% of the aggregate Principal Balance of the Group II Mortgage Loans; (xviii) will have an Originator's risk grade of B representing no more than 10.02% of the aggregate Principal Balance of the Group II Mortgage Loans; (xix) will have Group II Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 28.30% of the aggregate Principal Balance of the Group II Mortgage Loans; (xx) will have Group II Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 35.29% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxi) will have Group II Mortgage Loans with a Loan-to- Value Ratio at origination in excess of 90.00% representing no more than 11.10% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxii) will have Group II Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00% representing no more than 0.06% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiii) will have been underwritten in accordance with the Originator's Full Documentation Program representing not less than 51.01% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiv) will have been underwritten in accordance with the Originator's Stated Income Documentation Program


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representing not more than 40.99% of the aggregate Principal Balance of the
Group II Mortgage Loans; (xxv) will have been underwritten in accordance with the Originator's Mortgage Credit Only Program representing not more than 5.98% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxvi) with respect to the Adjustable-Rate Group II Mortgage Loans, approximately 83.00% of the aggregate Principal Balance thereof will have their first adjustment 2 years following their date of origination and the remainder of the Adjustable-Rate Group II Mortgage Loans will have their first adjustment either six months or 3 years following their date of origination, (xxvii) will have an average prepayment period of 25.05 months, (xxviii) will have Fixed-Rate Group II Mortgage Loans representing no more than 20.20% of the aggregate Principal Balance of the Group II Mortgage Loans, (xxix) will have Balloon Mortgage Loans representing no more than 1.32% of the aggregate Principal Balance of the Fixed-Rate Group II Mortgage Loans and (xxx) will have second lien Group II Mortgage Loans representing no more than 12.29% of the aggregate Principal Balance of the Fixed-Rate Group II Mortgage Loans.

                  (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by (i) the Guarantor, (ii) the NIMS Insurer or (ii) either Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Originator shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

                  (f) With the consent of the Guarantor, the NIMS Insurer and the Rating Agencies, Subsequent Mortgage Loans with characteristics varying from those set forth above, other than with respect to the characteristics described in clauses (xvi) and (xvii) of (d) above, may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the Mortgage Pool.

                  SECTION 2.11. Conveyance of REMIC Regular Interests and Acceptance of REMIC 2 and REMIC 3 by the Trustee; Issuance of Certificates.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.



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                  (b) The Depositor, concurrently with the execution and
delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates (other than the Class C Certificates and the Class P Certificates) and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Regular Certificates, the Class C Interest and the Class P Interest, constitute the entire beneficial ownership interest in REMIC 3.

                  (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

                  (e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 5.

                  (f) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and subsection (a), (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (b), (iii) the assignment and delivery to the Trustee of REMIC 3 (including the


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Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (c), (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (d) and (v) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (e), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, (A) the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest and (B) the Class R-X Certificates in authorized denominations evidencing the Class R-4 Interest and the Class R-5 Interest.

                  SECTION 2.12.             Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.




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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01.             Master Servicer to Act as Master
                                            Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Guarantor (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio and for others and in accordance with the practices of prudent mortgage servicers, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (A) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (B) the ownership or non-ownership of any Certificate by the Master Servicer or any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer;

                  (C) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (D) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the terms of this Agreement, the Master Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgement of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related mortgagor has stated to the Master Servicer or an applicable Sub-Servicer an intention to refinance the related Mortgage Loan and (y) the Master Servicer has concluded in its reasonable judgement that the waiver of such Prepayment Charge would induce such mortgagor to refinance with the Master Servicer; provided, however, that the Master Servicer shall waive no more than 5.00% of the Prepayment Charges (by number of Prepayment Charges) set forth on the Prepayment Charge Schedule in accordance with clause (ii)(B) above. If a Prepayment Charge is waived as permitted by meeting the standards described in clauses (i) and (ii)(B) above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the


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related Mortgage Loan is required to be deposited into the Collection Account.
Notwithstanding any other provisions of this Agreement, any payments made by the Master Servicer in respect of any waived Prepayment Charges pursuant to clauses
(i) and (ii)(B) above shall be deemed to be paid outside of the Trust Fund. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within 15 days of the Closing Date, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney for each county in which a Mortgaged Property is located and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; PROVIDED, such limited powers of attorney or other documents shall be prepared by the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable, and the Master Servicer has obtained the prior written consent of the Guarantor) or (ii) permit any


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modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub- Servicers for the servicing and administration of the Mortgage Loans; PROVIDED, HOWEVER, that (i) such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates (without regard to the Guarantee of the Guarantor) and (ii) the NIMS Insurer or the Guarantor, as provided in Section 1.04 shall have consented to such Sub- Servicing Agreement. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub- Servicing Agreement and (ii) a Freddie Mac approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders or the Guarantor without the consent of the Guarantor or the Holders of Certificates entitled to at least 66% of the Voting Rights; PROVIDED, FURTHER, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Guarantor, the NIMS Insurer and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.


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                  (b) As part of its servicing activities hereunder, the Master
Servicer, for the benefit of the Trustee, the Guarantor and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Originator under the Mortgage Loan Purchase Agreements, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or
(ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreements against the Originator shall be effected by the Master Servicer to the extent it is not the Originator, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

                  (c) The parties hereto acknowledge that the Special Sub-Servicer has been retained by the Master Servicer to service the Specially Serviced Mortgage Loans pursuant to the Special Sub-Servicing Agreement, which shall constitute a Sub-Servicing Agreement hereunder. As compensation for its services, the Special Sub-Servicer will be paid a portion of the Servicing Fee by the Master Servicer and such payment shall not be an expense of the Trust Fund. Notwithstanding anything in this Section 3.02 or Section 3.03 to the contrary, the conditions governing the termination of the Special Sub-Servicer shall be set forth in the Special Sub-Servicing Agreement.

                  SECTION 3.03.             Successor Sub-Servicers.

                  The Master Servicer, with the consent of the NIMS Insurer or the Guarantor as provided in Section 1.04, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. The Guarantor or the NIMS Insurer, as provided in Section 1.04, subject, in the case of the Special Sub-Servicing Agreement, to the specific events of default set forth therein, shall have the right to direct the Master Servicer (at the Master Servicer's expense) to terminate any Sub-Servicer that (i) having previously been an approved Freddie Mac Seller/Servicer, no longer has such approval or (ii) at the Guarantor's reasonable request. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub- Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer or the Trustee (if the Trustee is acting as Master


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Servicer) without payment of any fee, in accordance with the terms of this
Agreement, and the Trustee shall so terminate such Sub-Servicing Agreement at the direction of the NIMS Insurer or the Guarantor, as provided in Section 1.04, in the event that the Master Servicer (or the Trustee, if such party is then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

                  SECTION 3.04.             Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Guarantor and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between Sub-Servicers and the Guarantor, the NIMS Insurer, the Trustee or
                                            Certificateholders.

                  Except with respect to the Special Sub-Servicing Agreement, any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Guarantor, the NIMS Insurer, the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Master Servicer Event of Termination) and if the Trustee has been appointed as the successor Master Servicer, the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Master Servicer's interest therein and to have replaced the departing Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing


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Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  SECTION 3.07.             Collection of Certain Mortgage Loan
                                            Payments.

                  The Master Servicer shall diligently collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and consistent with the Loss Mitigation Procedures, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; PROVIDED, HOWEVER, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided further that the Guarantor's and the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date and any Subsequent Cut-off Date. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01 and consistent with the Loss Mitigation Procedures, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), PROVIDED, HOWEVER, that in no event shall the Master Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three


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times over the life of such Mortgage Loan, and PROVIDED, FURTHER, that in determining which course of action permitted by this sentence it shall pursue, the Master Servicer shall adhere to the Loss Mitigation Procedures. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 and the Loss Mitigation Procedures shall be reflected in writing in the Mortgage File.

                  SECTION 3.08.             Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Servicing Accounts (each, a "Servicing Account"), in the form of time deposit or demand accounts. Each Servicing Account shall be an Eligible Account.

                  The Master Servicer shall deposit in the Servicing Account on a daily basis within one Business Day of receipt, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub- Servicer to the extent provided in the related Sub-Servicing Agreement, but in no case in excess of amounts provided for in this Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account;


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or (v) clear and terminate the Servicing Account at the termination of the
Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer will, within 10 business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  SECTION 3.10. Collection Account, Initial Deposit Accounts and Distribution Account.

                  (a) The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets. On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Guarantor and the Certificateholders. Each Collection Account shall be an Eligible Account.

                  On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day after the Master Servicer's receipt thereof, the following payments and collections received or made by it subsequent to the Cut-off Date or Subsequent Cut-off Date, as applicable, (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date or Subsequent Cut-off Date, as applicable) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date or Subsequent Cut-off Date, as applicable, but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;



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                  (iii) all Insurance Proceeds, Liquidation Proceeds and
         condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 10.01;

                  (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03;

                  (viii) all Prepayment Charges collected by the Master Servicer and any Master Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans; and

                  (ix) any amounts required to be deposited in the Collection Account pursuant to Sections 3.16(c)(i), 3.24, 3.26, 3.31 or 4.04.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Guarantor and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Master Servicer and Master Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29, and (ii) on each Business Day as of the commencement of which


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the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 1:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Master Servicer, the Trustee, the Originator or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  On behalf of the Trust Fund, the Trustee shall establish and maintain the Initial Deposit Accounts, held in trust for the benefit of the Guarantor and the Certificateholders. On the Closing Date, the Depositor shall remit or cause to be remitted to the Trustee, for deposit in the Initial Deposit Accounts, and the Trustee shall deposit the Initial Deposit, to the extent received by it, into the Initial Deposit Accounts. The Initial Deposit Accounts shall be treated as "outside reserve funds" under applicable Treasury regulations and shall not be part of any Trust REMIC. Any investment earnings on funds in the Initial Deposit Accounts shall be treated as owned by the Depositor and will be taxable to the Depositor. The Trustee shall be required to withdraw such earnings from the Initial Deposit Accounts and remit the same to the Depositor on the first Distribution Date (or as soon as received if such funds are not available on such Distribution Date), and shall thereupon terminate such account.

                  (c) Funds in the Collection Account, the Initial Deposit Accounts and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Guarantor, the NIMS Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Guarantor, the NIMS Insurer, the Master Servicer and the Depositor of the location of the Distribution Account and the Initial Deposit Accounts when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; PROVIDED, HOWEVER, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (iv) below, shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.04;



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                  (ii) any amounts required to be deposited pursuant to Section
                  3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

                  (iv) any Compensating Interest to be deposited pursuant to
                  Section 3.24 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid to the Trustee from the assets of the Trust Fund pursuant to this Agreement (other than investment income on the funds on deposit in the Distribution Account), including but not limited to amounts required to be paid to the Trustee pursuant to Section 3.06,
                  Section 7.02 and Section 8.05.

                  (e) [reserved].

                  (f) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

                  SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

                  (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) to reimburse the Master Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.04; (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer for such unreimbursed Advances; or (c) subject to Section 4.04(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

                  (iii) to pay the Master Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with


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         respect to the final liquidation of a Mortgage Loan that are
         Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Originator, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section
         2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                  (vii) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (viii) to reimburse the Master Servicer for expenses incurred by or reimbursable to the Master Servicer pursuant to Section 6.03 up to an amount equal to $500,000 in any calendar year (any amounts in excess thereof being reimbursable in accordance with Section 4.01(d));

                  (ix) to reimburse the Guarantor, the NIMS Insurer, the Master Servicer (if the Master Servicer is not an Affiliate of the Originator) or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation; provided, however, that the reimbursement to the NIMS Insurer pursuant to this clause shall be limited to an annual amount of $25,000;

                  (ix) to pay itself any Prepayment Interest Excess; and

                  (x) to clear and terminate the Collection Account pursuant to
         Section 10.01.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and


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(vii) above. The Master Servicer shall provide written notification to the
Guarantor, the NIMS Insurer and the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; PROVIDED that an Officers' Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions in accordance with Section 4.01;

                  (ii) [reserved];

                  (iii) to pay any amounts in respect of taxes pursuant to
         Section 9.01(g);

                  (iv) to clear and terminate the Distribution Account pursuant to Section 10.01;

                  (v) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 7.02 and Section 8.05 up to an amount equal to $500,000 in any calendar year (any amounts in excess thereof being reimbursable in accordance with Section 4.01(d));

                  (vi) to pay to the Trustee, any interest or investment income earned on funds deposited in the Distribution Account; and

                  (vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.29.

                  SECTION 3.12. Investment of Funds in the Interest Coverage Accounts, Collection
                                            Account, Initial Deposit Accounts
                                            and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Interest Coverage Accounts, the Collection Account, any REO Account or the Initial Deposit Accounts to invest the funds on deposit in such accounts, and the Trustee may invest the funds on deposit in the Distribution Account (each such account, for the purposes of this Section 3.12 an "Investment Account"). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name


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of a nominee of the Trustee. The Trustee shall be entitled to sole possession
(except with respect to investment direction of funds held in the Interest Coverage Accounts, the Initial Deposit Accounts, any REO Account and the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Interest Coverage Accounts, the Collection Account, the Initial Deposit Accounts and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Interest Coverage Accounts, the Collection Account, the Initial Deposit Accounts and any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee as additional compensation for its services as Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Guarantor, the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13.             [Reserved].



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                  SECTION 3.14.             Maintenance of Hazard Insurance and
                                            Errors and Omissions and Fidelity
                                            Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) 100% of the maximum insurable value of the improvements securing the Mortgage Loan, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained (x) fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property, (y) public liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided below. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Master Servicer and shall provide for at least thirty days prior written notice to the Master Servicer of any cancellation, reduction in the amount of or material change in coverage to the Master Servicer. The Master Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Master Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:III or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.


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                  In the event that the Master Servicer shall obtain and
maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to this Section 3.14(a) and otherwise complies with all other requirements of this Section 3.14, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee or the Guarantor, the Master Servicer shall cause to be delivered to the Trustee and the Guarantor a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee, the Guarantor and the NIMS Insurer.

                  (b) The Master Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Master Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.14(b) requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Freddie Mac in the Freddie Mac Seller/Servicer Guide. Upon request of the Trustee, the Guarantor or the NIMS Insurer, the Master Servicer shall cause to be delivered to the Trustee, the Guarantor or the NIMS Insurer, as applicable, a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall by its terms not be cancelable or materially modifiable without thirty days' prior written notice to the Trustee, the Guarantor and the NIMS Insurer.

                  SECTION 3.15.             Enforcement of Due-On-Sale Clauses;
                                            Assumption Agreements.

                  When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any


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"due-on-sale" clause contained in the related Mortgage or Mortgage Note;
provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. In such event, the Master Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note provided that no such substitution should be permitted unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.

                  The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment and the Mortgage Rate on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever.

                  SECTION 3.16.             Realization Upon Defaulted Mortgage
                                            Loans.



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                  (a) The Master Servicer shall use its best efforts, in as
practical a time frame as possible and consistent with Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including, if such is the action to be taken that results from adherence to the Loss Mitigation Procedures, selling any such Mortgage Loans other than converting the ownership of the related properties as provided in Section 3.16(e) below) as come into and continue in default or fails to perform any other covenant or obligation under the Mortgage Loan and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section
3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  In connection with a foreclosure or other conversion, the Master Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs, including, without limitation, advancing funds for the payment of taxes and insurance premiums.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Certificateholders or the Guarantor would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person, agreed upon by the Guarantor; provided, however, that the Guarantor shall consult with the NIMS Insurer, but the decision to approve such person shall be in the Guarantor's sole discretion, who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders and the Guarantor to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such


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materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders and the Guarantor to take such actions with respect to the affected Mortgaged Property.

                  Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has actual knowledge or notice, that such Mortgaged Property contains such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Guarantor and the NIMS Insurer.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, with the Guarantor's consent, as described above, that it is in the best economic interest of the Trust Fund and the Guarantor to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders and the Guarantor; PROVIDED that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c)(i) The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c)(i), the Master Servicer shall be required to continue to make Advances pursuant to Section 4.04. The NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders or the Guarantor. The NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c)(i) shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all documentation to the NIMS Insurer.

                  (ii) If the Master Servicer Optional Purchase Delinquency Trigger has been met, the Master Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c)(ii), the Master Servicer shall be required to continue to


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make Advances pursuant to Section 4.04. The Master Servicer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c)(ii) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the Master Servicer to the extent necessary, including the prompt delivery of all documentation to the Master Servicer.

                  Notwithstanding the foregoing: (A) the Master Servicer shall have the option to purchase pursuant to this Section 3.16(c)(ii) only such delinquent Mortgage Loans having an aggregate Principal Balance such that, if such delinquent Mortgage Loans were not in the Trust, the Master Servicer Optional Purchase Delinquency Trigger would not be met; (B) if the Master Servicer purchases any delinquent Mortgage Loans pursuant to this Section 3.16(c)(ii), it must purchase Mortgage Loans that are delinquent the greatest number of days before it may purchase any that are delinquent any fewer number of days; (C) if the Master Servicer purchases some but not all Mortgage Loans that are delinquent any given number of days, it must purchase Mortgage Loans having the same delinquency status in the order of lowest Principal Balance to highest Principal Balance; (D) the Master Servicer may at any time relinquish its rights to purchase delinquent Mortgage Loans pursuant to this Section 3.16(c)(ii) in writing delivered to the Trustee and the Guarantor, and from and after the taking of such action by the Master Servicer, the provisions of this
Section 3.16(c)(ii) shall no longer be of any force or effect.

                  SECTION 3.17.             Trustee to Cooperate; Release of
                                            Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within three Business Days, release and send by overnight mail, at the expense of the Master Servicer, the related Mortgage File to the Master Servicer. The Trustee agrees to indemnify the Master Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Master Servicer as a direct result of the negligence or willful misconduct by the Trustee in releasing the Mortgage File as provided above. Upon any such payment in full, or the receipt of such certification, the Originator, the Guarantor and the Trustee hereby authorize and empower the Master Servicer to execute an instrument of satisfaction regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.



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                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Trustee, in written (with two executed copies) or electronic format, of a Request for Release in the form of Exhibit E signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Master Servicer within three Business Days, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non- judicially, and the Master Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the Master Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format, from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee to the Master Servicer or its designee.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  (d) The Master Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modification and (v) second mortgage subordination agreements. No application for approval shall be considered by the Master Servicer unless:
(w) it has received an Opinion of Counsel, addressed to the Trustee and the Guarantor (which opinion shall not be an expense of the Trust Fund or the Trustee) that such action sought by the Mortgagor will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions;


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(x) the provisions of the related Mortgage Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after the implementation of such proposed action does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Master Servicer the consent or partial release so requested by the Master Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Master Servicer pursuant to this paragraph.

                  SECTION 3.18.             Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Section 3.29, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; PROVIDED, HOWEVER, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under
Section 3.02.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and
Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  The Master Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to
Section 3.11(a)(ix).

                  SECTION 3.19. Reports to the Trustee; Collection Account Statements.

                  Not later than twenty days after each Distribution Date, the Master Servicer shall forward to the Guarantor, the NIMS Insurer and, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a


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prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.20.             Statement as to Compliance.

                  The Master Servicer will deliver to the Trustee, the Guarantor, the NIMS Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Master Servicer (which, as of the Closing Date, ends on the last day of April), commencing in 2003, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year (and in the case of the certificate for the fiscal year ending in April 2003, such certificate shall refer to the period from the Cut-off Date to the last day of April 2003) and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.21.             Independent Public Accountants'
                                            Servicing Report.

                  Not later than 90 days following the end of each fiscal year of the Master Servicer, commencing in 2003, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Guarantor, the NIMS Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the case of the certificate for the fiscal year ending in April 2003, such certificate shall refer to the period from the Cut-off Date to the last day of April 2003.



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                  SECTION 3.22.             Access to Certain Documentation;
                                            Filing of Reports by Trustee.

                  (a) The Master Servicer shall provide to the Guarantor, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority, supervising agents or examiners that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee, the Guarantor, the NIMS Insurer and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  (b) If any Mortgage Loan (i) is in foreclosure, (ii) defaults on its first Monthly Payment and remains delinquent for 60 days or more or (iii) becomes delinquent during the first six months of the term thereof and remains delinquent for 60 days or more or with respect to any Qualified Substitute Mortgage Loan, the Master Servicer will forward to the Guarantor, upon reasonable request, copies of the contents of the related Mortgage File and all underwriting documentation with respect to such Mortgage Loan that is required to be delivered pursuant to this Agreement.

                  If the Guarantor determines, after consultation with the Originator, that such Mortgage Loan was not originated generally in accordance with the Originator's underwriting guidelines in any material respect, then the Master Servicer (on behalf of the Originator) shall follow the procedures for repurchase or substitution of Deleted Mortgage Loans set forth in Section 2.03. Such action on the part of the Master Servicer in accordance with Section 2.03 shall take place within 90 days of the Master Servicer having been notified by the Guarantor of the need to act pursuant to Section 2.03.

                  In addition, the Master Servicer shall provide a copy of this Agreement, promptly following receipt of a written request therefor, to any investor in the certificates issued by the Guarantor, which have been offered pursuant to the Offering Circular and which are backed by the Guaranteed Certificates.

                  (c) Within 90 days after the last Subsequent Transfer Date, or such later time as the Master Servicer and the Guarantor may agree, the Guarantor will be permitted, upon reasonable notice and during normal business hours, at the office of the Master Servicer, to review copies of the contents of the Mortgage Files and the underwriting documentation that is required to be delivered to the Trustee pursuant hereto with respect to up to the greater of
(i) 2,000 of the Mortgage Files and (ii) 10% (by number) of the Mortgage Loans (a "Mortgage Loan Sample"), in order to ascertain whether each such Mortgage Loan was originated generally in accordance with the Originator's underwriting guidelines in any material respect. In addition, the Guarantor will be permitted, upon reasonable notice and during normal business hours, at the office of the Master Servicer, to review copies of the contents of the Mortgage Files and the underwriting documentation that is required to be delivered to the Trustee pursuant hereto with respect to an additional 75 of the Mortgage Files


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which are not part of the foregoing Mortgage Loan Sample. If, as a result of such investigation, the Guarantor determines (after the appeals process set forth in the Freddie Mac Single Family Seller/Servicer Guide) that more than 20% (by number) of the Mortgage Loans in such Mortgage Loan Sample were not so underwritten, the Master Servicer will permit the Guarantor to review an additional Mortgage Loan Sample in accordance with the same procedures until the Guarantor has reviewed a Mortgage Loan Sample that contains fewer than 20% (by number) of Mortgage Loans that were not originated generally in accordance with the Originator's underwriting guidelines in any material respect. Any out-of-pocket expenses incurred by the Master Servicer related to such review shall be reimbursed by the Originator.

                  Notwithstanding the foregoing, the Guarantor shall have the right to collect data on an additional 1,200 Mortgage Loans over and above the Mortgage Loans reviewed in the procedures described in the immediately preceding paragraph.

                  The procedures to be followed in connection with any Mortgage Loan which was not underwritten in accordance with the underwriting guidelines set forth above are set forth in the Option One Guidelines (as defined in the Offering Circular), the relevant portions of which are attached hereto as Exhibit O; provided, however, that no such procedure shall be followed if such action may (A) result in the imposition of taxes on "prohibited transactions" of the Trust, as defined in Section 860F of the Code, or (B) contributions to any Trust REMIC after the "startup day," as defined in Section 860G(d) of the Code, or (C) cause the portion of the Trust Fund assets with respect to which a REMIC election was made to fail to qualify as a REMIC at any time any Certificate is outstanding.

                  (d) For a period of two years from the Closing Date, the Guarantor may contact the Originator to confirm that the Originator continues to actively engage in a program to originate mortgage loans to low-income families and to obtain other non-proprietary information about the Originator's activities that may assist the Guarantor in completing its own regulatory requirements. The Originator shall use its best efforts to provide such information to the Guarantor.

                  (e) Within 15 days after each Distribution Date, the Trustee shall file with the Securities and Exchange Commission via the Electronic Data Gathering Analysis and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2003, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2003, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission. The Trustee shall have no responsibility to file any items with the Securities and Exchange Commission other than those specified in this Section.



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                  SECTION 3.23.             Title, Management and Disposition of
                                            REO Property.

                  (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney (a form of which shall be provided by the Trustee to the Master Servicer) to be provided by the Trustee to the Master Servicer after receipt of an Officers' Certificate from the Master Servicer) in the name of the Trustee, on behalf of the Certificateholders and the Guarantor, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Master Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

                  (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such REO Property as soon as practical and in any event not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Master Servicer has received such an extension, then the Master Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Master Servicer has not received such an extension and the Master Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, before the end of the three year period or the Extended Period, as applicable,
(i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Master Servicer which would enable the Master Servicer, on behalf of the Trust Fund, to request such grant of extension.

                  Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.


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                  The Master Servicer shall manage, conserve, protect and
operate each REO Property for the Certificateholders, the Guarantor and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Master Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Master Servicer shall make or cause to be made an electronic report of each such inspection. Such reports shall be retained by the Master Servicer and versions thereof shall be forwarded by the Master Servicer to the Trustee, the Guarantor and the NIMS Insurer upon request. The Master Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as shall be in conformity with the Loss Mitigation Procedures.

                  The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account as additional servicing compensation.

                  The Master Servicer shall deposit or cause to be deposited, no later than one Business Day after the receipt thereof, in each REO Account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Master Servicer. The Master Servicer shall have the right to earn interest, if any, on funds deposited in such REO Account. On or before each Determination Date, the Master Servicer shall withdraw from each REO Account and deposit into the Collection Account the net receipts from the REO Property on deposit in the REO Account and retain any interest.

                  The Master Servicer shall furnish to the Trustee and the Guarantor, upon reasonable request, on each Master Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operation statement shall be accompanied by such other information as the Trustee shall reasonably request.

                  The Master Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with the Loss Mitigation Procedures.

                  Each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer deems to be in the best interest of the Certificateholders and the Guarantor. If as of the date title to any REO Property was acquired by the Master Servicer there were outstanding unreimbursed Servicing Advances or Advances with respect


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to the REO Property, the Master Servicer, upon an REO Disposition of such REO
Property, shall be entitled to reimbursement for any related (a) unpaid Servicing Fees, (b) unreimbursed Advances, and (c) unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, shall be deposited in the REO Account and shall be transferred to the Collection Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Master Servicer Remittance Date in accordance with Section 4.01.

                  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Master Servicer to the effect that such sale shall not cause any Trust REMIC to fail to qualify as a REMIC).

                  The Holders of the Class R Certificates shall be deemed to have purchased the ownership interest held by the Holders of the Regular Certificates in any Liquidated Mortgage Loan. After such repurchase, the Master Servicer, if requested by such Certificateholders and if offered suitable indemnification and reimbursement for expenses, may seek a deficiency judgment to the extent permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Holders of the Class R Certificates to the extent of any Realized Loss.

                  SECTION 3.24. Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

                  Not later than 1:00 p.m. New York time on each Master Servicer Remittance Date, the Master Servicer shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee received in the related Due Period, any interest or investment income earned on funds deposited in the Collection Account and any Prepayment Interest Excess earned during the related Prepayment Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

                  SECTION 3.25.             Convertible Mortgage Loans.

                  With respect to any Convertible Mortgage Loan where the Mortgagor has chosen to exercise its option to convert the Mortgage Rate thereunder, the Master Servicer shall determine the fixed rate for such Convertible Mortgage Loan in accordance with the terms of the applicable Mortgage Note and to otherwise determine whether the related Mortgagor has complied with the requirements thereof in order to exercise the conversion option.

                  SECTION 3.26. Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.



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                  In the event that a shortfall in any collection on or
liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds, without reimbursement, the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Guarantor, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  SECTION 3.27.             Solicitations.

                  From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; PROVIDED, that the Master Servicer may solicit any Mortgagor for whom the Master Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Master Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Master Servicer's counseling services with respect to refinancing mortgage loans.

                  SECTION 3.28.             Net WAC Rate Carryover Reserve
                                            Account.

                  No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Rate Carryover Reserve Account $1,000.

                  On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates, the Mezzanine Certificates and/or the Class S Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(xii), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date,


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the Trustee shall hold all such amounts for the benefit of the Holders of the
Class A Certificates, the Mezzanine Certificates and the Class S Certificates, and will distribute such amounts to the Holders of the Class A Certificates, the Mezzanine Certificates and/or the Class S Certificates in the amounts and priorities set forth in Section 4.01(d). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trustee shall deposit into the Net WAC Rate Carryover Reserve Account on behalf of the Class C Certificateholders, from amounts otherwise distributable to the Class C Certificateholders, an amount such that when added to other amounts already on deposit in the Net WAC Rate Carryover Reserve Account, the aggregate amount on deposit therein is equal to $1,000.

                  For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 3 to the Holders of the Class C Interest. Upon the termination of the Trust, or the payment in full of the Class A Certificates, the Mezzanine Certificates and the Class S Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Class C Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any Trust REMIC and any payments to the Holders of the Class A Certificates, the Mezzanine Certificates or the Class S Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds in such account in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.

                  For federal tax return and information reporting, the right of the Class A Certificateholders, the Mezzanine Certificateholders and the Class S Certificateholders to receive


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payments from the Net WAC Rate Carryover Reserve Account in respect of any Net
Wac Rate Carryover Amount shall be assigned a value of zero.

                  SECTION 3.29.             Advance Facility.

                  (a) The Trustee on behalf of the Trust Fund, with the consent of the Master Servicer and the Guarantor, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.29(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this
Section 3.29 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not, in the absence of the Guarantee, materially and adversely affect the interests of any Certificateholder, then the Guarantor shall not withhold its consent to the Trust Fund's entering such facility; provided, however, that the Guarantor shall consult with the NIMS Insurer regarding the consent to such facility, but the decision to approve such facility shall be in the Guarantor's sole discretion.

                  (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(v), Section 3.11(a)(vi)
Section 3.11(a)(vii) and Section 4.04(b) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii),
Section 3.11(a)(iii), Section 3.11(a)(v), Section 3.11(a)(vi) or Section 3.11(a)(vii), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. Unless otherwise consented to by the Guarantor, an Advancing Person is not entitled to be reimbursed by the Trustee from the Distribution Account for any unreimbursed Advances from funds held in the Collection Account for future distribution pursuant to Section 4.04(b) or 3.11(a)(ii)(c). The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree.



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                  Notwithstanding the foregoing, the amount and timing of
reimbursement to which an Advancing Person is entitled shall not exceed or differ from (without the consent of the Guarantor and the NIMS Insurer) the amount and timing of reimbursement to which the Master Servicer is entitled pursuant to the terms of this Agreement. Furthermore, any advancing facility entered into by the Master Servicer shall not be an obligation of a successor master servicer (without the consent of such successor).

                  (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

                  SECTION 3.30. Reports of Foreclosure and Abandonment of Mortgaged Properties.

                  On or before May 31st of each year beginning in 2003, the Master Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code and cancellation of indebtedness required under Section 6050P of the Code with the Internal Revenue Service. The reports from the Master Servicer shall be made in a timely fashion and in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J and 6050P.

                  SECTION 3.31.             Notification of Adjustments.

                  On each Adjustment Date, the Master Servicer shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Master Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding interest rate adjustments. The Master Servicer also shall provide timely notification to the Trustee and the Guarantor of all applicable data and information regarding such interest rate adjustments and the Master Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Master Servicer, the Guarantor or the Trustee that the Master Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Master Servicer shall immediately deposit in the Collection Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Master Servicer shall be held harmless with respect to any interest rate adjustments made by any servicer prior to the Master Servicer.

                  SECTION 3.32.             Excess Net WAC Rate Reserve Fund.

                  No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Excess Net WAC Rate Reserve Fund, Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5."

                  On each Distribution Date as to which there is a Excess Group Net WAC Rate Amount or Excess Mezzanine Net WAC Rate Amount payable to the Class A Certificates or the Class C Certificates, the Trustee has been directed by the Class A Certificateholders and the


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Mezzanine Certificateholders to, and therefore will, deposit into the Excess Net
WAC Reserve Fund, the Excess Pool Net WAC Rate Amount and the Excess Mezzanine Net WAC Rate Amount, as applicable, rather than distributing such amounts to the applicable Class A Certificateholders and/or the Mezzanine Certificateholders.
On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the applicable Class A Certificates or the Class C Certificates, and will distribute such amounts to the Holders of the applicable Class A Certificates and/or the Class C Certificates to the extent of the Excess Pool Net WAC Amount and the Excess Mezzanine Net WAC Amount.

                  For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Excess Net WAC Reserve Fund and all amounts deposited into the Excess Net WAC Rate Reserve Fund shall be treated as amounts distributed by REMIC 3 to the Holders of the Class C Interest. Upon the termination of the Trust, or the payment in full of the Class A Certificates, the Mezzanine Certificates and the Class S Certificates, all amounts remaining on deposit in the Excess Net WAC Rate Reserve Fund will be released by the Trust and distributed to the Class C Certificateholders or their designees. The Excess Net WAC Rate Reserve Fund will be part of the Trust but not part of any Trust REMIC and any payments to the Holders of the Class A Certificates or the Class C Certificates of Excess Group Net WAC Rate Amount or Excess Mezzanine Net WAC Rate Amount will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class A Certificate or a Mezzanine Certificate, such Certificateholders hereby agree to direct the Trustee, and the Trustee hereby is directed, to deposit into the Excess Net WAC Rate Reserve Fund the amounts described above on each Distribution Date as to which there is any Excess Pool Net WAC Rate Amount or Excess Mezzanine Net WAC Rate Amount rather than distributing such amounts to the Class A or Mezzanine Certificateholders, as applicable. By accepting a Class A Certificate or a Mezzanine Certificate, each such Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining the Excess Net WAC Rate Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Excess Net WAC Rate Reserve Fund is received by the Trustee, the Trustee shall invest the funds in such account in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.

                  For federal tax return and information reporting, the right of the Class A Certificateholders and the Class C Certificates to receive payments from the Excess Net WAC Rate


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Reserve Fund in respect of any Excess Pool Net WAC Rate Amount or Excess
Mezzanine Net WAC Rate Amount shall be assigned a value of zero.



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                                   ARTICLE IV

                                  FLOW OF FUNDS

                  SECTION 4.01.             Distributions.

                  On the first Distribution Date, (i) the Initial Deposit relating to the Group I Mortgage Loans will be transferred from the Group I Initial Deposit Account to the Distribution Account and (ii) the Initial Deposit relating to the Group II Mortgage Loans will be transferred from the Group II Initial Deposit Account to the Distribution Account for inclusion in the Available Funds for such Distribution Date.

                  (a)(I) On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

                  (i) to the Guarantor, for payment of (a) the Guarantee Fee,
         (b) any Guarantor Reimbursement Amount then due and (c) any amounts owed to the Guarantor pursuant to Section 6.03(b);

                  (ii) to the Trustee, for payment of the Trustee Fee in respect of the Group I Mortgage Loans;

                  (iii) concurrently, to the Holders of the Class A-1 Certificates and the Class S-1 Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for the Class A-1 Certificates and the Class S-1 Certificates for such Distribution Date, on a PRO RATA basis based on the entitlement of each such class pursuant to this clause (iii); and

                  (iv) to the Holders of the Class A-2 Certificates and the Class S-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(ii) below for such Distribution Date over (y) the amount actually distributed pursuant to such section from the Group II Interest Remittance Amount.

                  (II) On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

                  (i) to the Trustee, for payment of the Trustee Fee in respect of the Group II Mortgage Loans;



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                  (ii) concurrently, to the Holders of the Class A-2
         Certificates and the Class S-2 Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for the Class A-2 Certificates and the Class S Certificates for such Distribution Date, on a PRO RATA basis based on the entitlement of each such class pursuant to this clause (ii); and

                  (iii) to the Holders of the Class A-1 Certificates and the Class S-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(iii) above for such Distribution Date over (y) the amount actually distributed pursuant to such section from the Group I Interest Remittance Amount.

                  (III) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(I) and (II) above, the Trustee shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date:

                  (i) to the Holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates;

                  (ii) to the Holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates;

                  (iii) to the Holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates;

                  (iv) to the Holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates; and

                  (v) to the Holders of the Class B Certificates, the Monthly Interest Distributable Amount allocable to such Certificates.

                  (b)(I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Guarantor for payment of any Guarantor Reimbursement Amount then due (to the extent not paid from the Group I Interest Remittance Amount for such Distribution Date):

                  (ii) second, to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, after taking into account the amount distributed to the Holders of the Class A-2 Certificates pursuant to Section 4.01(b)(II)(i) below on such Distribution Date, to


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         the Holders of the Class A-2 Certificates, until the Certificate
         Principal Balance thereof has been reduced to zero.

                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, after taking into account the amount distributed to the Holders of the Class A-1 Certificates pursuant to Section 4.01(b)(I)(ii) above on such Distribution Date, to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Holders of the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, to the Holders of the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (v) fifth, to the Holders of the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (c)(I) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Guarantor for payment of any Guarantor Reimbursement Amount then due (to the extent not paid from the Group I Interest Remittance Amount for such Distribution Date);

                  (ii) second, to the Holders of the Class A-1 Certificates, the Class A-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;


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                  (iii) third, to the extent of the portion, if any, of the
         Class A-1 Principal Distribution Amount remaining undistributed pursuant to Section 4.01(c)(I)(ii) above on such Distribution Date, and after taking into account the amount distributed to the Holders of the Class A-2 Certificates pursuant to Section 4.01(c)(II)(i) below on such Distribution Date, to the Holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iv) fourth, to the Holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(II)(i) below for such Distribution Date over (y) the sum of (A) the amount actually distributed pursuant to Section 4.01(c)(II)(i) below from the Group II Principal Distribution Amount on such Distribution Date and (B) the amount, if any, distributed to the Holders of the Class A-2 Certificates pursuant to Section 4.01(c)(I)(iii) above on such Distribution Date.

                  (II) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class A-2 Certificates, the Class A-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the extent of the portion, if any, of the Class A-2 Principal Distribution Amount remaining undistributed pursuant to Section 4.01(c)(II)(i) above on such Distribution Date, and after taking into account the amount distributed to the Holders of the Class A-1 Certificates pursuant to Section 4.01(c)(I)(ii) above on such Distribution Date, to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iii) third, to the Holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(I)(ii) above for such Distribution Date over (y) the sum of (A) the amount actually distributed pursuant to Section 4.01(c)(I)(ii) above from the Group I Principal Distribution Amount on such Distribution Date and (B) the amount, if any, distributed to the Holders of the Class A-1 Certificates pursuant to Section 4.01(c)(II)(ii) above on such Distribution Date.

                  (III) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;


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                  (iii) third, to the Holders of the Class M-3 Certificates, the
         Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (v) fifth, to the Holders of the Class B Certificates, the Class B Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

                  (d) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under
         Section 4.01(b) and Section 4.01(c) above;

                  (ii) to the Holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (iii) to the Holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (iv) to the Holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (v) to the Holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (vi) to the Holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (vii) to the Holders of the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (viii) to the Holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (ix) to the Holders of the Class M-4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (x) to the Holders of the Class B Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;



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                  (xi) to the Holders of the Class B Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (xii) to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amount and any other amounts required by Section 3.28;

                  (xiii) to the Trustee in respect of any amounts due to it from the Trust Fund pursuant to Section 3.06, Section 7.02(a) and Section
         8.05 and not previously reimbursed;

                  (xiv) to the Master Servicer in respect of any amounts due to it from the Trust Fund pursuant to Section 6.03 and not previously reimbursed;

                  (xv) to the Holders of the Class C Certificates, the Monthly Interest Distributable Amount for such Class and any remaining Overcollateralization Release Amount for such Distribution Date;

                  (xvi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                  (xvii) any remaining amounts to the Holders of the Residual Certificates (in respect of the appropriate Class R Interest).

                  Without limiting the provisions of Section 10.01(c), by acceptance of the Residual Certificates the Holders of the Residual Certificates agree, and it is the understanding of the parties hereto, that for so long as any of the Notes insured by the NIMS Issuer are outstanding or any amounts are reimbursable or payable to the NIMS Insurer in accordance with the terms of the Indenture, in connection with any amounts distributable to the Holders of the Residual Certificates, their rights to receive the amounts so distributable hereby are pledged to the indenture trustee under the Indenture and any such amounts shall be paid by the Trustee and to the extent received by the Holders of the Residual Certificates they shall pay any such amounts, to the Holders of the Class C Certificates.

                  On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee will FIRST, withdraw from the Net WAC Rate Carryover Reserve Account all income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class C Certificates, and SECOND, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount FIRST, concurrently to the Class A-1 Certificates, the Class A-2 Certificates, the Class S-1 Certificates and the Class S-2 Certificates on a PRO RATA basis based on the Net WAC Rate Carryover Amount of each such class, until each such amount has been paid in full; SECOND, to the Class M-1 Certificates; THIRD, to the Class M-2 Certificates, FOURTH, to the Class M-3 Certificates, FIFTH, to the


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Class M-4 Certificates and FIFTH, to the Class B Certificates, in each case to the extent the Net WAC Carryover Amount is allocable to each such Class.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

                  (e) METHOD OF DISTRIBUTION. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                  (f) DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Master Servicer or the Originator shall have any responsibility therefor except as otherwise provided by applicable law.

                  SECTION 4.02.             The Guarantee.

                  On each Distribution Date following receipt of a statement (as set forth in Section 4.09) that indicates a Deficiency Amount for such Distribution Date, the Guarantor shall distribute a Guarantor Payment in an aggregate amount equal to the Deficiency Amount for such Distribution Date directly to the Holders of the Guaranteed Certificates, without first depositing such amount in the Distribution Account, as follows: (i) the portion of any such Deficiency Amount related to clause (i) of the definition of Deficiency Amount shall be distributed to the Class A-1 Certificateholders and Class S-1 Certificateholders on a PRO RATA basis based on the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount distributable on such Certificates with respect to such Distribution Date; and (ii) the portion of any such Deficiency Amount related to clause (ii) of the definition of Deficiency Amount shall be distributed to the Class A-1 Certificateholders.

                  SECTION 4.03.             Statements.



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                  (a) On each Distribution Date, based, as applicable, on
information provided to it by the Master Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Guarantor, the NIMS Insurer, the Master Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class S Certificates), separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified and the calculation thereof;

                  (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount, the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) the aggregate amount of Advances for each Loan Group for the related Due Period;

                  (vi) the Principal Balance of the Mortgage Loans in each Loan Group (after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period);

                  (vii) as of the related Determination Date and with respect to each Loan Group, (A) the number of Mortgage Loans, (B) the aggregate principal balance of the Mortgage Loans, (C) the weighted average remaining term to maturity of the Mortgage Loans and (D) the weighted average Mortgage Rate as of the first day of the most recently ended Due Period of the Mortgage Loans and the number and aggregate principal balance of all Subsequent Mortgage Loans added during the preceding Prepayment Period;

                  (viii) the number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business


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         on the last day of the calendar month preceding such Distribution Date and (D) REO Properties;

                  (ix)     [reserved];

                  (x) the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Prepayment Period;

                  (xi) the aggregate amount of Principal Prepayments for each Loan Group made during the related Prepayment Period;

                  (xii) the aggregate amount of Realized Losses for each Loan Group incurred during the related Prepayment Period, the cumulative amount of Realized Losses for each Loan Group and the Three-Month Rolling Delinquency Percentage;

                  (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account for such Distribution Date;

                  (xiv) the Certificate Principal Balance of the Class A Certificates, each class of Mezzanine Certificates and the Class C Certificates and the Notional Amount of each Class of Class S Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of each class of Class A Certificates, the Class S Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Class S Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for each Loan Group for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to
         Section 3.26;

                  (xvii) the Credit Enhancement Percentage for such Distribution Date;

                  (xviii) the Net WAC Rate Carryover Amount for each class of Class A Certificates, the Class S Certificates and each Class of Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xix) the Overcollateralization Target Amount,
         Overcollateralized Amount and any Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

                  (xx) when the Stepdown Date or a Trigger Event has occurred;


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                  (xxi) the Available Funds;

                  (xxii) the respective Pass-Through Rates applicable to each Class of Class A Certificates, each Class of Class S Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to each Class of Class A Certificates and each Class of Mezzanine Certificates for the immediately succeeding Distribution Date;

                  (xxiii) the amount on deposit in the Pre-Funding Accounts immediately prior to the related Prepayment Period, the amount withdrawn therefrom during the related Prepayment Period and the amount remaining on deposit therein as of the end of the related Prepayment Period and as of such Distribution Date, the amount on deposit in, and the amounts withdrawn from and included in Available Funds, each Interest Coverage Account and the Net WAC Rate Carryover Reserve Account;

                  (xxiv) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the balance on deposit in the Group I Pre-Funding Account and/or the Group II Pre-Funding Account that has not been used to purchase Subsequent Group I Mortgage Loans and/or Subsequent Group II Mortgage Loans, as applicable, and that is being distributed to the related Class A Certificates as a mandatory distribution of principal, if any, on such Distribution Date;

                  (xxv) the Guarantee Fee to be paid to the Guarantor with respect to the Guaranteed Certificates for such Distribution Date;

                  (xxvi) such other information as the Guarantor may reasonably request in such format as reasonably requested by the Guarantor and any other information that is required by the Code and regulations thereunder to be made available to Certificateholders; and

                  (xxvii) the Maximum Cap Rate for such Distribution Date;

                  The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Guarantor, the NIMS Insurer and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the distribution


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date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to the Guarantor, the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trustee shall forward to the NIMS Insurer and the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to the NIMS Insurer and each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                  (e) By not later than September 15, 2002, the Trustee is required to (i) confirm, to the extent such data is available in the Information Circular or from Banc of America Securities LLC, that the cash flows, weighted average lives, yields and credit enhancement default analysis for the Class A-1 Certificates and Class S-1 Certificates as presented in the Information Circular are correct therein based on the assumptions and principal and interest methodology described in the Information Circular and are consistent with the model developed by the Trustee for the calculations that the Trustee is required to make hereunder and (ii) notify the Guarantor that the information referred to in clause (i) above is consistent with the model developed by the Trustee.

                  SECTION 4.04.             Remittance Reports; Advances.

                  (a) On the third Business Day following each Determination Date by noon (California time) but in no event later than the earlier of (i) such date which would allow the indenture trustee to submit a claim to the NIMS Insurer under the Indenture so as to allow a timely


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payment by the NIMS Insurer under the insurance policy related to the notes insured by the NIMS Insurer and (ii) the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver to the Trustee, the Guarantor and the NIMS Insurer by telecopy or electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than the third Business Day following a Determination Date by noon (California time), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section
4.01 and to prepare the statements to Certificateholders contemplated by Section
4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of
(i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan.

                  On or before 1:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.11(a)(ii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records, which information the Master Servicer will provide to the Guarantor upon the Guarantor's request, and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make


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Advances or reimburse for previously made Advances. The Trustee will provide notice to the Guarantor, the NIMS Insurer and the Master Servicer by telecopy by the Close of Business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report. Notwithstanding the above, the Guarantor shall have the right to require, at any time, the Master Servicer to remit, from its own funds, prior to the next succeeding Master Servicer Remittance Date after notice to the Master Servicer, to the Collection Account an amount equal to the aggregate amount of all Advances previously made out of funds from the Collection Account, and not theretofore repaid from collections on the related Mortgage Loans, and related Advances then due, if, in its reasonable judgment, the Guarantor determines such action is necessary to protect its interest. In such event, (i) the Master Servicer shall thereafter remit to the Trustee out of the Master Servicer's own funds all Advances required to be made and (ii) the Guarantee Fee with respect to the Guaranteed Certificates shall become payable on the basis of a 360- day year of twelve 30-day months.

                  (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Guarantor, the NIMS Insurer, the Depositor and the Trustee.

                  SECTION 4.05.             Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain two segregated trust accounts that are each Eligible Accounts, which shall be titled "Group I Pre-Funding Account, Wells Fargo Bank Minnesota, National Association, as trustee for the registered holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5" (the "Group I Pre-Funding Account") and "Group II Pre-Funding Account, Wells Fargo Bank Minnesota, National Association, as trustee for the registered holders of Option One Mortgage Loan Trust 2002- 5, Asset-Backed Certificates, Series 2002-5" (the "Group II Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount, as applicable, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee will invest funds deposited in the Pre-Funding Accounts as directed by the Master Servicer in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn


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from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment or (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. For federal income tax purposes, the Master Servicer shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Group I Pre-Funding Account and the Group
II Pre-Funding Account shall be transferred to the Group I Interest Coverage Account and the Group II Interest Coverage Account, as applicable, at the following times: (i) on the Business Day immediately preceding each Distribution Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Distribution Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment, (ii) on the Business Day immediately preceding each Subsequent Transfer Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Subsequent Transfer Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment or (iii) within one Business Day of the Trustee's receipt thereof. The Master Servicer shall deposit in the Pre-Funding Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Accounts be assets of any Trust REMIC.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:

                  (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, an amount equal to 100% of the Stated Principal Balances of the Subsequent Group I Mortgage Loans or the Subsequent Group II Mortgage Loans, as applicable, transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section
         2.10 with respect to such transfer and assignment;

                  (ii) If the amount on deposit in the Pre-Funding Accounts (exclusive of investment income) has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Accounts (exclusive of investment income) for distribution in accordance with the terms hereof;

                  (iii) To withdraw any amount not required to be deposited in the Pre-Funding Accounts or deposited therein in error; and

                  (iv) To clear and terminate the Pre-Funding Accounts upon the earlier to occur of (A) the Distribution Date immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                  Withdrawals pursuant to clauses (i), (ii) and (iii) shall be treated as contributions of cash to REMIC 1 on the date of withdrawal.


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                  SECTION 4.06.             Interest Coverage Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain two segregated trust accounts that are Eligible Accounts, which shall be titled "Group I Interest Coverage Account, Wells Fargo Bank Minnesota, National Association, as trustee for the registered holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5" (the "Group I Interest Coverage Account") and "Group II Interest Coverage Account, Wells Fargo Bank Minnesota, National Association, as trustee for the registered holders of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5" (the "Group II Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in the Group I Interest Coverage Account and the Group II Interest Coverage Account, and retain therein the Group I Interest Coverage Amount and the Group II Interest Coverage Amount, respectively, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Accounts shall be held in trust by the Trustee for the Certificateholders and the Guarantor for the uses and purposes set forth herein.

                  (b) For federal income tax purposes, the Master Servicer shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Accounts be assets of any Trust REMIC. All income and gain realized from investment of funds deposited in the Interest Coverage Accounts shall be for the sole and exclusive benefit of the Master Servicer and shall be remitted by the Trustee to the Master Servicer no later than the first Business Day following receipt of such income and gain by the Trustee. The Master Servicer shall deposit in the Interest Coverage Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) On each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, the Trustee shall withdraw from the Group I Interest Coverage Account and the Group II Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the Original Group I Pre-Funded Amount or the Original Group II Pre-Funded Amount, as applicable, over the aggregate Principal Balance of Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to (A) the weighted average Pass-Through Rate of the Class A Certificates and the Mezzanine Certificates for such Distribution Date plus (B) 0.6065% plus (C) the Guarantee Fee Rate applicable to the Guaranteed Certificates, with each such rate, solely for the purposes of the foregoing calculation, being multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period for such Class for such Distribution Date, and the denominator of which is 30. Such withdrawal and deposit shall be treated as a contribution of cash by the Master Servicer to REMIC 1, REMIC 2 and REMIC 3 on the date thereof with REMIC 3 receiving that portion of the contribution, if any, to the extent that the rate of LIBOR used to calculate the Pass-Through Rate on the Class A Certificates and the Mezzanine Certificates for such Distribution Date exceeds LIBOR for the first Accrual Period. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the Group I Interest Coverage Account and the Group II Interest Coverage Account


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and remit to the Master Servicer or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the preceding sentence on each subsequent Distribution Date, if any, that will occur during the Funding Period or that will be the Distribution Date immediately following the end of the Funding Period, if no Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date (assuming that LIBOR remains constant at the level of LIBOR applicable to the calculation of the Pass-Through Rate for the Class A Certificates and the Mezzanine Certificates for the current Distribution Date).

                  (d) Upon the earliest of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the Certificate Principal Balances of the Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Accounts after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Master Servicer or its designee.

                  SECTION 4.07.             Distributions on the REMIC Regular
                                            Interests.

                  (a) On each Distribution Date, the Trustee shall cause the Available Funds from the Distribution Account to make the following disbursements and transfers, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  With respect to the Group I Mortgage Loans:

                  (1)(i) first, to the Holders of REMIC 1 Regular Interest LT-S1, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT1-PF and REMIC 1 Regular Interest LT-P in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) to the Holders of REMIC 1 Regular Interest LT-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (2)(I) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT1,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1 is reduced to zero;


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                           (b) to the Holders of REMIC 1 Regular Interest
                  LT1-PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-PF is reduced to zero;

                           (c) to the Holders of REMIC 1 Regular Interest LT-S1,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S1 is reduced to zero; provided, however, for the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT-S1 in the order and priority described above and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-PF;

                           (d) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1 Interest).

                  With respect to the Group II Mortgage Loans:

                  (1) first, to the Holders of REMIC 1 Regular Interest LT2, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT-S2 in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (2) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT2,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2 is reduced to zero;

                           (b) to the Holders of REMIC 1 Regular Interest
                  LT2-PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2-PF is reduced to zero;

                           (c) to the Holders of REMIC 1 Regular Interest LT-S2,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-S2 is reduced to zero; provided, however, for the first three Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2 and REMIC 1 Regular Interest LT-S2 in the order and priority described above and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT2-PF;

                           (d) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1 Interest).


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                  On each Distribution Date, all amounts representing Prepayment
Charges in respect of the Group I Mortgage Loans and the Group II Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interest LT- P. The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interest LT-P shall not reduce the Uncertificated Principal Balance thereof.

                  (b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                                    (i) first, to Holders of REMIC 2 Regular
                           Interest MT-AA, REMIC 2 Regular Interest MT-A1, REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT-M4, REMIC 2 Regular Interest MT-B, REMIC 2 Regular Interest MT-ZZ and REMIC 2 Regular Interest MT-P, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest MT-ZZ shall be reduced when the REMIC 2 Overcollateralized Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum MT-ZZ Uncertificated Accrued Interest Deferral Amount and shall be paid to the other REMIC 2 Regular Interests in the same proportion and priority as Net Monthly Excess Cashflow is paid to the corresponding Certificates as Extra Principal Distribution Amount; and

                  (ii) second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 2 Regular Interest MT-AA
                  and REMIC 2 Regular Interest MT-P, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero; provided, however, that REMIC 2 Regular Interest MT-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest MT-P, until $100 has been distributed pursuant to this clause;

                           (b) to the Holders of REMIC 2 Regular Interest MT-A1,
                  REMIC 2 Regular Interest MT-A2, REMIC 2 Regular Interest MT-M1, REMIC 2 Regular Interest MT-M2, REMIC 2 Regular Interest MT-M3, REMIC 2 Regular Interest MT- M4 and REMIC 2 Regular Interest MT-B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates,


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                  until the Uncertificated Principal Balances of such REMIC 2
                  Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC 2 Regular Interest MT-ZZ,
                  1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

                           (e) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-2 Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 2 Regular Interest MT-AA and REMIC 1 Regular Interest MT-P, in that order and (ii) REMIC 2 Regular Interest MT-ZZ, respectively; provided that REMIC 2 Regular Interest MT-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest MT-P, until $100 has been distributed pursuant to this clause.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 2 to the Holders of REMIC 2 Regular Interest MT-P. The payment of the foregoing amounts to the Holders of REMIC 2 Regular Interest MT-P shall not reduce the Uncertificated Principal Balance thereof.

                  SECTION 4.08.             Allocation of Realized Losses.

                  (a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and seventh, to the Class M- 1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificate shall be made by reducing the amount


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otherwise payable in respect thereof pursuant to Section 4.01(d)(xiii). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

                  (b) All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest MT-AA and REMIC 2 Regular Interest MT-ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA and REMIC 2 Regular Interest MT-ZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-B and REMIC 2 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-M4 and REMIC 2 Regular Interest MT- ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M4 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-M3 and REMIC 2 Regular Interest MT- ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M3 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-M2 and REMIC 2 Regular Interest MT- ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M2 has been reduced to zero; and seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest MT-AA, REMIC 2 Regular Interest MT-M1 and REMIC 2 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest MT-M1 has been reduced to zero.

                  SECTION 4.09.             The Trustee Remittance Report.

                  (a) On each Trustee Reporting Date by noon New York time, the Trustee shall furnish a report (the "Trustee Remittance Report") in the form attached as Exhibit Q to this Agreement (together with a statement containing the information that is required to be included in the statement to be prepared by the Trustee pursuant to Section 4.03) to the Guarantor and the NIMS Insurer by electronic medium as agreed to by the Trustee, the Guarantor and the NIMS Insurer.

                  (b) Subject to paragraph (d) below, if in any month the Trustee fails to deliver the Trustee Remittance Report by noon New York time on the related Trustee Reporting Date, the Guarantor shall use its best efforts to determine the amount of any required Guarantor Payment. If on any Distribution Date the Guarantor makes any Guarantor Payment as a result of such failure of the Trustee to deliver the Trustee Remittance Report, the Trustee shall pay the Guarantor from its own funds (not from the proceeds of the Trust Fund), not later than the fourth Business Day following such Distribution Date, a $100 fee plus an amount equal to the product of (i) the principal portion of such Guarantor Payment, (ii) a percentage equal to (A) the Prime Rate plus 2.00% divided by (B) 365 and (iii) the number of days between the Trustee Reporting Date and the date on which the Guarantor received the Trustee Remittance Report.



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                  (c) Subject to paragraph (d) below, if in any month the
Trustee fails to provide the Guarantor the Trustee Remittance Report on or prior to the Trustee Reporting Date, the Trustee shall pay to the Guarantor the following amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Trustee shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth such failure to provide a Trustee Remittance Report to the Guarantor pursuant to Section 4.09(a) shall constitute an event of default and permit the Guarantor to remove the Trustee for cause.

                  (d) The Trustee shall have no responsibility or liability (including removal as Trustee) under paragraphs (b) and (c) of this Section 4.09 if the Trustee's failure to timely deliver the Trustee Remittance Report is due to the failure of the Master Servicer to furnish the Trustee with a report in accordance with Section 4.04(a). If the Trustee's failure to timely deliver the Trustee Remittance Report is due to the failure of the Master Servicer to furnish the Trustee with a report in accordance with Section 4.04(a), the Master Servicer shall pay to the Guarantor the amount set forth in Section 4.09(b) above (i.e., the product of the amounts described in clauses (i), (ii) and (iii) of Section 4.09(b) above) and the following additional amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Master Servicer shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth such failure to provide the Trustee with a report in accordance with Section 4.04(a) and thereby causing the Trustee's failure to timely deliver a Trustee Remittance Report to the Guarantor pursuant to Section 4.09(a) shall constitute a Master Servicer Event of Termination.

                  (e) On each Trustee Reporting Date by noon New York time, the Trustee shall forward a Liquidation Report for the related Distribution Date (in the form attached as Exhibit N to this Agreement) to the Guarantor and the NIMS Insurer by electronic medium as agreed to by the Trustee, the Guarantor and the NIMS Insurer, to the extent that the Trustee has received from the Master Servicer such Liquidation Report.

                  SECTION 4.10.             Loan Data Remittance Report.

                  (a) On each Loan Data Remittance Date by noon Pacific Time, the Master Servicer shall furnish a complete and accurate report (the "Loan Data Remittance Report") in the form attached as Exhibit P to this Agreement to the Guarantor and the NIMS Insurer by electronic medium as agreed to by the Master Servicer, the NIMS Insurer and the Guarantor. In addition, the Master Servicer shall (i) furnish to the Guarantor and the NIMS Insurer a report with respect to the Mortgage Loans that have been voluntarily repurchased by the Master Servicer pursuant to Section 3.16 during the related Prepayment Period indicating the Mortgage Loan number, the date of repurchase and the Principal Balance of each Mortgage Loan so repurchased and (ii) furnish to the Guarantor and the NIMS Insurer a Monthly Appraisal Defects Report and a Monthly Quality Control Report, each in form and substance satisfactory to the Guarantor.

                  (b) If in any month the Master Servicer fails to provide the Guarantor the Loan Data Remittance Report on or prior to the Loan Data Remittance Date or if such report is deemed to be materially incomplete or inaccurate by the Guarantor, the Master Servicer shall pay to the


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Guarantor the following amounts: (i) upon the first such failure, $500; (ii)
upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Master Servicer shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth such failure to provide a Loan Data Remittance Report to the Guarantor pursuant to Section 4.06(a) shall constitute a Master Servicer Event of Termination.

                  SECTION 4.11.             Compliance with Withholding.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.



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                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01.             The Certificates.

                  Each of the Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates, the Class S Certificates and the Mezzanine Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance or Notional Amount of such Class on the Closing Date. The Class P Certificates, the Class C Certificates and the Residual Certificates are issuable in any Percentage Interests; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

                  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates shall be Book- Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on


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behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-4 Interest and the Class R-5 Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

                  (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized


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to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Master Servicer's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (d) No transfer, sale, pledge or other disposition of any Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfer of any Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificates by the Depositor (i) the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit H) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class B Certificate, Class C Certificate, Class P Certificate or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section


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4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit M, unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Notwithstanding the foregoing, the Class B Certificates may be transferred to a transferee that, as certified in Exhibit M, is an insurance company and (A) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), (B) the conditions set forth in PTCE 95-60 have been satisfied and (C) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.

                  Each Transferee of a Mezzanine Certificate (other than the Class B Certificates) will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets,
(b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59, 55 Fed. Reg. 36724 (September 6, 1990), as amended by PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Class B Certificate, Class C Certificate, Class P Certificate or Residual Certificate or any interest therein is acquired or held in violation of the provisions of the second preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein


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was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Guarantor, the NIMS Insurer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           (A) an affidavit in the form of Exhibit K hereto from
                  the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           (B) a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The


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         Trustee shall be entitled to recover from any Holder of a Residual
         Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee will be entitled to additional compensation from such person for the cost of providing such information, but the Trustee shall in all events be required to furnish such information regardless of whether the Trustee has been compensated.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Guarantor and the NIMS Insurer, in form and substance satisfactory to the Trustee, the Guarantor and the NIMS Insurer, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any Trust REMIC to fail to qualify as a REMIC or have any adverse impact on such REMIC.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.


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                  SECTION 5.03.             Mutilated, Destroyed, Lost or Stolen
                                            Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the Guarantor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04.             Persons Deemed Owners.

                  The Master Servicer, the Depositor, the Trustee, the Guarantor, the NIMS Insurer, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the Guarantor, the NIMS Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee, the Guarantor nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05.             Appointment of Paying Agent.

                  (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor, the Guarantor and the NIMS Insurer.

                  (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding


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the withholding of payments in respect of Federal income taxes due from
Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

                  SECTION 6.01. Liability of the Originator, the Master Servicer and the Depositor.

                  The Originator and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Originator or the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                  SECTION 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Originator, the Master Servicer or the Depositor.

                  Any entity into which the Originator, the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Originator, the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Originator, the Master Servicer or the Depositor, shall be the successor of the Originator, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

                  SECTION 6.03. Indemnification; Limitation on Liability of the Master Servicer and Others.

                  (a) The Master Servicer (except the Trustee if it is required to succeed the Master Servicer hereunder) indemnifies and holds the Guarantor, the NIMS Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Guarantor, the NIMS Insurer and any Certificateholder may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Guarantor, the NIMS Insurer and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Guarantor, the NIMS Insurer and/or the Certificateholder in respect of such claim. The provisions of this Section 6.03 shall survive the termination of this Agreement and the payment of the outstanding Certificates.



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                  (b) The Guarantor shall be indemnified by the Trust Fund for any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates.

                  (c) None of the Depositor, the Originator, the Master Servicer or the Trustee or any of the directors or officers or employees or agents of the Depositor, the Originator, the Master Servicer or the Trustee shall be under any liability to the Trust or the Certificateholders or to one another for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Originator, the Master Servicer or the Trustee or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer for a breach of the servicing standard set forth in Section 3.01, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations and duties hereunder. The preceding sentence shall not limit the obligations of the Master Servicer pursuant to Section 8.05.

                  The Depositor, the Master Servicer, the Originator, the Trustee and any director or officer or employee or agent of the Depositor, the Master Servicer, the Originator or the Trustee may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Master Servicer, the Originator, the Trustee and any director or officer or employee or agent of the Depositor, the Master Servicer, the Originator, the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith, fraud or negligence in the performance of duties hereunder, a breach of a representation or warranty hereunder or (in the case of the Master Servicer) a breach of the servicing standard set forth in Section 3.01, or by reason of its negligent disregard of obligations and duties hereunder. The Master Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11(a)(viii), any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

                  SECTION 6.04.             Master Servicer Not to Resign.


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



                  Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee, the Guarantor and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the NIMS Insurer or the Guarantor as provided in Section 1.04 and (b) each Rating Agency shall have delivered a letter to the Trustee, the Guarantor and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates (without regard to the Guarantee of the Guarantor); PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated, with the consent of the NIMS Insurer or the Guarantor as provided in Section 1.04, a successor servicer in accordance with
Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Guarantor and the NIMS Insurer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Guarantor and the NIMS Insurer.

                  SECTION 6.05.             Delegation of Duties.

                  In the ordinary course of business and only with the approval of the Guarantor, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in
Section 3.01; provided, however, that the Guarantor shall consult with the NIMS Insurer, but the decision to approve such Person shall be in the Guarantor's sole discretion. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Master Servicer shall provide the Trustee, the Guarantor and the NIMS Insurer with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

                  SECTION 6.06.             [Reserved].

                  SECTION 6.07.             Inspection.

                  The Originator and Master Servicer shall afford the Trustee, the Guarantor and the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records


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maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Trustee, the Guarantor and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement. The Master Servicer also shall afford the Guarantor and the NIMS Insurer, upon reasonable advance notice, during normal business hours, the right to audit the Master Servicer's servicing practices.




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                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01.             Master Servicer Events of
                                            Termination.

                  (a) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or to the Trustee by the Guarantor, the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 15 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 15 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Trustee by the Guarantor, the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or
         (B) of actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable


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         insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) A Delinquency Master Servicer Termination Trigger has occurred and is continuing; or

                  (vi) The Master Servicer shall fail to maintain a net worth of $20,000,000 or more;

                  (vii) The Master Servicer is no longer an approved servicer of Freddie Mac; or

                  (viii) The Master Servicer's failure to comply with its reporting obligations under Section 4.04, if so provided in Section 4.09(d) and Section 4.10(b);

                  (b) then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date (provided the Trustee shall give the Master Servicer notice of such failure to advance by 5:00 P.M. New York time on the Master Servicer Remittance Date), the Trustee shall, at the direction of the NIMS Insurer or the Guarantor as provided in Section 1.04, or may, with the consent of the NIMS Insurer or the Guarantor as provided in Section 1.04, terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with
Section 7.02, shall immediately make such Advance and assume, pursuant to
Section 7.02, the duties of a successor Master Servicer, (y) in the case of
(i)(B), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, the Trustee shall, at the written direction of the NIMS Insurer or the Guarantor as provided in
Section 1.04 or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the NIMS Insurer or the Guarantor as provided in Section 1.04), by notice then given in writing to the Master Servicer and to the Trustee, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Guarantor, the NIMS Insurer, the Depositor and the Originator. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders, the Guarantor or the NIMS Insurer) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor Master Servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Master Servicer) for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the


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Collection Account, the Distribution Account, any REO Account or any Servicing
Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses, and if such predecessor Master Servicer defaults in its obligation to pay such costs and expenses, such costs and expenses shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust as set forth in
Section 3.11).

                  (c) In connection with any failure by the Master Servicer to make any remittance required to be made by the Master Servicer to the Distribution Account pursuant to this Section 7.01 on the day and by the time such remittance is required to be made under the terms of this Section 7.01 (without giving effect to any grace or cure period), the Master Servicer shall pay to the Trustee for the account of the Trustee interest at the Prime Rate on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

                  SECTION 7.02.             Trustee to Act; Appointment of
                                            Successor.

                  (a) Within 90 days of the time the Master Servicer (and the Trustee, if notice is sent by the Holders, the Guarantor or the NIMS Insurer) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Master Servicer as is acceptable to the NIMS Insurer or the Guarantor as provided in Section 1.04 and approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Master Servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, that the appointment of any such successor Master Servicer shall be approved by the NIMS Insurer or the Guarantor as provided in Section 1.04 (such approval not to be unreasonably withheld), as evidenced by the prior written consent of the NIMS Insurer or the Guarantor, as applicable, and will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates (without regard to


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the Guarantee of the Guarantor) by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Originator, the Trustee, the Guarantor or the NIMS Insurer pursuant to Section 6.03), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  Notwithstanding the foregoing, the parties hereto acknowledge that in the event of the termination of the Master Servicer pursuant to Section 7.01, the Special Sub-Servicer shall be appointed the successor Master Servicer provided that at the time of the Master Servicer's termination hereunder (i) the Special Sub-Servicer is an approved servicer of Freddie Mac, (ii) the Special Sub-Servicer has at least RPS-2 and RSS-2 rankings by Fitch, (iii) the Special Sub-Servicer has performed its duties and obligations under the Special Sub-Servicing Agreement and (iv) any Event of Default Special Sub-Servicer Event of Termination (as defined in the Special Sub-Servicing Agreement) has not occurred and is not continuing.

                  (b) Any successor to the Master Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Guarantor, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

                  SECTION 7.03.             Waiver of Defaults.

                  The Majority Certificateholders, on behalf of all Certificateholders and with the consent of the NIMS Insurer or the Guarantor as provided in Section 1.04, may waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, PROVIDED, HOWEVER, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the consent of the Guarantor or the NIMS Insurer as provided in
Section 1.04. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom


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shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies, the Guarantor and the NIMS Insurer.

                  SECTION 7.04.             Notification to Certificateholders.

                  (a) Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Guarantor, the NIMS Insurer and each Rating Agency.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders, the Guarantor and the NIMS Insurer notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured.

                  SECTION 7.05.             Survivability of Master Servicer
                                            Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

                  SECTION 7.06. Rights of the Guarantor to Exercise Rights of Class A-1
                                            Certificateholders and the Class S-1
                                            Certificateholders.

                  By accepting any ownership interest in its Certificate, each Class A-1 Certificateholder and Class S-1 Certificateholder agrees that the Guarantor shall be deemed to be the Certificateholder for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of the Class A-1 Certificateholders and the Class S-1 Certificateholders under this Agreement and under each Class A-1 Certificate and Class S-1 Certificate without any further consent of the Class A-1 Certificateholders or the Class S-1 Certificateholders, including, without limitation:

                  (a) the right to require the Originator to repurchase Mortgage Loans pursuant to Section 2.03;

                  (b) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as servicer pursuant to
         Section 7.01 and to consent to or direct waivers of Master Servicer defaults pursuant to Section 7.03;

                  (c) the right to direct the actions of the Trustee during the continuance of a Master Servicer default pursuant to Sections 7.01 and 7.02;



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                  (d) the right to institute proceedings against the Master
         Servicer pursuant to Section 7.01;

                  (e) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02;

                  (f) the right to remove the Trustee pursuant to Section 8.07;

                  (g) the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with this Agreement; and

                  (h) all Voting Rights.

                  In addition, each Class A-1 Certificateholder and Class S-1 Certificateholder agrees that the rights specifically enumerated in this Agreement may be exercised by such Certificateholders only with the prior written consent of the Guarantor.

                  SECTION 7.07. Trustee to Act Solely with Consent of the Guarantor.

                  The Trustee shall not, without the Guarantor's consent or unless directed by the Guarantor, agree to any amendment pursuant to Article XI; provided, however, that such consent shall not be unreasonably withheld. The Guarantor may, in writing and in its sole discretion renounce all or any of its rights under Section 7.06 or 7.07 or any requirement for the Guarantor's consent for any period of time.

                  SECTION 7.08. Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Guarantor.

                  The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Guarantor and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Guarantor. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Guarantor for action to preserve or enforce the Guarantor's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Guarantor, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

                  The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Guarantor, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Guarantor.




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                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01.             Duties of Trustee.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders, the Guarantor and the NIMS Insurer and will, at the expense of the Originator, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Guarantor.

                  The Trustee's computer and other systems used in performing its duties and obligations under this Agreement operate in a manner such that
(i) the Trustee can perform such duties and obligations in accordance with the terms of this Agreement and (ii) the Trustee can operate its business in the same manner as it is operating on the date hereof.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                  (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;



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                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Guarantor, the NIMS Insurer or the Majority Certificateholders (with the consent of the Guarantor, so long as no Guarantor Default exists and is continuing) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Guarantor, the NIMS Insurer or the Majority Certificateholders.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02.             Certain Matters Affecting the
                                            Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;



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                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Guarantor, pursuant to the provisions of this Agreement, unless such Certificateholders or the Guarantor, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Guarantor, the NIMS Insurer or the Majority Certificateholders (with the consent of the Guarantor, so long as no Guarantor Default exists and is continuing); PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) or, if paid by the Trustee, shall be reimbursed by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) upon demand and, if not reimbursed by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer), shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.



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                  SECTION 8.03.             Trustee Not Liable for Certificates
                                            or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub- Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 7.02); PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to
Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

                  SECTION 8.04.             Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, the Master Servicer, the Guarantor, the NIMS Insurer, the Depositor or their Affiliates.



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                  SECTION 8.05.             Trustee Fee and Expenses.

                  The Trustee shall pay to itself the Trustee Fee in accordance with Section 4.01(a) and, to the extent that the funds therein are at anytime insufficient for such purpose, the Master Servicer shall pay such fees. The Master Servicer (or the Depositor, if the Trustee becomes the Master Servicer) will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any amounts paid by the Trustee for the recording of Assignments of Mortgage pursuant to Section 2.01) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Master Servicer (or the Depositor, if the Trustee becomes the Master Servicer) covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder. If the Master Servicer (or the Depositor, if the Trustee becomes the Master Servicer) defaults in its obligations to pay or reimburse the Trustee any amount as required under this Section 8.05, the Trustee shall be entitled to be paid or reimbursed such amount at any time from the assets of the Trust Fund consisting of any amounts on deposit at such time in the Collection Account or the Distribution Account pursuant to Section 3.11(b)(v).

                  SECTION 8.06.             Eligibility Requirements for
                                            Trustee.

                  The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "Baa3" by Moody's, a long-term debt rating of at least "A-" and a short-term debt rating of at least "A-1" by S&P, if rated by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee, the Guarantor and the NIMS Insurer at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07.             Resignation or Removal of Trustee.



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                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Guarantor, the NIMS Insurer, the Depositor, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the Guarantor (after consultation with the NIMS Insurer) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee (i) shall cease to be eligible in accordance with the provisions of Section 8.06 or (ii) fails to comply with the reporting obligations under Section 4.09(a), to the extent set forth in Section 4.09(c), and shall fail to resign after written request therefor by the Depositor or the Guarantor or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Master Servicer, the Guarantor or the NIMS Insurer may remove the Trustee. If the Depositor, the Master Servicer, the Guarantor or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor, with the consent of the Guarantor, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that, in connection with the appointment of a successor Trustee under this paragraph, the Guarantor shall consult with the NIMS Insurer, but the decision to appoint a successor Trustee under this paragraph shall remain in the Guarantor's sole discretion.

                  The Majority Certificateholders may, with the prior written consent of the Guarantor, at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer and the Trustee; the Guarantor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section; provided, however, that in connection with the removal of the Trustee and appointment of a successor Trustee pursuant to this paragraph, the Guarantor shall consult with the NIMS Insurer, but the decision to remove the Trustee and appoint a successor Trustee in accordance with this paragraph shall remain in the Guarantor's sole discretion.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

                  Notwithstanding anything to the contrary contained herein the Trustee may not be removed by the Depositor or the Certificateholders without the prior written consent of the Guarantor, which consent shall not be unreasonably withheld.

                  If the Trustee resigns or is removed, the Guarantor or the NIMS Insurer may terminate any Custodian or Paying Agent; PROVIDED, HOWEVER, that any such termination of any Custodian or Paying Agent shall not become effective until a successor Trustee (or a successor


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Custodian or Paying Agent, as applicable, on its behalf) shall have assumed in writing the duties of the terminated Custodian or Paying Agent, as applicable.

                  SECTION 8.08.             Successor Trustee.

                  Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Guarantor, the NIMS Insurer, the Depositor, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

                  Notwithstanding anything to the contrary contained herein, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Guarantor, which consent shall not be unreasonably withheld.

                  SECTION 8.09.             Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.             Appointment of Co-Trustee or
                                            Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the Guarantor and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and


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to vest in such Person or Persons, in such capacity and for the benefit of the
Certificateholders and the Guarantor, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer, the Guarantor and the NIMS Insurer. If the Master Servicer, the Guarantor and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Master Servicer and the Trustee, acting jointly and with the consent of the Guarantor and the NIMS Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Master Servicer, the Guarantor and the NIMS Insurer.


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                  Any separate trustee or co-trustee may, at any time,
constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  SECTION 8.11.             Limitation of Liability.

                  The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                  SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

                  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders and the Guarantor in respect of which such judgment has been recovered.

                  (b) The Trustee shall afford the Seller, the Originator, the Depositor, the Master Servicer, the Guarantor, the NIMS Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the Guarantor, the NIMS Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Originator the Master Servicer, the Depositor, the Guarantor and such Certificateholder and shall make available to the Seller, the Originator, the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Originator, the Depositor, the Master Servicer, the Guarantor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

                  SECTION 8.13.             Suits for Enforcement.

                  In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction


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of the Majority Certificateholders or the Guarantor, or may, with the consent of the Guarantor, proceed to protect and enforce its rights and the rights of the Certificateholders, the Guarantor or the NIMS Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Guarantor, the NIMS Insurer and the Certificateholders.

                  SECTION 8.14.             Waiver of Bond Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

                  SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.



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                                   ARTICLE IX

                              REMIC ADMINISTRATION

                  SECTION 9.01.             REMIC Administration.

                  (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

                  (c) The Master Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder. The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

                  (d) The Trustee shall prepare, sign and file, all of the REMICs' federal and state tax and information returns as the direct representative of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Holder of the Class R Certificates at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (at the Trustee's own expense without right of reimbursement in consideration of the compensation paid to the Trustee hereunder, including any additional compensation accepted by the Trustee pursuant Section 5.02(d)(vi) under the circumstances set forth in such subclause (vi)) (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any government taxing agency, extend any statute of


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limitations relating to any item of any Trust REMIC and otherwise act on behalf of any Trust REMIC in relation to any tax matter involving the Trust, provided that to the extent that such representation affects the Guarantor's obligations hereunder, the Trustee agrees to consult with the Guarantor and accommodate the Guarantor's reasonable requests.

                  (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Guarantor, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any Trust REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Guarantor, the NIMS Insurer and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and no such Person shall take any such action or cause any Trust REMIC to take any such action as to which the Trustee, the Guarantor, the NIMS Insurer or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Master Servicer, the Master Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

                  (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to any Trust REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.


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                  (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services.

                  (k) On or before April 15 of each calendar year beginning in 2003, the Master Servicer shall deliver to the Guarantor, the NIMS Insurer, the Trustee and each Rating Agency an Officers' Certificate stating the Master Servicer's compliance with the provisions of this Section 9.01.

                  (j) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

                  SECTION 9.02.             Prohibited Transactions and
                                            Activities.

                  Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any Trust REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it, the Guarantor and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any Trust REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any Trust REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                  SECTION 9.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

                  (a) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to (i) the negligent performance by the Master Servicer of its duties and obligations set forth herein or (ii) a any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Master Servicer or the Trustee, the Master Servicer shall indemnify the Guarantor, the NIMS Insurer, the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; PROVIDED, HOWEVER, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event


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shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  (b) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Guarantor, the NIMS Insurer and the Trust Fund against any and all Losses resulting from such negligence; PROVIDED, HOWEVER, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).




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                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.01.            Termination.

                  (a) The respective obligations and responsibilities of the Originator, the Master Servicer, the Depositor, the Guarantor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the optional purchase by the Master Servicer or the NIMS Insurer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The Master Servicer (or if the Master Servicer fails to exercise such option, the NIMS Insurer) may, at its option, terminate this Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the sum of the aggregate Principal Balances of the Initial Mortgage Loans on the Cut-off Date plus the Original Pre-Funded Amounts, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) or the market value of the Mortgage Loans and REO Properties, in each case plus (i) accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, (ii) unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, (iii) any accrued and unpaid Net WAC Rate Carryover Amount and (iv) any amount owed to the Guarantor under this Agreement in respect of the Guaranteed Certificates (the "Termination Price").

                  In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer or the NIMS Insurer, as applicable, shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price and the delivery of an opinion of counsel in form and substance acceptable to the Guarantor that such termination is a "Qualified Liquidation", under Section 860F of the Code, of REMIC 1 and of each other REMIC.


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The Terminator shall indemnify the Guarantor for any claims under this Agreement due to the Terminator's exercise of such option. In addition, the Terminator shall reimburse the Trustee for the Trustee's out-of-pocket costs and expenses incurred by the Trustee in connection with the Terminator's exercise of such option.

                  (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer or the NIMS Insurer, by letter to the Certificateholders, the Guarantor and the NIMS Insurer mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

                  (c) Upon presentation and surrender of the terminated Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. With respect to the terminated Certificates, on the final Distribution Date therefor, the Trustee will withdraw from the Distribution Account and remit to the Guarantor the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay Holders of the Guaranteed Certificates pursuant to
Section 4.01 and any amounts owing to the Trustee in respect of the Trustee Fee (or any other amount payable or reimbursable to the Trustee pursuant to this Agreement, including, but not limited to Section 7.02 and Section 8.05) and due and unpaid Advances, Servicing Advances and Servicing Fees, (y) the unpaid amounts due and owing to the Guarantor relating to the Guaranteed Certificates pursuant to Sections 4.01, 4.09 and 4.10. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                  (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans), the NIMS Insurer (if the NIMS Insurer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the terminated Certificates shall not have been surrendered for cancellation, the Residual Certificateholder shall be entitled to all unclaimed funds


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and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholder for payment.

                  SECTION 10.02.            Additional Termination Requirements.

                  (a) In the event that the Master Servicer or the NIMS Insurer exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Guarantor shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Master Servicer or the NIMS Insurer shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer or the NIMS Insurer, as applicable, for cash pursuant to the terms of the plan of complete liquidation; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Holders of the Class A Certificates, the Mezzanine Certificates, the Class C Certificates and the Class P Certificates, the Certificate Principal Balance thereof, plus (in the case of the Class A Certificates and the Mezzanine Certificates) one month's interest thereon at the Pass- Through Rate therefor, (B) to the Holders of the Class S Certificates and the Class C Certificates one month's interest on the Notional Amount thereof at the Pass-Through Rate therefor and (C) to the Guarantor, all amounts owing to the Guarantor under this Agreement, and the Terminated REMICs shall terminate at such time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Guarantor and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.




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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01.            Amendment.

                  This Agreement may be amended from time to time by the Originator, the Depositor, the Master Servicer, the Guarantor and the Trustee with the consent of the NIMS Insurer (which consent shall not be unreasonably withheld) and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates (without regard to the Guarantee of the Guarantor) with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder.

                  In addition, (i) this Agreement may be amended from time to time by the Originator, the Depositor, the Master Servicer and the Trustee with the consent of the Guarantor and the NIMS Insurer (which consent shall not be unreasonably withheld) and (ii) the Master Servicer, the Guarantor and the NIMS Insurer may from time to time consent to the amendment of this Agreement, in each case with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates (the absence of adverse effect to be evidenced by either (i) an Opinion of Counsel delivered to the Trustee and a written notice to the Depositor, the Master Servicer, the Guarantor, the NIMS Insurer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates (without regard to the Guarantee of the Guarantor) or notes insured by the NIMS Insurer (without regard to the insurance policy issued by the NIMS Insurer) with respect to which it is a Rating Agency or (ii) written notice to the Depositor, the Master Servicer, the Guarantor, the NIMS Insurer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates (without regard to the Guarantee of the Guarantor) or notes insured by the NIMS Insurer (without regard to the insurance policy issued by the NIMS Insurer) with respect to which it is a Rating Agency) in a manner, other than as described in (x), or (z) modify the consents required by the immediately preceding clauses (x) and (y) without the consent of the Holders of all Certificates then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

                  Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of


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Counsel, delivered by (and at the expense of) the Person seeking such Amendment and satisfactory to the NIMS Insurer and the Guarantor, to the effect that such amendment will not result in the imposition of a tax on any Trust REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                  Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the Guarantor, the NIMS Insurer and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02.            Recordation of Agreement;
                                            Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders or the Guarantor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.03.            Limitation on Rights of
                                            Certificateholders.

                  The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the


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obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04.            Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

                  SECTION 11.05.            Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Originator and/or Master Servicer, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, Attention:
William O'Neill, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Guarantor, the NIMS Insurer and the Trustee in writing by the Master Servicer, (b) in the case of the Trustee,


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Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951, Attention: Option One Mortgage Loan Trust Series 2002-5, with a copy to Wells Fargo Bank Minnesota, National Association, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Option One Series 2002-5, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Guarantor, the NIMS Insurer and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, Option One Mortgage Acceptance Corporation, 3 Ada, Irvine, California 92618, Attention: William O'Neill, or such other address or telecopy number as may be furnished to the Master Servicer, the Guarantor, the NIMS Insurer and the Trustee in writing by the Depositor, (d) in the case of the Guarantor, 8200 Jones Branch Drive, McLean, Virginia 22102, Attention: Director, Mortgage Security Operations--Funding and Investments, or such other address or telecopy number as may be furnished to the Depositor, the Master Servicer, the NIMS Insurer and the Trustee in writing by the Guarantor and (e) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer, the Trustee and the Guarantor in writing by the NIMS Insurer, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Guarantor and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06.            Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07.            Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.08. Notice to the Rating Agencies, the Guarantor and the NIMS Insurer.

                  (a) Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies, the Guarantor and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;



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                  (ii) the occurrence of any Master Servicer Event of
         Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Master Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee is acting as successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

                  (b) In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in
Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each annual statement as to compliance described in
                  Section 3.20 hereof;

                  (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

                  (iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made an Advance.

                  Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10007,
Attention: MBS Monitoring/Option One Mortgage Loan Trust 2002-3, Fitch Ratings, One State Street Plaza, New York, New York 10007 and Standard & Poor's Ratings Services, Inc., 55 Water Street, New York, New York 10004.

                  SECTION 11.09.            Further Assurances.

                  Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  SECTION 11.10.            Third Party Rights.

                  The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                  SECTION 11.11.            Benefits of Agreement.


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                  Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Guarantor, the NIMS Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 11.12.            Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  SECTION 11.13             No Petition.

                  The Depositor, Master Servicer and the Trustee, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates or this Agreement.


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                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the
Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                             OPTION ONE MORTGAGE ACCEPTANCE
                                             CORPORATION,
                                               as Depositor


                                             By:      /s/ David S. Wells
                                                      --------------------------
                                             Name:    David S. Wells
                                             Title:   Assistant Secretary


                                             OPTION ONE MORTGAGE CORPORATION,
                                               as Originator and Master Servicer

                                             By:      /s/ David S. Wells
                                                      --------------------------
                                             Name:    David S. Wells
                                             Title:   Assistant Secretary


                                             WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION,
                                               as Trustee

                                             By:      /s/ Peter J. Masterman
                                                      --------------------------
                                             Name:    Peter J. Masterman
                                             Title:   Vice President

                                             FEDERAL HOME LOAN MORTGAGE
                                             CORPORATION,
                                               as Guarantor

                                             By:      /s/ Richard L. Cooperstein
                                                      --------------------------
                                             Name:    Richard L. Cooperstein
                                             Title:   Vice President

STATE OF                )
                        ) ss.:
COUNTY OF               )


         On the ___th day of July, 2002 before me, a notary public in and for said State, personally appeared _______________ known to me to be a ______________ of Option One Mortgage Acceptance Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                        _______________________
                                                             Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

         On the ___th day of July, 2002 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of Option One Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                        _______________________
                                                             Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

         On the ___th day of July, 2002 before me, a notary public in and for said State, personally appeared________________, known to me to be a________________ of Wells Fargo Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        _______________________
                                                             Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )

         On the ___th day of July, 2002 before me, a notary public in and for said State, personally appeared________________, known to me to be a________________ of the Federal Home Loan Mortgage Corporation, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        _______________________
                                                             Notary Public

                                   EXHIBIT A-1

                         FORM OF CLASS A-1 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: A-1                                                $[__]

Initial Pass-Through Rate: Variable (As                   Original Class Certificate Principal Balance of
calculated in the Pooling and Servicing                   this Class:
Agreement)                                                $[__]

Cut-off Date: July 1, 2002                                Final Maturity Date: August 2032

First Distribution Date: August 26, 2002

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class A-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                  OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                  By: WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Trustee

                                  By____________________________________________

This is one of the Class A-1 Certificates referenced in the within-mentioned Agreement


By________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                       [Reverse of Class A-1 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-2

                         FORM OF CLASS A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                       :      1

Cut-off Date                          :      With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2002

First Distribution Date               :      _______

Initial Certificate Principal
Balance of this Certificate
("Denomination")                      :      $_______________

Original Class Certificate
Principal Balance of this
Class                                 :      $_______________

Percentage Interest                   :      100.00%

Pass-Through Rate                     :      Variable

CUSIP                                 :      _________________

Class                                 :      A-2

Assumed Maturity Date                 :      ________________

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class A-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-2 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                 OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                 By:  WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Trustee

                                 By_____________________________________________

This is one of the Class A-2 Certificates referenced in the within-mentioned Agreement


By____________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                       [Reverse of Class A-2 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-3

                         FORM OF CLASS S-1 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Notional Amount of this Certificate
                                                          ("Denomination"):

Class: S-1                                                $[__]

Initial Pass-Through Rate: Variable (As                   Original Notional Amount of this Class:
calculated in the Pooling and Servicing                   $[__]
Agreement)

Cut-off Date: July 1, 2002                                Final Maturity Date: August 2032

First Distribution Date: August 26, 2002

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class S-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-2 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                By:  WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, not in its
                                     individual capacity, but solely as Trustee


                                By_____________________________________________


This is one of the Class S-1 Certificates referenced in the within-mentioned Agreement


By_____________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                       [Reverse of Class S-1 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS S-2 CERTIFICATES


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Notional Amount of this Certificate
                                                          ("Denomination"):

Class: S-2                                                $[__]

Initial Pass-Through Rate: Variable (As                   Original Notional Amount of this Class:
calculated in the Pooling and Servicing                   $[__]
Agreement)

Cut-off Date: July 1, 2002                                Final Maturity Date: August 2032
First Distribution Date: August 26, 2002                  CUSIP: [____]

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class S-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-2 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                  OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                  By: WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Trustee


                                  By____________________________________________


This is one of the Class S-2 Certificates referenced in the within-mentioned Agreement


By____________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                       [Reverse of Class S-2 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-5

                         FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS S-1 CERTIFICATES AND THE CLASS S-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                       :      1

Cut-off Date                          :      With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2002

First Distribution Date               :      _______________

Initial Certificate Principal
Balance of this Certificate
("Denomination")                      :      $______________

Original Class Certificate
Principal Balance of this
Class                                 :      $______________

Percentage Interest                   :      100.00%

Pass-Through Rate                     :      Variable

CUSIP                                 :      _______________

Class                                 :      M-1

Assumed Maturity Date                 :      _______________

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the "Mortgage Loans")

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the "Exemption") set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                              OPTION ONE MORTGAGE LOAN TRUST 2002-5

                              By:      WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       not in its individual capacity, but
                                       solely as Trustee


                              By_________________________________________

This is one of the Class M-1 Certificates referenced in the within-mentioned Agreement


By________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association,
         as Trustee

                       [Reverse of Class M-1 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any, and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date plus the Original Pre-Funded Amounts, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2032.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-6

                         FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                       :      1

Cut-off Date                          :      With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2002

First Distribution Date               :      _____________________

Initial Certificate Principal
Balance of this Certificate
("Denomination")                      :      $____________________

Original Class Certificate
Principal Balance of this
Class                                 :      $____________________

Percentage Interest                   :      100.00%

Pass-Through Rate                     :      Variable

CUSIP                                 :      ___________________

Class                                 :      M-2

Assumed Maturity Date                 :      ___________________

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the "Mortgage Loans")

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the "Exemption") set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                   OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                   By:      WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION
                                            not in its individual capacity, but
                                            solely as Trustee


                                   By___________________________________________

This is one of the Class M-2 Certificates referenced in the within-mentioned Agreement


By________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association,
         as Trustee

                       [Reverse of Class M-2 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date plus the Original Pre-Funded Amounts, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2032.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-7

                         FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                       :      1

Cut-off Date                          :      With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) April 1, 2002

First Distribution Date               :      ______________

Initial Certificate Principal
Balance of this Certificate
("Denomination")                      :      $_____________

Original Class Certificate
Principal Balance of this
Class                                 :      $_____________

Percentage Interest                   :      100.00%

Pass-Through Rate                     :      Variable

CUSIP                                 :      ______________

Class                                 :      M-3

Assumed Maturity Date                 :      ______________

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the "Mortgage Loans")

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the "Exemption") set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                By:      WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         not in its individual capacity, but
                                         solely as Trustee


                                By___________________________________________

This is one of the Class M-3 Certificates referenced in the within-mentioned Agreement


By_______________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association,
         as Trustee

                       [Reverse of Class M-3 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date plus the Original Pre-Funded Amounts, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2032.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-8

                         FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                       :      1

Cut-off Date                          :      With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) April 1, 2002

First Distribution Date               :      ______________

Initial Certificate Principal
Balance of this Certificate
("Denomination")                      :      $_____________

Original Class Certificate
Principal Balance of this
Class                                 :      $_____________

Percentage Interest                   :      100.00%

Pass-Through Rate                     :      Variable

CUSIP                                 :      ______________

Class                                 :      M-4

Assumed Maturity Date                 :      ______________

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                    Class M-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the "Mortgage Loans")

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the "Exemption") set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                By:      WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         not in its individual capacity, but
                                         solely as Trustee


                                By__________________________________________

This is one of the Class M-4 Certificates referenced in the within-mentioned Agreement


By_____________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association,
         as Trustee

                       [Reverse of Class M-4 Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date plus the Original Pre-Funded Amounts, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2032.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                   EXHIBIT A-9

                          FORM OF CLASS B CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                       :      1

Cut-off Date                          :      With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) April 1, 2002

First Distribution Date               :      ______________

Initial Certificate Principal
Balance of this Certificate
("Denomination")                      :      $_____________

Original Class Certificate
Principal Balance of this
Class                                 :      $_____________

Percentage Interest                   :      100.00%

Pass-Through Rate                     :      Variable

CUSIP                                 :      ______________

Class                                 :      B

Assumed Maturity Date                 :      ______________

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                     Class B

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the "Mortgage Loans")

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that __________________________ is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the Denomination of this Class B Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the "Exemption") set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Class B Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                By:      WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         not in its individual capacity, but
                                         solely as Trustee


                                By_________________________________________

This is one of the Class B Certificates
referenced in the within-mentioned Agreement


By___________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association,
         as Trustee

                        [Reverse of Class B Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date plus the Original Pre-Funded Amounts, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2032.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                  EXHIBIT A-10

                          FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: C                                                  $[__]

Initial Pass-Through Rate: Variable (As                   Original Class Certificate Principal Balance of
calculated in the Pooling and Servicing                   this Class:
Agreement)                                                $[__]

Cut-off Date: July 1, 2002                                Final Maturity Date: August 2032

First Distribution Date: August 26, 2002

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                     Class C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above- referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Option One Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-2 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                 OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                 By:  WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Trustee


                                 By_____________________________________________

This is one of the Class C Certificates
referenced in the within-mentioned Agreement


By________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                        [Reverse of Class C Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                  EXHIBIT A-11

                          FORM OF CLASS P CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: P                                                  $100.00

Cut-off Date: July 1, 2002                                Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $100.00

First Distribution Date: August 26, 2002                  Final Maturity Date: August 2032

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5
                                     Class P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above- referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Option One Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-2 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                  OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                  By: WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Trustee


                                  By___________________________________________


This is one of the Class P Certificates
referenced in the within-mentioned Agreement


By______________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                        [Reverse of Class P Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                    Asset-Backed Certificates, Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this

Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                  EXHIBIT A-12

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No. 1

Percentage Interest:       100.00%

                      OPTION ONE MORTGAGE LOAN TRUST 2002-5
                    Asset-Backed Certificates, Series 2002-5
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above- referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Option One Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-2 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will, pursuant to the Agreement, provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest in this Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                 OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                 By:  WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Trustee


                                 By_____________________________________________


This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By______________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                        [Reverse of Class R Certificate]

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                  EXHIBIT A-13

                         FORM OF CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No. 1

Percentage Interest:       100.00%

                     OPTION ONE MORTGAGE LOAN TRUST 2002-5
                    Asset-Backed Certificates, Series 2002-5
                                   Class R-X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above- referenced Class with respect to the Trust

            OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Option One Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-2 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will, pursuant to the Agreement, provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest in this Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2002

                                 OPTION ONE MORTGAGE LOAN TRUST 2002-5

                                 By: WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, not in its
                                     individual capacity, but solely as Trustee


                                 By_____________________________________________


This is one of the Class R-X Certificates referenced in the within-mentioned Agreement


By_________________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         National Association, as Trustee

                       [Reverse of Class R-X Certificate]

                      Option One Mortgage Loan Trust 2002-5
                           Asset-Backed Certificates,
                                  Series 2002-5

         This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the applicable Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and
(iii) the Distribution Date in August 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
          (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of _____________________________, account number ____________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ________________________________.

         This information is provided by the assignee named above, or as its agent.

                                    EXHIBIT B

                                   [Reserved]

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENTS

                        OPTION ONE MORTGAGE CORPORATION,

                                  as Originator


                         OPTION ONE OWNER TRUST 2001-1B,

                                    as Seller

                                       and


                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,

                                  as Purchaser







                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of July 19, 2002






                      Option One Mortgage Loan Trust 2002-5
                    Asset-Backed Certificates, Series 2002-5


                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


                                                    ARTICLE I.

                                                    DEFINITIONS
         Section 1.01      DEFINITIONS............................................................................1

                                                    ARTICLE II.

                                 SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE
         Section 2.01      SALE OF MORTGAGE LOANS.................................................................2
         Section 2.02      OBLIGATIONS OF ORIGINATOR UPON SALE....................................................2
         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.......................................5

                                                   ARTICLE III.

                                REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
         Section 3.01      ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE
                           MORTGAGE LOANS.........................................................................5
         Section 3.02      ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE ORIGINATOR...................5
         Section 3.03      ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER.......................7
         Section 3.04      REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES..................................8

                                                    ARTICLE IV.

                                              ORIGINATOR'S COVENANTS
         Section 4.01 COVENANTS OF THE ORIGINATOR................................................................10

                                                    ARTICLE V.

                                INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS
         Section 5.01      INDEMNIFICATION.......................................................................10

                                                    ARTICLE VI.

                                                    TERMINATION
         Section 6.01      TERMINATION...........................................................................12

                                                   ARTICLE VII.

                                             MISCELLANEOUS PROVISIONS
         Section 7.01      AMENDMENT.............................................................................12
         Section 7.02      GOVERNING LAW.........................................................................12


                                                        ii




         Section 7.03      NOTICES...............................................................................12
         Section 7.04      SEVERABILITY OF PROVISIONS............................................................13
         Section 7.05      COUNTERPARTS..........................................................................13
         Section 7.06      FURTHER AGREEMENTS....................................................................13
         Section 7.07      INTENTION OF THE PARTIES..............................................................13
         Section 7.08      SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT..............................13
         Section 7.09      SURVIVAL..............................................................................14
         Section 7.10      OWNER TRUSTEE.........................................................................14



                                                        iii

                  MORTGAGE LOAN PURCHASE AGREEMENT, dated as of July 19, 2002 (the "Agreement"), among Option One Mortgage Corporation (the "Originator"), Option One Owner Trust 2001-1B (the "Seller") and Option One Mortgage Acceptance Corporation (the "Purchaser").

                                   WITNESSETH

                  WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                  WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, the Seller is an indirect subsidiary of the Originator and the Originator is the administrator of the Seller; and

                  WHEREAS, the Originator originated the Mortgage Loans and previously sold the Mortgage Loans; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Originator as originator and servicer, the Federal Home Loan Mortgage Corporation, as guarantor of the Class A-1 Certificates and the Class S-1 Certificates and Wells Fargo Bank Minnesota, National Association as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to Option One Mortgage Loan Trust 2002-5 (the "Trust"); and

                  WHEREAS, the Originator is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself, the Seller and the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         "ORIGINATOR INFORMATION": The information in the [Prospectus Supplement as follows: under "SUMMARY OF TERMS--Mortgage Loans," the first sentence under the fifth bullet point under "RISK FACTORS--Unpredictability of Prepayments and Effect on Yields," "RISK FACTORS--Delinquent Mortgage Loan Risk," the third sentence under "RISK FACTORS--Balloon Loan Risks," the first sentence under "RISK FACTORS--Second Lien Loan Risk," "RISK FACTORS- Convertible Mortgage Loan Risk," the first sentence of the third paragraph under "RISK FACTORS--Potential Inadequacy of Credit Enhancement for the Offered Certificates," the second sentence under the fourth bullet point under "RISK FACTORS--Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization," the second sentence under "RISK FACTORS--High Loan-to-Value Ratios Increase Risk of Loss," "THE MORTGAGE POOL," "OPTION ONE MORTGAGE CORPORATION," and the first sentence of the fifth paragraph under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."]

                                   ARTICLE II.

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01      SALE OF MORTGAGE LOANS.

         (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

         (b) In connection with the transactions contemplated by Section 2.08 of the Pooling and Servicing Agreement, the Seller hereby agrees that the Depositor shall be under no obligation to purchase any Subsequent Mortgage Loans unless
(i) the conditions precedent contained in Section 2.08 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit R thereto, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 3.01 of this Agreement. The sale of Subsequent Mortgage Loans by the Seller to the Depositor shall be effected in accordance with the terms of Section 2.08 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

         Section 2.02 OBLIGATIONS OF ORIGINATOR UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Originator agrees, at its own expense on or prior to the Closing Date, (i) to cause the books and records of the Seller to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser, the Guarantor and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date,
(A) its account number and (B) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit D to the Pooling and Servicing

Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

         In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

         (a) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; PROVIDED, HOWEVER, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

         (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

         (c) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to "Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse";

         (d) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

         (e) the original or a certified copy of lender's title insurance policy; and

         (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         The Originator hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in the general accounting records of the Seller, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

         If any of the documents referred to in Section 2.02(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to
Section 2.02(e) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Originator and the Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Originator shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

         The Originator shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(c) hereof and, to the extent necessary, in Section 2.02(d) hereof to be recorded. The Originator shall be required to deliver such Assignments for recording within 90 days of the Closing Date. Notwithstanding the foregoing, the Originator need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Originator to the Trustee, the Guarantor, Rating Agencies and the NIMS Insurer, if any, on or before the Closing Date, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, (v) if the Originator is not the

Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more Delinquent. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Originator shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. The Originator shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         In the event that any Mortgage Note is endorsed in blank as of the Closing Date, within ninety (90) days of the Closing Date the Originator shall cause to be completed such endorsements "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse."

         The Originator shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Pooling and Servicing Agreement within two weeks of their execution; provided, however, that the Originator shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Originator cannot provide a copy of such document certified by the public recording office within such 365 day period, the Originator shall deliver to the Purchaser, within such 365 day period, an Officer's Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Purchaser due solely to a delay caused by the public recording office,
(C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and
(D) specify the date the applicable recorded document is expected to be delivered to the Purchaser, and, upon receipt of a copy of such document certified by the public recording office, the Originator shall immediately deliver such document to the Purchaser. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Originator shall deliver a copy of such document certified by an officer of the Originator to be a true and complete copy of the original to the Purchaser.

         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

         In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date (the "Purchase Price") by transfer of (i) immediately available funds in an amount equal to $212,059,882.33 and (ii) a 44.84% percentage interest in the Class C Certificates, the Class P Certificates, the Class R

Certificates and the Class R-X Certificates (collectively the "Option One Certificates") which Option One Certificates shall be registered in the name of Option One Mortgage Securities Corp. The Originator shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus and the Information Circular relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the Rating Agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Originator hereby makes representations and warranties set forth in Exhibit A to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

         Section 3.02 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE ORIGINATOR. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

         (a) The Originator is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (b) The Originator has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Originator has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Seller, constitutes a legal, valid and binding obligation of the Originator, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Originator, the Originator had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

         (c) The execution and delivery of this Agreement by the Originator and the performance of and compliance with the terms of this Agreement will not violate the Originator's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Originator is a party or which may be applicable to the Originator or its assets;

         (d) The Originator is not in violation of, and the execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (e) The Originator is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Originator unable to comply with HUD eligibility requirements or which would require notification to HUD;

         (f) The Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (g) There are no actions or proceedings against, or investigations known to it of, the Originator before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Originator of its obligations under, or validity or enforceability of, this Agreement;

         (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

         (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Originator. The sale of the Mortgage Loans was in the ordinary course of business of the Originator and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator are not subject to the bulk transfer or any similar statutory provisions;

         (j) The information delivered by the Originator to the Purchaser with respect to the Originator's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

         (k) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependent solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Originator pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and

         (l) The Originator has not transferred the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

         Section 3.03 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

         (a) The Seller is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (b) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Originator, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

         (c) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's certificate of trust or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

         (d) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (e) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

         (t) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

         (g) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal
(A) that might prohibit its entering into this

Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

         (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

         (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

         (j) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

         Section 3.04 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Originator or as to which the Originator has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Originator shall take such action described in the following paragraphs of this Section 3.04 in respect of such Mortgage Loan. Upon discovery by either the Originator, the Master Servicer or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

         Within 90 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty made by the Originator that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Originator shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Originator shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.02 or 3.03 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Originator of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Originator at the Purchase Price. The Originator may, assuming the Originator has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Originator does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

         At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Originator shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Originator and the delivery to the Originator of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Originator shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, the Originator shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Originator shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Originator. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received by the Originator in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01, 3.02 and 3.03.

         It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

         It is understood and agreed that the obligations of the Originator set forth in Section 3.04 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01, 3.02 or 3.03.

                                   ARTICLE IV.

                             ORIGINATOR'S COVENANTS

         Section 4.01 COVENANTS OF THE ORIGINATOR. The Originator hereby covenants that except for the transfer hereunder, neither the Originator nor the Seller will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Originator will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Originator will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Originator or the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Originator or the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Originator or the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

         Section 5.01      INDEMNIFICATION.

         (a) The Originator agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, as incurred, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser, each such director and officer and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Originator Information contained in the Prospectus Supplement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the information on any computer tape furnished to the Purchaser or an affiliate thereof by or on behalf of the Originator containing information regarding the assets of the Trust or (iii) any untrue statement or alleged untrue statement of any material fact contained in any information provided by the Originator to the Purchaser or any affiliate thereof, or any material omission from the information purported to be provided hereby, and disseminated to KPMG L.L.P. or prospective investors (directly or indirectly through available information systems) in connection with the issuance, marketing or offering of the Certificates. This indemnity agreement will be in addition to any liability which the Originator may otherwise have.

         (b) The Purchaser agrees to indemnify and hold harmless the Seller and the Originator, each of their respective officers, directors and each person or entity who controls the Seller, the Originator or any such person, against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, the Originator or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller and/or the Originator for any legal or other expenses incurred by the Seller, the Originator, each such officer and director and such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is not contained in the Originator Information in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

         (c) Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, by the Originator, if the indemnified parties under this Article V consist of the Originator or by the Seller, if the indemnified parties under this Article V consist of the Seller.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01(a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 5.01(a) and (b) is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller and the Originator, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the

Seller, the Originator and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller and the Originator on the one hand and the Purchaser on the other from the sale of the Mortgage Loans such that the Purchaser is responsible for the lesser of (i) 0.25% thereof and (ii) 0.25% of the aggregate proceeds to the Seller from the sale of the Mortgage Loans and the Originator shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser, each director of the Originator, each officer of the Originator, and each person, if any, who controls the Originator within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Originator and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller.

         (e) The Originator agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Originator to perform its duties in compliance with the terms of this Agreement,
(ii) arising from a breach by the Originator of its representations and warranties in Section 3.01, 3.02 or 3.03 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Originator, the Seller or any servicer. The Originator shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Originator shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee, the Guarantor, the NIMs Insurer, if any, or any such person or entity and/or any Certificateholder in respect of such claim.

                                   ARTICLE VI.

                                   TERMINATION

         Section 6.01 TERMINATION. The respective obligations and responsibilities of the Originator, the Seller and the Purchaser created hereby shall terminate, except for the Originator's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Originator, the Seller and the Purchaser, by written agreement signed by the Originator, the Seller and the Purchaser.

         Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Originator: Option One Mortgage Corporation, 3 Ada, Irvine, CA 92618, Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Purchaser and the Seller in writing by the Originator; (ii) if to the Purchaser: Option One Mortgage Acceptance Corporation, 3 Ada, Irvine, CA 92618, Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Seller and the Originator in writing by the Purchaser and (iii) if to the Seller: Option One Owner Trust 2001-1B, c/o Wilmington Trust Company, One Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the Originator and the Purchaser in writing by the Seller.

         Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06 FURTHER AGREEMENTS. The Purchaser, the Seller and the Originator each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

         Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Originator will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Originator will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the

Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Originator as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

         Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08 SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Originator, the Trustee, the Guarantor and the NIMs Insurer, if any. The Guarantor and the NIMs Insurer, if any, shall be third party beneficiaries hereof and may enforce the terms hereof as if a party hereto. The obligations of the Seller and the Originator under this Agreement cannot be assigned or delegated by the Originator or the Seller to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller or the Originator may assign its obligations hereunder to any Person into which the Seller or the Originator is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Originator is a party or any Person succeeding to the business of the Seller or the Originator. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a Series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller and the Originator each acknowledge and consent to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller and the Originator pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller or the Originator pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01, 3.02 and 3.03 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

         Section 7.10 OWNER TRUSTEE. It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Seller, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Seller is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Seller, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller under this Agreement or any other document.

         IN WITNESS WHEREOF, the Seller, the Purchaser and the Originator have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                        OPTION ONE MORTGAGE ACCEPTANCE
                                        CORPORATION, as Purchaser


                                        By:__________________________________
                                        Name:
                                        Title:

                                        OPTION ONE MORTGAGE
                                        CORPORATION, as Originator


                                        By:__________________________________
                                        Name:
                                        Title:

                                        OPTION ONE OWNER TRUST 2001-1B, as
                                        Seller

                                        By: Wilmington Trust Company, not in its
                                            individual capacity but solely as
                                            Owner Trustee.

                                        By:_________________________________
                                        Name:
                                        Title:

                                                                SCHEDULE I

                                 MORTGAGE LOANS

                            [Available Upon Request]

                                                                      EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR REGARDING THE MORTGAGE LOANS.

         The Originator represents and warrants to the Purchaser, as of the Closing Date unless specifically stated otherwise in such representation and warranty, as follows:

                  (i) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (ii) As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before May 1, 2002, the Monthly Payment due on May 1, 2002 has been received. As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before June 1, 2002, except with respect to 0.05% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, the Monthly Payment due on June 1, 2002 has been received. In addition, (a) 0.09% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent in the last 12 months and (b) none of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent for two payment periods in the last 12 months;

                  (iii) Each Mortgage Loan, as of the Closing Date, is an adjustable rate or fixed rate Mortgage Loan having an original term to maturity from the date on which the first monthly payment is due of not more than 30 years. Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note; provided, however, that certain Mortgage Loans constituting 0.66% of the Initial Mortgage Loans, by aggregate Cut- off Date Principal Balance of the Initial Mortgage Loans, are Balloon Mortgage Loans that provide for final Monthly Payment substantially greater than the preceding Monthly Payments. All such Balloon Mortgage Loans provide for Monthly Payments based upon a 30 year amortization schedule with a final Balloon Payment no later than the 15th year. None of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are second lien Mortgage Loans;

                  (iv) No more than 37.64% and 12.32% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, had Loan-to-Value Ratios at origination exceeding 80% and 90% respectively. All Mortgage Loans had Loan-to-Value Ratios at origination of less than or equal to 100.00%;

                  (v) Each Mortgage Loan was originated substantially in accordance with the Originator's underwriting criteria, which are at least as stringent as the underwriting criteria set forth in the Prospectus Supplement or the Information Circular. Each Mortgage Loan is
          currently being serviced by the Originator and has been serviced by the Originator since the date of origination of such Mortgage Loan;

                  (vi) No Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Originator's knowledge, no obligor of any of the Mortgage Loans has filed for bankruptcy protection;

                  (vii) As of the Cut-off Date, no more than 1.03% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are secured by manufactured houses and none of the Initial Mortgage Loans are secured by mobile homes;

                  (viii) Each Mortgage transferred to the Trustee is a valid first or second lien on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restriction, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

                  (ix) There is no delinquent tax or assessment lien against any Mortgaged Property;

                  (x) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in the Pooling and Servicing Agreement;

                  (xi) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including, without limitation, the receipt of interest, will not involve the violation of any such laws;

                  (xii) None of the Mortgage Loans are cooperative share Mortgages;

                  (xiii) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance in the amount described in the Pooling and Servicing Agreement (and to the extent required by the Pooling and Servicing Agreement) covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (xiv) A lender's policy of title insurance or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

                  (xv) [Reserved];

                  (xvi) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Program(s) and included an assessment of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

                  (xvii) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth in the Mortgage Loan Schedule;

                  (xviii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations
         Section 1.860G-2(a)(1) and (3);

                  (xix) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law, and all parties to each Mortgage Loan and the Mortgagor had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed; and the Mortgage and each Mortgage Note have been duly and validly executed by such parties;

..        (xx) All individual insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (xxi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

                  (xxii) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal changes or ground rents which previously became due and owing have been paid or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of Escrow Payments, including without limitation, taxes and insurance payments, the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (xxiii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  (xxiv) The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

                  (xxv) There is no obligation on the part of the Originator or any other party to make payments in addition to those made by the Mortgagor;

                  (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxvii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property;

                  (xxviii) All amounts received after the Cut-off Date with respect to the Mortgage Loans to which the Originator is not entitled will be deposited into the Collection Account within one Business Day after the Closing Date;

                  (xxix) The Originator has not transferred the Mortgage Loans to the Depositor, and the Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (xxx) All parties which have had any interest in the Mortgage Loans, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or
         (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. To the best of the Originator's knowledge, all parties which have had any interest in the Mortgage Loans were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

                  (xxxi) Each document or instrument in the related Mortgage Files is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (xxxii) Each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, including, without limitation, condominiums, townhouses and manufactured homes. No Mortgaged Property is improved by a mobile home. Each manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and each manufactured home constituting any portion of any Mortgaged Property is a "single-family residence" as defined in Section 25(e)(10) of the Code;

                  (xxxiii) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (xxxiv) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xxxv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in the Pooling and Servicing Agreement;

                  (xxxvi) The terms of each Mortgage Note and related Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and which has been or will be delivered to the Custodian on behalf of the Trustee;

                  (xxxvii) Each original Mortgage was recorded and all subsequent Assignments (other than the Assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                  (xxxviii) There is no proceeding pending or, to the best of the Originator's knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxxix) No Mortgage Loan was originated under a buydown plan;

                  (xl) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA;

                  (xli) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") on a monthly basis;

                  (xlii) No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xliii) No Mortgage Loan has a Prepayment Charge term longer than five years after its origination;

                  (xliv) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (ii) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Originator, the Seller, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

                  (xlv) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement or the Information Circular;

                  (xlvi) Each Mortgage Loan was originated on or after March
         2002.

                  (xlvii) None of the Mortgage Loans were originated while the Borrower was in bankruptcy or if foreclosure proceedings had begun;

                  (xlviii) The Originator represents and warrants that the Originator currently operates or actively participates in an on-going business (A) to originate single family mortgage loans ("Loans"), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

                  (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income); or

                  (b) very low-income families (families with incomes of 60% or less of area median income).

                  (xlix) Each Mortgage contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (l) With respect to each Mortgage Loan secured by a manufactured home: (a) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (b) all foundations, both perimeter and interior, have footings that are located below the frost line; (c) any wheels, axles and trailer hitches are removed from the manufactured home and (d) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property and insurers or indemnifies against any loss if the manufactured home is determined not to be part of the real property;

                  (li) With respect to second lien Mortgage Loans, either (a) no consent for the Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

                  (lii) No Mortgage Loan secured by a second priority lien has a Principal Balance as of the applicable Cut-off Date in excess of half of Freddie Mac's loan limits for such type of residence;

                  (liii) The pool of Mortgage Loans backing the Certificates does not contain the first and second lien Mortgage Loans relating to a single Mortgaged Property if the aggregate original Principal Balance of such Mortgage Loans exceeds Freddie Mac's loan limits. To the best of the Originator's knowledge, the pool of Mortgage Loans backing the Certificates will not result in a violation of Freddie Mac's loan limitations;

                  (liv) No Mortgage Loan has been previously rejected by Freddie Mac;

                  (lv) The Mortgage Loans were not intentionally selected by the Seller in a manner intended to adversely affect the Purchaser or the Trust;

                  (lvi) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC;

                  (lvii) No Mortgage Loan secured by a subordinate lien had an original principal obligation in excess of 50 percent of Freddie Mac's one-family residence mortgage amount limitation for first-lien mortgages in effect as of the Cut-off Date;

                  (lviii) Each Mortgage Loan had an original principal balance obligation that was not higher than the maximum principal balance for Mortgage Loans that are eligible for purchase by Freddie Mac; and

                  (lix) To the best of Seller's knowledge and with respect to each Mortgage Loan that is covered by mortgage insurance, the improvement(s) located on or being part of any Mortgage Property were constructed in accordance with the specifications set forth in the original construction plans.

         With respect to any representation that is made to the best of the Originator's knowledge or as to which the Originator has no knowledge, if it is discovered by the Originator, the Guarantor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                        OPTION ONE MORTGAGE CORPORATION,

                                  as Originator


                         OPTION ONE OWNER TRUST 2001-2,

                                    as Seller

                                       and


                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,

                                  as Purchaser







                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of July 19, 2002






                      Option One Mortgage Loan Trust 2002-5
                    Asset-Backed Certificates, Series 2002-5


                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


                                                    ARTICLE I.

                                                    DEFINITIONS
         Section 1.01      DEFINITIONS............................................................................1

                                                    ARTICLE II.

                                 SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE
         Section 2.01      SALE OF MORTGAGE LOANS.................................................................2
         Section 2.02      OBLIGATIONS OF ORIGINATOR UPON SALE....................................................2
         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.......................................5

                                                   ARTICLE III.

                                REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
         Section 3.01      ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE
                           MORTGAGE LOANS.........................................................................5
         Section 3.02      ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE ORIGINATOR...................5
         Section 3.03      ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER.......................7
         Section 3.04      REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES..................................8

                                                    ARTICLE IV.

                                              ORIGINATOR'S COVENANTS
         Section 4.01 COVENANTS OF THE ORIGINATOR................................................................10

                                                    ARTICLE V.

                                INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS
         Section 5.01      INDEMNIFICATION.......................................................................10

                                                    ARTICLE VI.

                                                    TERMINATION
         Section 6.01      TERMINATION...........................................................................12

                                                   ARTICLE VII.

                                             MISCELLANEOUS PROVISIONS
         Section 7.01      AMENDMENT.............................................................................12
         Section 7.02      GOVERNING LAW.........................................................................12


                                                        ii




         Section 7.03      NOTICES...............................................................................12
         Section 7.04      SEVERABILITY OF PROVISIONS............................................................13
         Section 7.05      COUNTERPARTS..........................................................................13
         Section 7.06      FURTHER AGREEMENTS....................................................................13
         Section 7.07      INTENTION OF THE PARTIES..............................................................13
         Section 7.08      SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT..............................13
         Section 7.09      SURVIVAL..............................................................................14
         Section 7.10      OWNER TRUSTEE.........................................................................14


                  MORTGAGE LOAN PURCHASE AGREEMENT, dated as of July 19, 2002 (the "Agreement"), among Option One Mortgage Corporation (the "Originator"), Option One Owner Trust 2001-2 (the "Seller") and Option One Mortgage Acceptance Corporation (the "Purchaser").

                                   WITNESSETH

                  WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                  WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, the Seller is an indirect subsidiary of the Originator and the Originator is the administrator of the Seller; and

                  WHEREAS, the Originator originated the Mortgage Loans and previously sold the Mortgage Loans; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Originator as originator and servicer, the Federal Home Loan Mortgage Corporation, as guarantor of the Class A-1 Certificates and the Class S-1 Certificates and Wells Fargo Bank Minnesota, National Association as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to Option One Mortgage Loan Trust 2002-5 (the "Trust"); and

                  WHEREAS, the Originator is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself, the Seller and the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         "ORIGINATOR INFORMATION": The information in the [Prospectus Supplement as follows: under "SUMMARY OF TERMS--Mortgage Loans," the first sentence under the fifth bullet point under "RISK FACTORS--Unpredictability of Prepayments and Effect on Yields," "RISK FACTORS--Delinquent Mortgage Loan Risk," the third sentence under "RISK FACTORS--Balloon Loan Risks," the first sentence under "RISK FACTORS--Second Lien Loan Risk," "RISK FACTORS- Convertible Mortgage Loan Risk," the first sentence of the third paragraph under "RISK FACTORS--Potential Inadequacy of Credit Enhancement for the Offered Certificates," the second sentence under the fourth bullet point under "RISK FACTORS--Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization," the second sentence under "RISK FACTORS--High Loan-to-Value Ratios Increase Risk of Loss," "THE MORTGAGE POOL," "OPTION ONE MORTGAGE CORPORATION," and the first sentence of the fifth paragraph under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."]

                                   ARTICLE II.

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01      SALE OF MORTGAGE LOANS.

         (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

         (b) In connection with the transactions contemplated by Section 2.08 of the Pooling and Servicing Agreement, the Seller hereby agrees that the Depositor shall be under no obligation to purchase any Subsequent Mortgage Loans unless
(i) the conditions precedent contained in Section 2.08 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit R thereto, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 3.01 of this Agreement. The sale of Subsequent Mortgage Loans by the Seller to the Depositor shall be effected in accordance with the terms of Section 2.08 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

         Section 2.02 OBLIGATIONS OF ORIGINATOR UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Originator agrees, at its own expense on or prior to the Closing Date, (i) to cause the books and records of the Seller to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser, the Guarantor and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date,
(A) its account number and (B) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit D to the Pooling and Servicing

Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

         In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

         (a) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; PROVIDED, HOWEVER, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

         (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

         (c) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to "Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse";

         (d) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

         (e) the original or a certified copy of lender's title insurance policy; and

         (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         The Originator hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in the general accounting records of the Seller, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

         If any of the documents referred to in Section 2.02(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to
Section 2.02(e) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Originator and the Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Originator shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

         The Originator shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(c) hereof and, to the extent necessary, in Section 2.02(d) hereof to be recorded. The Originator shall be required to deliver such Assignments for recording within 90 days of the Closing Date. Notwithstanding the foregoing, the Originator need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Originator to the Trustee, the Guarantor, Rating Agencies and the NIMS Insurer, if any, on or before the Closing Date, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, (v) if the Originator is not the

Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more Delinquent. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Originator shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. The Originator shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         In the event that any Mortgage Note is endorsed in blank as of the Closing Date, within ninety (90) days of the Closing Date the Originator shall cause to be completed such endorsements "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse."

         The Originator shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Pooling and Servicing Agreement within two weeks of their execution; provided, however, that the Originator shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Originator cannot provide a copy of such document certified by the public recording office within such 365 day period, the Originator shall deliver to the Purchaser, within such 365 day period, an Officer's Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Purchaser due solely to a delay caused by the public recording office,
(C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and
(D) specify the date the applicable recorded document is expected to be delivered to the Purchaser, and, upon receipt of a copy of such document certified by the public recording office, the Originator shall immediately deliver such document to the Purchaser. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Originator shall deliver a copy of such document certified by an officer of the Originator to be a true and complete copy of the original to the Purchaser.

         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

         In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date (the "Purchase Price") by transfer of (i) immediately available funds in an amount equal to $105,012,858.14 and (ii) a 22.20% percentage interest in the Class C Certificates, the Class P Certificates, the Class R

Certificates and the Class R-X Certificates (collectively the "Option One Certificates") which Option One Certificates shall be registered in the name of Option One Mortgage Securities Corp. The Originator shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus and the Information Circular relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the Rating Agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Originator hereby makes representations and warranties set forth in Exhibit A to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

         Section 3.02 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE ORIGINATOR. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

         (a) The Originator is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (b) The Originator has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Originator has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Seller, constitutes a legal, valid and binding obligation of the Originator, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Originator, the Originator had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

         (c) The execution and delivery of this Agreement by the Originator and the performance of and compliance with the terms of this Agreement will not violate the Originator's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Originator is a party or which may be applicable to the Originator or its assets;

         (d) The Originator is not in violation of, and the execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (e) The Originator is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Originator unable to comply with HUD eligibility requirements or which would require notification to HUD;

         (f) The Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (g) There are no actions or proceedings against, or investigations known to it of, the Originator before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Originator of its obligations under, or validity or enforceability of, this Agreement;

         (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

         (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Originator. The sale of the Mortgage Loans was in the ordinary course of business of the Originator and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator are not subject to the bulk transfer or any similar statutory provisions;

         (j) The information delivered by the Originator to the Purchaser with respect to the Originator's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

         (k) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependent solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Originator pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and

         (l) The Originator has not transferred the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

         Section 3.03 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

         (a) The Seller is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (b) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Originator, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

         (c) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's certificate of trust or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

         (d) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (e) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

         (t) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

         (g) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal
(A) that might prohibit its entering into this

Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

         (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

         (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

         (j) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

         Section 3.04 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Originator or as to which the Originator has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Originator shall take such action described in the following paragraphs of this Section 3.04 in respect of such Mortgage Loan. Upon discovery by either the Originator, the Master Servicer or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

         Within 90 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty made by the Originator that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Originator shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Originator shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.02 or 3.03 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Originator of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Originator at the Purchase Price. The Originator may, assuming the Originator has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Originator does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

         At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Originator shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Originator and the delivery to the Originator of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Originator shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, the Originator shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Originator shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Originator. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received by the Originator in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01, 3.02 and 3.03.

         It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

         It is understood and agreed that the obligations of the Originator set forth in Section 3.04 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01, 3.02 or 3.03.

                                   ARTICLE IV.

                             ORIGINATOR'S COVENANTS

         Section 4.01 COVENANTS OF THE ORIGINATOR. The Originator hereby covenants that except for the transfer hereunder, neither the Originator nor the Seller will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Originator will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Originator will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Originator or the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Originator or the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Originator or the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

         Section 5.01      INDEMNIFICATION.

         (a) The Originator agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, as incurred, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser, each such director and officer and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Originator Information contained in the Prospectus Supplement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the information on any computer tape furnished to the Purchaser or an affiliate thereof by or on behalf of the Originator containing information regarding the assets of the Trust or (iii) any untrue statement or alleged untrue statement of any material fact contained in any information provided by the Originator to the Purchaser or any affiliate thereof, or any material omission from the information purported to be provided hereby, and disseminated to KPMG L.L.P. or prospective investors (directly or indirectly through available information systems) in connection with the issuance, marketing or offering of the Certificates. This indemnity agreement will be in addition to any liability which the Originator may otherwise have.

         (b) The Purchaser agrees to indemnify and hold harmless the Seller and the Originator, each of their respective officers, directors and each person or entity who controls the Seller, the Originator or any such person, against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, the Originator or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller and/or the Originator for any legal or other expenses incurred by the Seller, the Originator, each such officer and director and such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is not contained in the Originator Information in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

         (c) Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, by the Originator, if the indemnified parties under this Article V consist of the Originator or by the Seller, if the indemnified parties under this Article V consist of the Seller.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01(a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 5.01(a) and (b) is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller and the Originator, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the

Seller, the Originator and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller and the Originator on the one hand and the Purchaser on the other from the sale of the Mortgage Loans such that the Purchaser is responsible for the lesser of (i) 0.25% thereof and (ii) 0.25% of the aggregate proceeds to the Seller from the sale of the Mortgage Loans and the Originator shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser, each director of the Originator, each officer of the Originator, and each person, if any, who controls the Originator within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Originator and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller.

         (e) The Originator agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Originator to perform its duties in compliance with the terms of this Agreement,
(ii) arising from a breach by the Originator of its representations and warranties in Section 3.01, 3.02 or 3.03 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Originator, the Seller or any servicer. The Originator shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Originator shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee, the Guarantor, the NIMs Insurer, if any, or any such person or entity and/or any Certificateholder in respect of such claim.

                                   ARTICLE VI.

                                   TERMINATION

         Section 6.01 TERMINATION. The respective obligations and responsibilities of the Originator, the Seller and the Purchaser created hereby shall terminate, except for the Originator's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Originator, the Seller and the Purchaser, by written agreement signed by the Originator, the Seller and the Purchaser.

         Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Originator: Option One Mortgage Corporation, 3 Ada, Irvine, CA 92618, Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Purchaser and the Seller in writing by the Originator; (ii) if to the Purchaser: Option One Mortgage Acceptance Corporation, 3 Ada, Irvine, CA 92618, Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Seller and the Originator in writing by the Purchaser and (iii) if to the Seller: Option One Owner Trust 2001-2, c/o Wilmington Trust Company, One Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the Originator and the Purchaser in writing by the Seller.

         Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06 FURTHER AGREEMENTS. The Purchaser, the Seller and the Originator each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

         Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Originator will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Originator will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the

Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Originator as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

         Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08 SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Originator, the Trustee, the Guarantor and the NIMs Insurer, if any. The Guarantor and the NIMs Insurer, if any, shall be third party beneficiaries hereof and may enforce the terms hereof as if a party hereto. The obligations of the Seller and the Originator under this Agreement cannot be assigned or delegated by the Originator or the Seller to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller or the Originator may assign its obligations hereunder to any Person into which the Seller or the Originator is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Originator is a party or any Person succeeding to the business of the Seller or the Originator. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a Series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller and the Originator each acknowledge and consent to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller and the Originator pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller or the Originator pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01, 3.02 and 3.03 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

         Section 7.10 OWNER TRUSTEE. It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Seller, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Seller is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Seller, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller under this Agreement or any other document.

         IN WITNESS WHEREOF, the Seller, the Purchaser and the Originator have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                       OPTION ONE MORTGAGE ACCEPTANCE
                                       CORPORATION, as Purchaser


                                       By:__________________________________
                                       Name:
                                       Title:

                                       OPTION ONE MORTGAGE
                                       CORPORATION, as Originator


                                       By:__________________________________
                                       Name:
                                       Title:

                                       OPTION ONE OWNER TRUST 2001-2, as
                                       Seller

                                       By: Wilmington Trust Company, not in its
                                           individual capacity but solely as
                                           Owner Trustee.

                                       By:__________________________________
                                       Name:
                                       Title:

                                                                    SCHEDULE I

                                 MORTGAGE LOANS

                            [Available Upon Request]

                                                                    EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR REGARDING THE MORTGAGE LOANS.

         The Originator represents and warrants to the Purchaser, as of the Closing Date unless specifically stated otherwise in such representation and warranty, as follows:

                  (i) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (ii) As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before May 1, 2002, the Monthly Payment due on May 1, 2002 has been received. As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before June 1, 2002, except with respect to 0.68% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, the Monthly Payment due on June 1, 2002 has been received. In addition, (a) 0.62% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent in the last 12 months and (b) none of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent for two payment periods in the last 12 months;

                  (iii) Each Mortgage Loan, as of the Closing Date, is an adjustable rate or fixed rate Mortgage Loan having an original term to maturity from the date on which the first monthly payment is due of not more than 30 years. Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note; provided, however, that certain Mortgage Loans constituting 2.40% of the Initial Mortgage Loans, by aggregate Cut- off Date Principal Balance of the Initial Mortgage Loans, are Balloon Mortgage Loans that provide for final Monthly Payment substantially greater than the preceding Monthly Payments. All such Balloon Mortgage Loans provide for Monthly Payments based upon a 30 year amortization schedule with a final Balloon Payment no later than the 15th year. None of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are second lien Mortgage Loans;

                  (iv) No more than 33.34% and 9.93% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, had Loan-to-Value Ratios at origination exceeding 80% and 90% respectively. All Mortgage Loans had Loan-to-Value Ratios at origination of less than or equal to 100.00%;

                  (v) Each Mortgage Loan was originated substantially in accordance with the Originator's underwriting criteria, which are at least as stringent as the underwriting criteria set forth in the Prospectus Supplement or the Information Circular. Each Mortgage Loan is currently being serviced by the Originator and has been serviced by the Originator since the date of origination of such Mortgage Loan;

                  (vi) No Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Originator's knowledge, no obligor of any of the Mortgage Loans has filed for bankruptcy protection;

                  (vii) As of the Cut-off Date, no more than 0.61% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are secured by manufactured houses and none of the Initial Mortgage Loans are secured by mobile homes;

                  (viii) Each Mortgage transferred to the Trustee is a valid first or second lien on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restriction, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

                  (ix) There is no delinquent tax or assessment lien against any Mortgaged Property;

                  (x) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in the Pooling and Servicing Agreement;

                  (xi) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including, without limitation, the receipt of interest, will not involve the violation of any such laws;

                  (xii) None of the Mortgage Loans are cooperative share Mortgages;

                  (xiii) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance in the amount described in the Pooling and Servicing Agreement (and to the extent required by the Pooling and Servicing Agreement) covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (xiv) A lender's policy of title insurance or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

                  (xv) [Reserved];

                  (xvi) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Program(s) and included an assessment of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

                  (xvii) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth in the Mortgage Loan Schedule;

                  (xviii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations
         Section 1.860G-2(a)(1) and (3);

                  (xix) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law, and all parties to each Mortgage Loan and the Mortgagor had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed; and the Mortgage and each Mortgage Note have been duly and validly executed by such parties;

..        (xx) All individual insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (xxi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

                  (xxii) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal changes or ground rents which previously became due and owing have been paid or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of Escrow Payments, including without limitation, taxes and insurance payments, the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (xxiii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  (xxiv) The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

                  (xxv) There is no obligation on the part of the Originator or any other party to make payments in addition to those made by the Mortgagor;

                  (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxvii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property;

                  (xxviii) All amounts received after the Cut-off Date with respect to the Mortgage Loans to which the Originator is not entitled will be deposited into the Collection Account within one Business Day after the Closing Date;

                  (xxix) The Originator has not transferred the Mortgage Loans to the Depositor, and the Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (xxx) All parties which have had any interest in the Mortgage Loans, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or
         (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. To the best of the Originator's knowledge, all parties which have had any interest in the Mortgage Loans were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

                  (xxxi) Each document or instrument in the related Mortgage Files is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (xxxii) Each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, including, without limitation, condominiums, townhouses and manufactured homes. No Mortgaged Property is improved by a mobile home. Each manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and each manufactured home constituting any portion of any Mortgaged Property is a "single-family residence" as defined in Section 25(e)(10) of the Code;

                  (xxxiii) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (xxxiv) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xxxv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in the Pooling and Servicing Agreement;

                  (xxxvi) The terms of each Mortgage Note and related Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and which has been or will be delivered to the Custodian on behalf of the Trustee;

                  (xxxvii) Each original Mortgage was recorded and all subsequent Assignments (other than the Assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                  (xxxviii) There is no proceeding pending or, to the best of the Originator's knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxxix) No Mortgage Loan was originated under a buydown plan;

                  (xl) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA;

                  (xli) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") on a monthly basis;

                  (xlii) No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xliii) No Mortgage Loan has a Prepayment Charge term longer than five years after its origination;

                  (xliv) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (ii) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Originator, the Seller, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

                  (xlv) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement or the Information Circular;

                  (xlvi) Each Mortgage Loan was originated on or after February 2002;

                  (xlvii) None of the Mortgage Loans were originated while the Borrower was in bankruptcy or if foreclosure proceedings had begun;

                  (xlviii) The Originator represents and warrants that the Originator currently operates or actively participates in an on-going business (A) to originate single family mortgage loans ("Loans"), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

                  (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income); or

                  (b) very low-income families (families with incomes of 60% or less of area median income).

                  (xlix) Each Mortgage contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (l) With respect to each Mortgage Loan secured by a manufactured home: (a) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (b) all foundations, both perimeter and interior, have footings that are located below the frost line; (c) any wheels, axles and trailer hitches are removed from the manufactured home and (d) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property and insurers or indemnifies against any loss if the manufactured home is determined not to be part of the real property;

                  (li) With respect to second lien Mortgage Loans, either (a) no consent for the Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

                  (lii) No Mortgage Loan secured by a second priority lien has a Principal Balance as of the applicable Cut-off Date in excess of half of Freddie Mac's loan limits for such type of residence;

                  (liii) The pool of Mortgage Loans backing the Certificates does not contain the first and second lien Mortgage Loans relating to a single Mortgaged Property if the aggregate original Principal Balance of such Mortgage Loans exceeds Freddie Mac's loan limits. To the best of the Originator's knowledge, the pool of Mortgage Loans backing the Certificates will not result in a violation of Freddie Mac's loan limitations;

                  (liv) No Mortgage Loan has been previously rejected by Freddie Mac;

                  (lv) The Mortgage Loans were not intentionally selected by the Seller in a manner intended to adversely affect the Purchaser or the Trust;

                  (lvi) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC;

                  (lvii) No Mortgage Loan secured by a subordinate lien had an original principal obligation in excess of 50 percent of Freddie Mac's one-family residence mortgage amount limitation for first-lien mortgages in effect as of the Cut-off Date;

                  (lviii) Each Mortgage Loan had an original principal balance obligation that was not higher than the maximum principal balance for Mortgage Loans that are eligible for purchase by Freddie Mac; and

                  (lix) To the best of Seller's knowledge and with respect to each Mortgage Loan that is covered by mortgage insurance, the improvement(s) located on or being part of any Mortgage Property were constructed in accordance with the specifications set forth in the original construction plans.

         With respect to any representation that is made to the best of the Originator's knowledge or as to which the Originator has no knowledge, if it is discovered by the Originator, the Guarantor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                        OPTION ONE MORTGAGE CORPORATION,

                                  as Originator


                         OPTION ONE OWNER TRUST 2002-3,

                                    as Seller

                                       and


                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,

                                  as Purchaser







                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of July 19, 2002






                      Option One Mortgage Loan Trust 2002-5
                    Asset-Backed Certificates, Series 2002-5



                                                 TABLE OF CONTENTS

                                                                                                               Page


                                                    ARTICLE I.

                                                    DEFINITIONS
         Section 1.01      Definitions............................................................................1

                                                    ARTICLE II.

                                 SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE
         Section 2.01      Sale of Mortgage Loans.................................................................2
         Section 2.02      Obligations of Originator Upon Sale....................................................2
         Section 2.03      Payment of Purchase Price for the Mortgage Loans.......................................5

                                                   ARTICLE III.

                                REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
         Section 3.01      Originator Representations and Warranties Relating to the
                           Mortgage Loans.........................................................................5
         Section 3.02      Originator Representations and Warranties Relating to the Originator...................5
         Section 3.03      Originator Representations and Warranties Relating to the Seller.......................7
         Section 3.04      Remedies for Breach of Representations and Warranties..................................8

                                                    ARTICLE IV.

                                              ORIGINATOR'S COVENANTS
         Section 4.01 Covenants of the Originator................................................................10

                                                    ARTICLE V.

                                INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS
         Section 5.01      Indemnification.......................................................................10

                                                    ARTICLE VI.

                                                    TERMINATION
         Section 6.01      Termination...........................................................................12

                                                   ARTICLE VII.

                                             MISCELLANEOUS PROVISIONS
         Section 7.01      Amendment.............................................................................12
         Section 7.02      Governing Law.........................................................................12

                                                        ii




         Section 7.03      Notices...............................................................................12
         Section 7.04      Severability of Provisions............................................................13
         Section 7.05      Counterparts..........................................................................13
         Section 7.06      Further Agreements....................................................................13
         Section 7.07      Intention of the Parties..............................................................13
         Section 7.08      Successors and Assigns: Assignment of Purchase Agreement..............................13
         Section 7.09      Survival..............................................................................14
         Section 7.10      Owner Trustee.........................................................................14

                  MORTGAGE LOAN PURCHASE AGREEMENT, dated as of July 19, 2002 (the "Agreement"), among Option One Mortgage Corporation (the "Originator"), Option One Owner Trust 2002-3 (the "Seller") and Option One Mortgage Acceptance Corporation (the "Purchaser").

                                   WITNESSETH

                  WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                  WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, the Seller is an indirect subsidiary of the Originator and the Originator is the administrator of the Seller; and

                  WHEREAS, the Originator originated the Mortgage Loans and previously sold the Mortgage Loans; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Originator as originator and servicer, the Federal Home Loan Mortgage Corporation, as guarantor of the Class A-1 Certificates and the Class S-1 Certificates and Wells Fargo Bank Minnesota, National Association as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to Option One Mortgage Loan Trust 2002-5 (the "Trust"); and

                  WHEREAS, the Originator is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself, the Seller and the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         "ORIGINATOR INFORMATION": The information in the [Prospectus Supplement as follows: under "SUMMARY OF TERMS--Mortgage Loans," the first sentence under the fifth bullet point under "RISK FACTORS--Unpredictability of Prepayments and Effect on Yields," "RISK FACTORS--Delinquent Mortgage Loan Risk," the third sentence under "RISK FACTORS--Balloon Loan Risks," the first sentence under "RISK FACTORS--Second Lien Loan Risk," "RISK FACTORS- Convertible Mortgage Loan Risk," the first sentence of the third paragraph under "RISK FACTORS--Potential Inadequacy of Credit Enhancement for the Offered Certificates," the second sentence under the fourth bullet point under "RISK FACTORS--Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization," the second sentence under "RISK FACTORS--High Loan-to-Value Ratios Increase Risk of Loss," "THE MORTGAGE POOL," "OPTION ONE MORTGAGE CORPORATION," and the first sentence of the fifth paragraph under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."]

                                   ARTICLE II.

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01      SALE OF MORTGAGE LOANS.

         (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

         (b) In connection with the transactions contemplated by Section 2.08 of the Pooling and Servicing Agreement, the Seller hereby agrees that the Depositor shall be under no obligation to purchase any Subsequent Mortgage Loans unless
(i) the conditions precedent contained in Section 2.08 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit R thereto, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 3.01 of this Agreement. The sale of Subsequent Mortgage Loans by the Seller to the Depositor shall be effected in accordance with the terms of Section 2.08 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

         Section 2.02 OBLIGATIONS OF ORIGINATOR UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Originator agrees, at its own expense on or prior to the Closing Date, (i) to cause the books and records of the Seller to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser, the Guarantor and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date,
(A) its account number and (B) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit D to the Pooling and Servicing

Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

         In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

         (a) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

         (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

         (c) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to "Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse";

         (d) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

         (e) the original or a certified copy of lender's title insurance policy; and

         (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         The Originator hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in the general accounting records of the Seller, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

         If any of the documents referred to in Section 2.02(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to
Section 2.02(e) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Originator and the Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Originator shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

         The Originator shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(c) hereof and, to the extent necessary, in Section 2.02(d) hereof to be recorded. The Originator shall be required to deliver such Assignments for recording within 90 days of the Closing Date. Notwithstanding the foregoing, the Originator need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Originator to the Trustee, the Guarantor, Rating Agencies and the NIMS Insurer, if any, on or before the Closing Date, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, (v) if the Originator is not the

Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more Delinquent. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Originator shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. The Originator shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         In the event that any Mortgage Note is endorsed in blank as of the Closing Date, within ninety (90) days of the Closing Date the Originator shall cause to be completed such endorsements "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse."

         The Originator shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Pooling and Servicing Agreement within two weeks of their execution; provided, however, that the Originator shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Originator cannot provide a copy of such document certified by the public recording office within such 365 day period, the Originator shall deliver to the Purchaser, within such 365 day period, an Officer's Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Purchaser due solely to a delay caused by the public recording office,
(C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and
(D) specify the date the applicable recorded document is expected to be delivered to the Purchaser, and, upon receipt of a copy of such document certified by the public recording office, the Originator shall immediately deliver such document to the Purchaser. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Originator shall deliver a copy of such document certified by an officer of the Originator to be a true and complete copy of the original to the Purchaser.

         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

         In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date (the "Purchase Price") by transfer of (i) immediately available funds in an amount equal to $152,851,752.96 and (ii) a 32.32% percentage interest in the Class C Certificates, the Class P Certificates, the Class R

Certificates and the Class R-X Certificates (collectively the "Option One Certificates") which Option One Certificates shall be registered in the name of Option One Mortgage Securities Corp. The Originator shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus and the Information Circular relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the Rating Agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Originator hereby makes representations and warranties set forth in Exhibit A to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

         Section 3.02 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE ORIGINATOR. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

         (a) The Originator is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (b) The Originator has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Originator has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Seller, constitutes a legal, valid and binding obligation of the Originator, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Originator, the Originator had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

         (c) The execution and delivery of this Agreement by the Originator and the performance of and compliance with the terms of this Agreement will not violate the Originator's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Originator is a party or which may be applicable to the Originator or its assets;

         (d) The Originator is not in violation of, and the execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (e) The Originator is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Originator unable to comply with HUD eligibility requirements or which would require notification to HUD;

         (f) The Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (g) There are no actions or proceedings against, or investigations known to it of, the Originator before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Originator of its obligations under, or validity or enforceability of, this Agreement;

         (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

         (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Originator. The sale of the Mortgage Loans was in the ordinary course of business of the Originator and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator are not subject to the bulk transfer or any similar statutory provisions;

         (j) The information delivered by the Originator to the Purchaser with respect to the Originator's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

         (k) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependent solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Originator pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and

         (l) The Originator has not transferred the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

         Section 3.03 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

         (a) The Seller is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (b) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Originator, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

         (c) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's certificate of trust or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

         (d) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (e) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

         (t) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

         (g) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal
(A) that might prohibit its entering into this

Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

         (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

         (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

         (j) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

         Section 3.04 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Originator or as to which the Originator has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Originator shall take such action described in the following paragraphs of this Section 3.04 in respect of such Mortgage Loan. Upon discovery by either the Originator, the Master Servicer or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

         Within 90 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty made by the Originator that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Originator shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Originator shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.02 or 3.03 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Originator of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Originator at the Purchase Price. The Originator may, assuming the Originator has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Originator does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

         At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Originator shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Originator and the delivery to the Originator of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Originator shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, the Originator shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Originator shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Originator. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received by the Originator in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01, 3.02 and 3.03.

         It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

         It is understood and agreed that the obligations of the Originator set forth in Section 3.04 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01, 3.02 or 3.03.

                                   ARTICLE IV.

                             ORIGINATOR'S COVENANTS

         Section 4.01 COVENANTS OF THE ORIGINATOR. The Originator hereby covenants that except for the transfer hereunder, neither the Originator nor the Seller will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Originator will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Originator will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Originator or the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Originator or the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Originator or the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

         Section 5.01      INDEMNIFICATION.

         (a) The Originator agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, as incurred, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser, each such director and officer and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Originator Information contained in the Prospectus Supplement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the information on any computer tape furnished to the Purchaser or an affiliate thereof by or on behalf of the Originator containing information regarding the assets of the Trust or (iii) any untrue statement or alleged untrue statement of any material fact contained in any information provided by the Originator to the Purchaser or any affiliate thereof, or any material omission from the information purported to be provided hereby, and disseminated to KPMG L.L.P. or prospective investors (directly or indirectly through available information systems) in connection with the issuance, marketing or offering of the Certificates. This indemnity agreement will be in addition to any liability which the Originator may otherwise have.

         (b) The Purchaser agrees to indemnify and hold harmless the Seller and the Originator, each of their respective officers, directors and each person or entity who controls the Seller, the Originator or any such person, against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, the Originator or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller and/or the Originator for any legal or other expenses incurred by the Seller, the Originator, each such officer and director and such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is not contained in the Originator Information in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

         (c) Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, by the Originator, if the indemnified parties under this Article V consist of the Originator or by the Seller, if the indemnified parties under this Article V consist of the Seller.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01(a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 5.01(a) and (b) is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller and the Originator, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the

Seller, the Originator and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller and the Originator on the one hand and the Purchaser on the other from the sale of the Mortgage Loans such that the Purchaser is responsible for the lesser of (i) 0.25% thereof and (ii) 0.25% of the aggregate proceeds to the Seller from the sale of the Mortgage Loans and the Originator shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser, each director of the Originator, each officer of the Originator, and each person, if any, who controls the Originator within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Originator and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller.

         (e) The Originator agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Originator to perform its duties in compliance with the terms of this Agreement,
(ii) arising from a breach by the Originator of its representations and warranties in Section 3.01, 3.02 or 3.03 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Originator, the Seller or any servicer. The Originator shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Originator shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee, the Guarantor, the NIMs Insurer, if any, or any such person or entity and/or any Certificateholder in respect of such claim.

                                   ARTICLE VI.

                                   TERMINATION

         Section 6.01 TERMINATION. The respective obligations and responsibilities of the Originator, the Seller and the Purchaser created hereby shall terminate, except for the Originator's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Originator, the Seller and the Purchaser, by written agreement signed by the Originator, the Seller and the Purchaser.

         Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Originator: Option One Mortgage Corporation, 3 Ada, Irvine, CA 92618, Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Purchaser and the Seller in writing by the Originator; (ii) if to the Purchaser: Option One Mortgage Acceptance Corporation, 3 Ada, Irvine, CA 92618, Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Seller and the Originator in writing by the Purchaser and (iii) if to the Seller: Option One Owner Trust 2002-3, c/o Wilmington Trust Company, One Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the Originator and the Purchaser in writing by the Seller.

         Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06 FURTHER AGREEMENTS. The Purchaser, the Seller and the Originator each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

         Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Originator will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Originator will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the

Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Originator as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

         Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08 SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Originator, the Trustee, the Guarantor and the NIMs Insurer, if any. The Guarantor and the NIMs Insurer, if any, shall be third party beneficiaries hereof and may enforce the terms hereof as if a party hereto. The obligations of the Seller and the Originator under this Agreement cannot be assigned or delegated by the Originator or the Seller to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller or the Originator may assign its obligations hereunder to any Person into which the Seller or the Originator is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Originator is a party or any Person succeeding to the business of the Seller or the Originator. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a Series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller and the Originator each acknowledge and consent to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller and the Originator pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller or the Originator pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01, 3.02 and 3.03 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

         Section 7.10 OWNER TRUSTEE. It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Seller, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Seller is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Seller, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller under this Agreement or any other document.

         IN WITNESS WHEREOF, the Seller, the Purchaser and the Originator have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                OPTION ONE MORTGAGE ACCEPTANCE
                                CORPORATION, as Purchaser


                                By:__________________________________
                                Name:
                                Title:

                                OPTION ONE MORTGAGE
                                CORPORATION, as Originator


                                By:__________________________________
                                Name:
                                Title:

                                OPTION ONE OWNER TRUST 2002-3, as
                                Seller

                                By:  Wilmington Trust Company, not in its
                                     individual capacity but solely as
                                     Owner Trustee.

                                By:__________________________________
                                Name:
                                Title:

                                                                      SCHEDULE I

                                 MORTGAGE LOANS

                            [Available Upon Request]

                                                                       EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR REGARDING THE MORTGAGE LOANS.

         The Originator represents and warrants to the Purchaser, as of the Closing Date unless specifically stated otherwise in such representation and warranty, as follows:

                  (i) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (ii) As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before May 1, 2002, the Monthly Payment due on May 1, 2002 has been received. As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before June 1, 2002, except with respect to 0.00% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, the Monthly Payment due on June 1, 2002 has been received. In addition, (a) 0.00% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent in the last 12 months and (b) none of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent for two payment periods in the last 12 months;

                  (iii) Each Mortgage Loan, as of the Closing Date, is an adjustable rate or fixed rate Mortgage Loan having an original term to maturity from the date on which the first monthly payment is due of not more than 30 years. Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note; provided, however, that certain Mortgage Loans constituting 0.82% of the Initial Mortgage Loans, by aggregate Cut- off Date Principal Balance of the Initial Mortgage Loans, are Balloon Mortgage Loans that provide for final Monthly Payment substantially greater than the preceding Monthly Payments. All such Balloon Mortgage Loans provide for Monthly Payments based upon a 30 year amortization schedule with a final Balloon Payment no later than the 15th year. None of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are second lien Mortgage Loans;

                  (iv) No more than 34.87% and 9.80% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, had Loan-to-Value Ratios at origination exceeding 80% and 90% respectively. All Mortgage Loans had Loan-to-Value Ratios at origination of less than or equal to 100.00%;

                  (v) Each Mortgage Loan was originated substantially in accordance with the Originator's underwriting criteria, which are at least as stringent as the underwriting criteria set forth in the Prospectus Supplement or the Information Circular. Each Mortgage Loan is currently being serviced by the Originator and has been serviced by the Originator since the date of origination of such Mortgage Loan;

                  (vi) No Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Originator's knowledge, no obligor of any of the Mortgage Loans has filed for bankruptcy protection;

                  (vii) As of the Cut-off Date, no more than 0.44% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are secured by manufactured houses and none of the Initial Mortgage Loans are secured by mobile homes;

                  (viii) Each Mortgage transferred to the Trustee is a valid first or second lien on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restriction, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

                  (ix) There is no delinquent tax or assessment lien against any Mortgaged Property;

                  (x) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in the Pooling and Servicing Agreement;

                  (xi) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including, without limitation, the receipt of interest, will not involve the violation of any such laws;

                  (xii) None of the Mortgage Loans are cooperative share Mortgages;

                  (xiii) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance in the amount described in the Pooling and Servicing Agreement (and to the extent required by the Pooling and Servicing Agreement) covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (xiv) A lender's policy of title insurance or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

                  (xv) [Reserved];

                  (xvi) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Program(s) and included an assessment of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

                  (xvii) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth in the Mortgage Loan Schedule;

                  (xviii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations
         Section 1.860G-2(a)(1) and (3);

                  (xix) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law, and all parties to each Mortgage Loan and the Mortgagor had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed; and the Mortgage and each Mortgage Note have been duly and validly executed by such parties;

..        (xx) All individual insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (xxi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

                  (xxii) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal changes or ground rents which previously became due and owing have been paid or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of Escrow Payments, including without limitation, taxes and insurance payments, the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (xxiii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  (xxiv) The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

                  (xxv) There is no obligation on the part of the Originator or any other party to make payments in addition to those made by the Mortgagor;

                  (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxvii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property;

                  (xxviii) All amounts received after the Cut-off Date with respect to the Mortgage Loans to which the Originator is not entitled will be deposited into the Collection Account within one Business Day after the Closing Date;

                  (xxix) The Originator has not transferred the Mortgage Loans to the Depositor, and the Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (xxx) All parties which have had any interest in the Mortgage Loans, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or
         (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. To the best of the Originator's knowledge, all parties which have had any interest in the Mortgage Loans were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

                  (xxxi) Each document or instrument in the related Mortgage Files is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (xxxii) Each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, including, without limitation, condominiums, townhouses and manufactured homes. No Mortgaged Property is improved by a mobile home. Each manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and each manufactured home constituting any portion of any Mortgaged Property is a "single-family residence" as defined in Section 25(e)(10) of the Code;

                  (xxxiii) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (xxxiv) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xxxv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in the Pooling and Servicing Agreement;

                  (xxxvi) The terms of each Mortgage Note and related Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and which has been or will be delivered to the Custodian on behalf of the Trustee;

                  (xxxvii) Each original Mortgage was recorded and all subsequent Assignments (other than the Assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                  (xxxviii) There is no proceeding pending or, to the best of the Originator's knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxxix) No Mortgage Loan was originated under a buydown plan;

                  (xl) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA;

                  (xli) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") on a monthly basis;

                  (xlii) No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xliii) No Mortgage Loan has a Prepayment Charge term longer than five years after its origination;

                  (xliv) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (ii) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Originator, the Seller, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

                  (xlv) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement or the Information Circular;

                  (xlvi) Each Mortgage Loan was originated on or after February 2002.

                  (xlvii) None of the Mortgage Loans were originated while the Borrower was in bankruptcy or if foreclosure proceedings had begun;

                  (xlviii) The Originator represents and warrants that the Originator currently operates or actively participates in an on-going business (A) to originate single family mortgage loans ("Loans"), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

                  (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income); or

                  (b) very low-income families (families with incomes of 60% or less of area median income).

                  (xlix) Each Mortgage contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (l) With respect to each Mortgage Loan secured by a manufactured home: (a) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (b) all foundations, both perimeter and interior, have footings that are located below the frost line; (c) any wheels, axles and trailer hitches are removed from the manufactured home and (d) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property and insurers or indemnifies against any loss if the manufactured home is determined not to be part of the real property;

                  (li) With respect to second lien Mortgage Loans, either (a) no consent for the Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

                  (lii) No Mortgage Loan secured by a second priority lien has a Principal Balance as of the applicable Cut-off Date in excess of half of Freddie Mac's loan limits for such type of residence;

                  (liii) The pool of Mortgage Loans backing the Certificates does not contain the first and second lien Mortgage Loans relating to a single Mortgaged Property if the aggregate original Principal Balance of such Mortgage Loans exceeds Freddie Mac's loan limits. To the best of the Originator's knowledge, the pool of Mortgage Loans backing the Certificates will not result in a violation of Freddie Mac's loan limitations;

                  (liv) No Mortgage Loan has been previously rejected by Freddie Mac;

                  (lv) The Mortgage Loans were not intentionally selected by the Seller in a manner intended to adversely affect the Purchaser or the Trust;

                  (lvi) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC;

                  (lvii) No Mortgage Loan secured by a subordinate lien had an original principal obligation in excess of 50 percent of Freddie Mac's one-family residence mortgage amount limitation for first-lien mortgages in effect as of the Cut-off Date;

                  (lviii) Each Mortgage Loan had an original principal balance obligation that was not higher than the maximum principal balance for Mortgage Loans that are eligible for purchase by Freddie Mac; and

                  (lix) To the best of Seller's knowledge and with respect to each Mortgage Loan that is covered by mortgage insurance, the improvement(s) located on or being part of any Mortgage Property were constructed in accordance with the specifications set forth in the original construction plans.

         With respect to any representation that is made to the best of the Originator's knowledge or as to which the Originator has no knowledge, if it is discovered by the Originator, the Guarantor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                        OPTION ONE MORTGAGE CORPORATION,

                                    as Seller


                                       and


                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,

                                  as Purchaser







                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of July 19, 2002






                      Option One Mortgage Loan Trust 2002-5
                    Asset-Backed Certificates, Series 2002-5



                                                 TABLE OF CONTENTS

                                                                                                               Page


                                                    ARTICLE I.

                                                    DEFINITIONS
         Section 1.01      DEFINITIONS............................................................................1

                                                    ARTICLE II.

                                 SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE
         Section 2.01      SALE OF MORTGAGE LOANS.................................................................1
         Section 2.02      OBLIGATIONS OF SELLER UPON SALE........................................................2
         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.......................................4

                                                   ARTICLE III.

                                REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
         Section 3.01      SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE
                           MORTGAGE LOANS.........................................................................5
         Section 3.02      SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER...........................5
         Section 3.03      REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES..................................7

                                                    ARTICLE IV.

                                                SELLER'S COVENANTS
         Section 4.01 COVENANTS OF THE SELLER.....................................................................8

                                                    ARTICLE V.

                                INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS
         Section 5.01      INDEMNIFICATION........................................................................9

                                                    ARTICLE VI.

                                                    TERMINATION
         Section 6.01      TERMINATION...........................................................................10

                                                   ARTICLE VII.

                                             MISCELLANEOUS PROVISIONS
         Section 7.01      AMENDMENT.............................................................................11
         Section 7.02      GOVERNING LAW.........................................................................11
         Section 7.03      NOTICES...............................................................................11


                                                        ii




         Section 7.04      SEVERABILITY OF PROVISIONS............................................................11
         Section 7.05      COUNTERPARTS..........................................................................11
         Section 7.06      FURTHER AGREEMENTS....................................................................11
         Section 7.07      INTENTION OF THE PARTIES..............................................................12
         Section 7.08      SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT..............................12
         Section 7.09      SURVIVAL..............................................................................12



                                                        iii

                  MORTGAGE LOAN PURCHASE AGREEMENT, dated as of July 19, 2002 (the "Agreement"), between Option One Mortgage Corporation (the "Seller") and Option One Mortgage Acceptance Corporation (the "Purchaser").

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                  WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of July 1, 2002 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Seller as originator and master servicer, the Federal Home Loan Mortgage Corporation, as guarantor of the Class A-1 Certificates and the Class S-1 Certificates and Wells Fargo Bank Minnesota, National Association as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to Option One Mortgage Loan Trust 2002-5 (the "Trust"); and

                  WHEREAS, the Seller is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself and the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         "SELLER INFORMATION": The information in the [Prospectus Supplement as follows: under "SUMMARY OF TERMS--Mortgage Loans," the first sentence under the fifth bullet point under "RISK FACTORS--Unpredictability of Prepayments and Effect on Yields," "RISK FACTORS--Delinquent Mortgage Loan Risk," the third sentence under "RISK FACTORS--Balloon Loan Risks," the first sentence under "RISK FACTORS--Second Lien Loan

Risk," "RISK FACTORS- Convertible Mortgage Loan Risk," the first sentence of the third paragraph under "RISK FACTORS--Potential Inadequacy of Credit Enhancement for the Offered Certificates," the second sentence under the fourth bullet point under "RISK FACTORS--Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization," the second sentence under "RISK FACTORS--High Loan-to-Value Ratios Increase Risk of Loss," "THE MORTGAGE POOL," "OPTION ONE MORTGAGE CORPORATION," and the first sentence of the fifth paragraph under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."]

                                   ARTICLE II.

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01      SALE OF MORTGAGE LOANS.

         (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

         (b) In connection with the transactions contemplated by Section 2.08 of the Pooling and Servicing Agreement, the Seller hereby agrees that the Depositor shall be under no obligation to purchase any Subsequent Mortgage Loans unless
(i) the conditions precedent contained in Section 2.08 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit R thereto, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 3.01 of this Agreement. The sale of Subsequent Mortgage Loans by the Seller to the Depositor shall be effected in accordance with the terms of Section 2.08 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

         Section 2.02 OBLIGATIONS OF SELLER UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Seller agrees, at its own expense on or prior to the Closing Date, (i) to cause its books and records to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser, the Guarantor and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, (A) its account number and (B) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit B to the Pooling and Servicing Agreement, shall also be marked as
Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

         In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

         (a) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; PROVIDED, HOWEVER, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

         (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

         (c) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to "Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse";

         (d) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

         (e) the original or a certified copy of lender's title insurance policy; and

         (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         The Seller hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

         If any of the documents referred to in Section 2.02(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(e) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

         The Seller shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(c) hereof and, to the extent necessary, in Section 2.02(d) hereof to be recorded. The Seller shall be required to deliver such Assignments for recording within 90 days of the Closing Date. Notwithstanding the foregoing, the Seller need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the Guarantor, the Rating Agencies and the NIMS Insurer, if any, on or before the Closing Date, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more Delinquent. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Seller shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the

Seller fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         In the event that any Mortgage Note is endorsed in blank as of the Closing Date, within ninety (90) days of the Closing Date the Seller shall cause to be completed such endorsements "Pay to the order of Wells Fargo Bank Minnesota, National Association, as Trustee, without recourse."

         The Seller shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Pooling and Servicing Agreement within two weeks of their execution; provided, however, that the Seller shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Seller cannot provide a copy of such document certified by the public recording office within such 365 day period, the Seller shall deliver to the Purchaser, within such 365 day period, an Officer's Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Purchaser due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Purchaser, and, upon receipt of a copy of such document certified by the public recording office, the Seller shall immediately deliver such document to the Purchaser. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Seller shall deliver a copy of such document certified by an officer of the Seller to be a true and complete copy of the original to the Purchaser.

         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

         In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date (the "Purchase Price") by transfer of (i) immediately available funds in an amount equal to $3,037,966.08 and (ii) a 0.64% percentage interest in the Class C Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates (collectively the "Option One Certificates") which Option One Certificates shall be registered in the name of Option One Mortgage Securities Corp. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus and the Information Circular relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the Rating Agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Seller hereby makes representations and warranties set forth in Exhibit A to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

         Section 3.02 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

         (a) The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

         (b) The Seller has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Seller, the Seller had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

         (c) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

         (d) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (e) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related

Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchase as the owner thereof;

         (f) The Seller is a HUD approved mortgagee pursuant to Section 203 and
Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD;

         (g) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (h) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal
(A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

         (i) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

         (j) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

         (k) The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

         (l) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependent solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

         (m) The Seller has not transferred the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors; and

         (n) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

         Section 3.03 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 3.03 in respect of such Mortgage Loan. Upon discovery by either the Seller, the Master Servicer or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

         Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.02 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Purchase Price. The Seller may, assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

         At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02.

         It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

         It is understood and agreed that the obligations of the Seller set forth in Section 3.03 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section
3.01 or 3.02.

                                   ARTICLE IV.

                               SELLER'S COVENANTS

         Section 4.01 COVENANTS OF THE SELLER. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

         Section 5.01      INDEMNIFICATION.

         (a) The Seller agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, as incurred, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser, each such director and officer and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Seller Information contained in the Prospectus Supplement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the information on any computer tape furnished to the Purchaser or an affiliate thereof by or on behalf of the Seller containing information regarding the assets of the Trust or (iii) any untrue statement or alleged untrue statement of any material fact contained in any information provided by the Seller to the Purchaser or any affiliate thereof, or any material omission from the information purported to be provided hereby, and disseminated to KPMG L.L.P. or prospective investors (directly or indirectly through available information systems) in connection with the issuance, marketing or offering of the Certificates. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

         (b) The Purchaser agrees to indemnify and hold harmless the Seller, each of its respective officers, directors and each person or entity who controls the Seller or any such person, against any and all losses, claims, damages or liabilities, joint and several, to which the Seller or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller for any legal or other expenses incurred by the Seller, each such officer and director and such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is not contained in the Seller Information in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

         (c) Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser or by the Seller, if the indemnified parties under this Article V consist of the Seller.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01(a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 5.01(a) and (b) is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the sale of the Mortgage Loans such that the Purchaser is responsible for the lesser of (i) 0.25% thereof and (ii) 0.25% of the aggregate proceeds to the Seller from the sale of the Mortgage Loans and the Seller shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller.

         (e) The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement,
(ii) arising from a breach by the Seller of its representations and warranties in Section 3.01 or 3.02 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Seller or any servicer. The Seller shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee, the Guarantor, the NIMs Insurer, if any, or any such person or entity and/or any Certificateholder in respect of such claim.

                                   ARTICLE VI.

                                   TERMINATION

         Section 6.01 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

         Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller: Option One Mortgage Corporation, 3 Ada, Irvine, CA 92618, Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller; and (ii) if to the
Purchaser: Option One Mortgage Acceptance Corporation, 3 Ada, Irvine, CA 92618,
Attention: William L. O'Neill, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

         Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06 FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

         Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

         Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08 SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Trustee, the Guarantor and the NIMs Insurer, if any. The Guarantor and the NIMs Insurer, if any, shall be third party beneficiaries hereof and may enforce the terms hereof as if a party hereto. The obligations of the Seller under this Agreement cannot be assigned or delegated by the Seller to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a Series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                         OPTION ONE MORTGAGE ACCEPTANCE
                                         CORPORATION, as Purchaser


                                         By:__________________________________
                                         Name:
                                         Title:

                                         OPTION ONE MORTGAGE
                                         CORPORATION, as Seller


                                         By:__________________________________
                                         Name:
                                         Title:

                                                                      SCHEDULE I

                                 MORTGAGE LOANS

                            [Available Upon Request]

                                                                       EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING THE MORTGAGE LOANS.

         The Seller represents and warrants to the Purchaser, as of the Closing Date unless specifically stated otherwise in such representation and warranty, as follows:

                  (i) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (ii) As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before May 1, 2002, the Monthly Payment due on May 1, 2002 has been received. As of the last calendar day of June 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before June 1, 2002, except with respect to 0.00% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, the Monthly Payment due on June 1, 2002 has been received. In addition, (a) 0.00% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent in the last 12 months and (b) none of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans have been 30 or more days delinquent for two payment periods in the last 12 months;

                  (iii) Each Mortgage Loan, as of the Closing Date, is an adjustable rate or fixed rate Mortgage Loan having an original term to maturity from the date on which the first monthly payment is due of not more than 30 years. Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note; provided, however, that certain Mortgage Loans constituting 2.39% of the Initial Mortgage Loans, by aggregate Cut- off Date Principal Balance of the Initial Mortgage Loans, are Balloon Mortgage Loans that provide for final Monthly Payment substantially greater than the preceding Monthly Payments. All such Balloon Mortgage Loans provide for Monthly Payments based upon a 30 year amortization schedule with a final Balloon Payment no later than the 15th year. None of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are second lien Mortgage Loans;

                  (iv) No more than 42.22% and 10.94% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, had Loan-to-Value Ratios at origination exceeding 80% and 90% respectively. All Mortgage Loans had Loan-to-Value Ratios at origination of less than or equal to 100.00%;

                  (v) Each Mortgage Loan was originated substantially in accordance with the Seller's underwriting criteria, which are at least as stringent as the underwriting criteria set forth in the Prospectus Supplement and the Information Circular. Each Mortgage Loan is currently being serviced by the Seller and has been serviced by the Seller since the date of origination of such Mortgage Loan;

                  (vi) No Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Seller's knowledge, no obligor of any of the Mortgage Loans has filed for bankruptcy protection;

                  (vii) As of the Cut-off Date, no more than 0.00% of the Initial Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans, are secured by manufactured houses and none of the Initial Mortgage Loans are secured by mobile homes;

                  (viii) Each Mortgage transferred to the Trustee is a valid first or second lien on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restriction, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

                  (ix) There is no delinquent tax or assessment lien against any Mortgaged Property;

                  (x) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in the Pooling and Servicing Agreement;

                  (xi) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including, without limitation, the receipt of interest, will not involve the violation of any such laws;

                  (xii) None of the Mortgage Loans are cooperative share Mortgages;

                  (xiii) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance in the amount described in the Pooling and Servicing Agreement (and to the extent required by the Pooling and Servicing Agreement) covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (xiv) A lender's policy of title insurance or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

                  (xv) [Reserved];

                  (xvi) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Program(s) and included an assessment of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

                  (xvii) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth in the Mortgage Loan Schedule;

                  (xviii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations
         Section 1.860G-2(a)(1) and (3);

                  (xix) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law, and all parties to each Mortgage Loan and the Mortgagor had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed; and the Mortgage and each Mortgage Note have been duly and validly executed by such parties;

..        (xx) All individual insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (xxi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

                  (xxii) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal changes or ground rents which previously became due and owing have been paid or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of Escrow Payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (xxiii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  (xxiv) The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

                  (xxv) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

                  (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxvii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property;

                  (xxviii) All amounts received after the Cut-off Date with respect to the Mortgage Loans to which the Seller is not entitled will be deposited into the Collection Account within one Business Day after the Closing Date;

                  (xxix) The Seller has not transferred the Mortgage Loans to the Depositor, and the Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (xxx) All parties which have had any interest in the Mortgage Loans, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or
         (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage Loans were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

                  (xxxi) Each document or instrument in the related Mortgage Files is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (xxxii) Each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, including, without limitation, condominiums, townhouses and manufactured homes. No Mortgaged Property is improved by a mobile home. Each manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and each manufactured home constituting any portion of any Mortgaged Property is a "single-family residence" as defined in Section 25(e)(10) of the Code;

                  (xxxiii) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (xxxiv) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xxxv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in the Pooling and Servicing Agreement;

                  (xxxvi) The terms of each Mortgage Note and related Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and which has been or will be delivered to the Custodian on behalf of the Trustee;

                  (xxxvii) Each original Mortgage was recorded and all subsequent Assignments (other than the Assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                  (xxxviii) There is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxxix) No Mortgage Loan was originated under a buydown plan;

                  (xl) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA;

                  (xli) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") on a monthly basis;

                  (xlii) No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xliii) No Mortgage Loan has a Prepayment Charge term longer than five years after its origination;

                  (xliv) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (ii) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller, has not waived any default, breach, violation or event of acceleration;

                  (xlv) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement or the Information Circular;

                  (xlvi) Each Mortgage Loan was originated on or after April
         2002;

                  (xlvii) None of the Mortgage Loans were originated while the Borrower was in bankruptcy or if foreclosure proceedings had begun;

                  (xlviii) The Seller represents and warrants that the Seller currently operates or actively participates in an on-going business (A) to originate single family mortgage loans ("Loans"), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

                  (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income); or

                  (b) very low-income families (families with incomes of 60% or less of area median income).

                  (xlix) Each Mortgage contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (l) With respect to each Mortgage Loan secured by a manufactured home: (a) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (b) all foundations, both perimeter and interior, have footings that are located below the frost line; (c) any wheels, axles and trailer hitches are removed from the manufactured home and (d) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property and insurers or indemnifies against any loss if the manufactured home is determined not to be part of the real property;

                  (li) With respect to second lien Mortgage Loans, either (a) no consent for the Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

                  (lii) No Mortgage Loan secured by a second priority lien has a Principal Balance as of the applicable Cut-off Date in excess of half of Freddie Mac's loan limits for such type of residence;

                  (liii) The pool of Mortgage Loans backing the Certificates does not contain the first and second lien Mortgage Loans relating to a single Mortgaged Property if the aggregate original Principal Balance of such Mortgage Loans exceeds Freddie Mac's loan limits. To the best of the Seller's knowledge, the pool of Mortgage Loans backing the Certificates will not result in a violation of Freddie Mac's loan limitations;

                  (liv) No Mortgage Loan has been previously rejected by Freddie Mac;

                  (lv) The Mortgage Loans were not intentionally selected by the Seller in a manner intended to adversely affect the Purchaser or the Trust;

                  (lvi) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC;

                  (lvii) No Mortgage Loan secured by a subordinate lien had an original principal obligation in excess of 50 percent of Freddie Mac's one-family residence mortgage amount limitation for first-lien mortgages in effect as of the Cut-off Date;

                  (lviii) Each Mortgage Loan had an original principal balance obligation that was not higher than the maximum principal balance for Mortgage Loans that are eligible for purchase by Freddie Mac; and

                  (lix) To the best of Originator's knowledge and with respect to each Mortgage Loan that is covered by mortgage insurance, the improvement(s) located on or being part of any Mortgage Property were constructed in accordance with the specifications set forth in the original construction plans.

         With respect to any representation that is made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Guarantor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

         To:      Wells Fargo Bank Minnesota,
                  National Association,
                  1015 10th Avenue S.E.
                  Minneapolis, MN 55414
                  Attn: Inventory Control

Re: Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee")

                  In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Trustee Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name. Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------


_________1.  Mortgage Paid in Full

_________2.  Foreclosure

_________3.  Substitution

_________4.  Other Liquidation (Repurchases, etc.)

_________5.  Nonliquidation                          Reason:_______________


Address to which Trustee should deliver
the Trustee's Mortgage File:
________________________________________________________________________________
________________________________________________________________________________

                                                By:_____________________________
                                                        (authorized signer)

                                                Issuer:_________________________
                                                Address:________________________
                                                Date:___________________________

Trustee
-------

Wells Fargo Bank Minnesota, National Association

         Please acknowledge the execution of the above request by your signature and date below:

         ________________________                    ___________________________
         Signature                                   Date

         Documents returned to Trustee:

         ________________________                    ___________________________
         Trustee                                     Date

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                   July __, 2002


Option One Mortgage Acceptance Corporation       Option One Mortgage Corporation
3 Ada                                            3 Ada
Irvine, California 92618                         Irvine, California 92618
Freddie Mac
8200 Jones Branch Drive
McLean, Virginia 22102


         Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee") with respect to Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5
                  ------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it (or its custodian) has received the documents listed in
Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Exhibit B, to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of
Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

                                        WELLS FARGO BANK MINNESOTA,
                                        National Association, as Trustee


                                        By:______________________________
                                        Name:
                                        Title:

                                   EXHIBIT F-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                                ________________
                                                                     [Date]


Option One Mortgage Acceptance Corporation       Option One Mortgage Corporation
3 Ada                                            3 Ada
Irvine, California 92618                         Irvine, California 92618
Freddie Mac
8200 Jones Branch Drive
McLean, Virginia 22102

         Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee") with respect to Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5
                  ------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        National Association, as Trustee
                                        By:_____________________________
                                        Name:
                                        Title:

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE


Option One Mortgage Acceptance Corporation
3 Ada
Irvine, California 92618


           Re:      Option One Mortgage Loan Trust 2002-5,
                    Asset-Backed Certificates Series 2002-5
                    ---------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"), we hereby acknowledge the receipt of the original Mortgage Note with any exceptions thereto listed on Exhibit 2.

                                        WELLS FARGO BANK MINNESOTA,
                                        National Association, as Trustee


                                        By:___________________________________
                                        Name:
                                        Title:

                                    EXHIBIT G

                           LOSS MITIGATION PROCEDURES

FAS 140 P &S RELEVANT PROVISIONS - RECOVERY FOR DEFAULT LOANS

COLLECTIONS DEPARTMENT PRE-FORECLOSURE PROCESS:
-----------------------------------------------

At 33 calendar days delinquent, all borrowers are sent a 30-day pre-foreclosure demand letter. Borrowers in states that require more than a 30-day period are given the amount of time specified by state law.

Borrowers who are unable to pay the total amount past due are reviewed for foreclosure based upon the following criteria:

         "Early Indicator" default risk score. Those borrowers with risk scores that suggest a strong statistical likelihood of continuing default, are approved for foreclosure as soon as 48 hours after expiration of the demand letter (approximately 64 calendar days delinquent).

         A. Moderate risk with willingness and ability. Those borrowers with a moderate statistical likelihood of continuing default who demonstrate a willingness and ability to pay (as defined above), are solicited for extended (up to 6 months) repayment plans in which a portion of all past due payments are divided equally by 6 and a monthly payment schedule is established which consists of a "good faith" payment of some portion of the past due amount, one regular monthly installment and 1/6th of the remaining past due amount.

         B. Low risk with willingness and ability. Those borrowers with a low risk of continuing default are actively solicited for placement on a repayment plan and/or are granted additional time to resolve their financial difficulties informally in arrangement with a loan counselor. Foreclosure is not typically initiated if or until the loan becomes 90+ days delinquent and the borrower is unable or unwilling to continue to make reasonable repayment arrangements.

         C. Broken repayment plans. Those borrowers who are placed on extended repayment plans but fail to make their scheduled payments, are approved for foreclosure as soon as 48 hours after the payment plan is broken.

All borrowers are given all reasonable opportunities to pay the total amount past due (including all contractually permitted fees and charges) prior to the expiration of the 30 day demand letters. Borrowers who fail to contact Option One collections when past due, who repeatedly break promises to pay, who have a willingness but no financial ability, or apparent financial ability but no willingness, may be referred to foreclosure at any time after the expiration of the 30-day demand letter, without regard to any other factor, but as a general rule, a loan is referred to foreclosure no later than the 120th day of delinquency. The guidelines outlined herein presuppose at least some reasonable degree of willingness and ability.

PRE-CONVEYANCE OF TITLE

Initial contact is made for discovery of mortgagor's intent and a minimum
-------------------------------------------------------------------------
requirement of two attempted contacts per month is required. In general, contact made or attempted within the first 48 hours establishes categories as follows:
Willingness and Ability, No Willingness or Willingness and No Ability. Each category provides a subset of options for loss mitigation efforts and the options are ranked within each category as follows:

         1. WILLINGNESS AND ABILITY - Typically the mortgagor(s) reason for default is temporary and a foreseeable solution is probable. The standard options negotiated, ranked in priority are:

                  A.       Full Reinstatement
                  B.       Payoff
                  C.       Standard 6 month payment plan
                  D.       Extension of the payment plan
                  E.       Forbearance
                  F.       PreSale/Pre-Foreclosure Sale
                  G.       Short Payoff
                  H.       Modification

         2. NO WILLINGNESS-Typically the mortgagor(s) is unclear of options to mitigate default and avoids all calls or is brief and discloses little when contact is made. In this category efforts are made to continue attempts to contact and/or counsel mortgagor(s). When no contact is made, Skip Tracing, promotional items and/or letters are mailed in attempts to stimulate communication.

         3. WILLINGNESS AND NO ABILITY - Mortgagor(s) want to save home or remedy the default, however do not have resources to do so. In this scenario, the standard options negotiated, ranked in priority are:

                  A.       Payoff
                  B.       Assumption
                  C.       PreSale/Pre-Foreclosure Sale
                  D.       Short Payoff
                  E.       Deed In Lieu of Foreclosure
                  F.       Write-Off
                  G.       Modification

Foreclosure process is also running parallel to the Loss Mitigation efforts and in the event no workout is achieved then the Master Servicer obtains title through foreclosure sale, from which the REO Department will attempt to seek complete recovery from the sale of said property.

List of all Loss Mitigation Options used:
----------------------------------------

         -        Full Reinstatement
         -        Payoff
         -        Six (6) Month Re-Payment Plan
         -        Extension of Six (6) Month Payment Plan   Forbearance
         -        Short Payoff
         -        Pre-sale/Pre-Foreclosure Sale
         -        Assumption
         -        Modification
         -        Deed In Lieu of Foreclosure
         -        Write-off

CONVEYANCE OF TITLE:
-------------------

Once title is acquired as a result of foreclosure sale, Deed In Lieu of Foreclosure or otherwise, the property is assigned to an REO Agent for complete and timely disposition. REO Broker/Agents are selected and retained using the following criteria:

         -        Experience
         -        Possess Error and Omissions Insurance
         -        Licensed to sell Real Property in the related region
         -        Adhere to Option One Mortgage Corporation's Standards

Review of the current values obtained on the subject property will determine the marketing strategy and the strategy will focus on disposing of the property in a timely and practical manner. An analysis worksheet is completed to establish the marketing strategy on the property.

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT
                           ---------------------------

         Personally appeared before me the undersigned authority to administer oaths, _______________________ who first being duly sworn deposes and says:
Deponent is ________________ of __________________________________,successor by merger to ____________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

         On ___________________________, _______________________________ did
execute and deliver a promissory note in the principal amount of $_____________________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Wells Fargo Bank Minnesota, National Association, as trustee on behalf of Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Wells Fargo Bank Minnesota, National Association, Option One Mortgage Acceptance Corporation and Option One Mortgage Corporation harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:     ____________________________
        ____________________________

STATE OF                )
                        )       SS:
COUNTY OF               )

         On this ____ day of 20__, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this ____ day of _____ 20__.

_______________
_______________

My commission expires _________________.

                                    EXHIBIT I


                                   [RESERVED]

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                              [DATE]


Option One Mortgage Acceptance                    Wells Fargo Bank Minnesota,
Corporation                                       National Association
3 Ada                                             9062 Old Annapolis Road
Irvine, California 92618                          Columbia, MD 21045

                  Re:      Option One Mortgage Loan Trust 2002-5,
                           Asset-Backed Certificates. Series 2002-5
                           ----------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addresses of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                                  Very truly yours,

                                                  [NAME OF TRANSFEREE]



                                                  By:_________________________
                                                  Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]




Option One Mortgage Acceptance                  Wells Fargo Bank Minnesota,
Corporation                                     National Association
3 Ada                                           9062 Old Annapolis Road
Irvine, California 92618                        Columbia, MD 21045

                  Re:      Option One Mortgage Loan Trust 2002-5,
                           Asset-Backed Certificates, Series 2002-5
                           ----------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

                                                  Very truly yours,

                                                  [NAME OF TRANSFEREE]



                                                  By:_______________________
                                                  Authorized Officer

                                                            ANNEX I TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                           ___ CORPORATION, ETC. The Buyer is a corporation
                  (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

                           ___ BANK. The Buyer (a) is a national bank or banking
                  institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                           ___ SAVINGS AND LOAN. The Buyer (a) is a savings and
                  loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                           ___ BROKER-DEALER. The Buyer is a dealer registered
                  pursuant to Section 15 of the Securities Exchange Act of 1934.

--------

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                           ___ INSURANCE COMPANY. The Buyer is an insurance
                  company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                           ___ STATE OR LOCAL PLAN. The Buyer is a plan
                  established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                           ___ ERISA PLAN. The Buyer is an employee benefit plan
                  within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                           ___ INVESTMENT ADVISOR. The Buyer is an investment
                  advisor registered under the Investment Advisors Act of 1940.

                           ___ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a
                  small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                           ___ BUSINESS DEVELOPMENT COMPANY. Buyer is a business
                  development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  iii. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate andcommodity swaps.

                  iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                                ________________________________
                                                Print Name of Buyer


                                                By______________________________
                                                  Name:
                                                  Title:

                                                Date:___________________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                           ___ The Buyer owned $_________ in securities (other
                  than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                           ___ The Buyer is part of a Family of Investment
                  Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ________________________________________
                                        Print Name of Buyer or Adviser



                                        By:_____________________________________
                                           Name:
                                           Title:

                                        IF AN ADVISER:

                                        ________________________________________
                                        Print Name of Buyer

                                        Date:___________________________________

                                    EXHIBIT K

                 AFFIDAVIT OF TRANSFER OF RESIDUAL CERTIFICATES
                           PURSUANT TO SECTION 5.02(b)

                     OPTION ONE MORTGAGE LOAN TRUST 2002-5,
                    ASSET-BACKED CERTIFICATES, SERIES 2002-5

STATE OF                   )
                           )ss..
COUNTY OF                  )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Certificates, among Option One Mortgage Acceptance Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer (the "Master Servicer"), Federal Home Loan Mortgage Corporation, as Guarantor and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(b) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(b) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. If the Certificate is a "noneconomic residual interest," Transferee understands that, as the holder of the noneconomic residual, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the Transferee intends to pay taxes associated with holding the residual interest as they become due.

         8. The Transferee's taxpayer identification number is _______.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code; nor is it acting on behalf of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of __________, ____.

                                         [NAME OF TRANSFEREE]


                                         By:_____________________________
                                         Name:
                                         Title:

[Corporate Seal]

ATTEST:

_______________________________
[Assistant] Secretary

         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this____ day of __________, ____.



                                        ___________________________________
                                                   NOTARY PUBLIC

         My Commission expires the ____ day of _____. ____.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]



Option One Mortgage Acceptance Corporation
3 Ada
Irvine, California 92618

           Re:      Option One Mortgage Loan Trust 2002-5,
                    Asset-Backed Certificates, Series 2002-5
                    ----------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Residual Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class ___ Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,

                                        [NAME OF TRANSFEROR]

                                        By:_____________________________________

                                    EXHIBIT M

                       FORM OF ERISA REPRESENTATION LETTER

                                                     _____________, 20__


Option One Mortgage Acceptance Corporation  Wells Fargo Bank Minnesota, National
3 Ada                                       Association
Irvine, California 92618                    9062 Old Annapolis Road
                                            Columbia, MD 21045
Option One Mortgage Corporation
3 Ada
Irvine, California 92618

           Re:      Option One Mortgage Loan Trust 2002-5,
                    Asset-Backed Certificates Series 2002-5
                    ---------------------------------------
Dear Sirs:

                  _______________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates Series 2002-5, Class [B][C][P][R][R-X] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of July 1, 2002 among Option One Mortgage Acceptance Corporation as depositor (the "Depositor"), Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation as guarantor of the Class A-1 Certificates and the Class S-1 Certificates and Wells Fargo Bank Minnesota, National Association as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer [the following][For Class B Certificates only: either]:

                  1. The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101; or

                  2. [For Class B Certificates Only: The Transferee is an insurance company and (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), (B) the conditions set forth in PTCE 95-60 have been satisfied and (C) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of the Class B Certificates.

                                                   Very truly yours,

                                                   [Transferee]

                                                   By:__________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT N

                           FORM OF LIQUIDATION REPORT

Customer Name:

Account Number:

Original Principal Balance:

1        Type of Liquidation (REO disposition/charge-off/short pay-off)

         Date last paid

         Date of foreclosure

         Date of REO

         Date of REO Disposition

         Property Sale Price/Estimated Market Value at disposition

2.       Liquidation Proceeds

         Principal Prepayment $_______________

         Property Sale Proceeds ______________

         Insurance Proceeds___________________

         Other (itemize) _____________________

         Total Proceeds $_____________________

3.       Liquidation Expenses ________________

         Servicing Advances $_________________

         Delinquency Advances ________________

         Monthly Advances ____________________

         Servicing Fees ______________________

         Other Servicing Compensation ________

         Total Advance $______________________

4.       Net Liquidation Proceeds $__________
5.
         (Item 2 minus Item 3)

6.       Principal Balance of Mortgage Loan $____________________

7.       Loss, if any (Item 5 minus Item 4) $____________________

                                    EXHIBIT O

                         OPTION ONE MORTGAGE CORPORATION
                             UNDERWRITING GUIDELINES

                                    EXHIBIT P

                       FORM OF LOAN DATA REMITTANCE REPORT

LOAN LEVEL REPORTING - LNS FILE FORMAT

DO NOT INCLUDE HEADER OR TRAILER RECORDS IN FILES

DETAIL RECORD FIELDS:                                FILE NAME: T0NNMMYY.LNS


         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION
---------------------------------------------------------------------------------------------------------------------------
Blank                              9(X)                001-009           Filler data - Blank filled

Blank                    1         1(x)                010
SERVICER LOAN NO.                  13(X)               011-023           UNIQUE LOAN NUMBER ASSIGNED TO THE
                                                                         MORTGAGE BY THE SELLER/SERVICER

Blank                    2         1(x)                024               Due date of last full payment received from
Due Date of Last                   YYYYMMDD            025-0342          the borrower.
Paid                                                                     (Data is when payment was due)
Installment
(DDLPI)

Blank                    3         1(x)                033               Date of the last fully paid monthly
Last Payment                       YYYYMMDD            034-041           installment of principal, interest, and escrow
Received Date                                                            (if any) that was received from the borrower.
(LPRD)                                                                   Note: Dates of partial payments should not
                                                                         be entered here. (Data is when payment was
                                                                         actually received from the borrower) IF THIS
                                                                         INFORMATION IS NOT AVAILABLE, THEN POPULATE THE
                                                                         FIELD WITH THE DEFAULT VALUE OF 19000101.

Blank                    4         1(x)                042               Unpaid Principal balance should be reported
Unpaid Principal                   13.2                043-055           as follows:
Balance (UPB)                                                            * For loans in the REMIC trust, the mortgage
100%                                                                     UPB reduced by normal principal reduction,
                                                                         principal advances or prepayments. * FOR LOANS
                                                                         THAT ARE PAID IN FULL BY THE MORTGAGOR,
                                                                         REPURCHASED FROM THE REMIC TRUST, OR
                                                                         LIQUIDATED, REPORT THE UPB AS ZERO.

Blank                    5         1(x)                056               Gross/Coupon Interest
Interest Paid                      13.2                057-069

Blank                    6         1(x)                070               Total principal paid on the mortgage,
Principal Paid                     13.2                071-083           including any losses or advances. If the loan
                                                                         is repurchased or liquidated from the trust, it
                                                                         should be equivalent to the full remaining loan
                                                                         balance.







         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION
---------------------------------------------------------------------------------------------------------------------------
Blank                    7         (1x)                084               This field should contain an exception code
Exception Code                     2(x)                085-086           only when exception activity occurs for that
                                                                         period, otherwise this field should contain a
                                                                         0. DEFAULT VALUE IS 0. 40 Inactivate loan 60
                                                                         Payoff - mortgage matured 61 Payoff - mortgage
                                                                         prepaid 65 Payoff - mortgage repurchased 69
                                                                         Payoff - mortgage liquidated 70 Transfer to REO
                                                                         72 Foreclosure 80 Substituted Loan - Loan is
                                                                         added as a substitute for another loan 81
                                                                         Reinstated Loan - Loan was previously
                                                                         delinquent, but the borrower has brought it
                                                                         current 90 Loan Modified - This is an
                                                                         exceptional activity code which is reserved for
                                                                         future use. Modifications typically require
                                                                         repurchase 8 from the trust prior to modifying
                                                                         the loan.

Blank                    8         1(x)                087               Date the exception occurred.  If an exception
Exception Date                     YYYYMMDD            088-095           has not occurred, this field should contain the
                                                                         default value of 1900101.

Blank                              13.2                096-108           Filler - Blank filled

Blank                    9         1(X)                109               Filler - Blank filled
Mortgage Note Rate                 6.3                 110-115
                                                                         Rate associated with the borrower's schedule
                                                                         payment.

Blank                    10        1(x)                116
Mortgage P&I                       13.2                117-129           Principal and intrest portion of the borrowers
Amount                                                                   scheduled installment,  Note:  100% of the
                                                                         principal and interest amount should be entered
                                                                         in this field, including servicing and
                                                                         guarantee fees.

Blank                              1(x)                130

Realized Losses          11        13.2                131-143           Amount of realized losses for that period.

Blank                    12        1(x)                144               Total principal payments advanced by the
Cumulative                         13.2                145-157           Servicer and not repaid by the borrower.
Principal
Advances

Blank                    13        1(x)                158               Amount of interest payment advanced by the
Interest Advances                  13.2                159-171           Servicer for that period.







         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION
---------------------------------------------------------------------------------------------------------------------------
Blank                              1(x)                172               Pertains to activity in the prior reporting
Loan Status              14        1(X)                173               cycle.
                                                                         0 - Active
                                                                         4 - Foreclosure
                                                                         5-REO
                                                                         6 - Closed (PAYOFFS &
                                                                         REPURCHASES)
                                                                         9 - Bankruptcy (OVERRIDES ACTIVE
                                                                         STATUS)

                                                                         Note: 30,60 & 90 day delinquency status will
                                                                         be derived from
                                                                         the DDLPI field.

Blank                              1(x)                174

Blank                              1(x)                174

Subservicer No.          15        6                   175-180           Subservicer ID# - #S/S# assigned by Freddie
Blank                              1(x)                181               Mac - 6 digits
Actual Loan              16        13.2                182-194
Balance                                                                  Actual loan balance outstanding from the borrower and
                                                                         does not include advances made by the servicer.

Blank                    17        (1x)                195               Applies only to ARM loans and reflects the
Next Interest Rate                 YYYYMMDD            196-203           next pending interest rate adjustment date.
Change Date                                                              DEFAULT IS 190000101.

Blank                    18        (1x)                204               Applies only to payment capped ARM loans
Next Interest                      YYYYMMDD            209-212           and reflects the next pending payment
Payment                                                                  adjustment date.  DEFAULT IS 190000101.
Change Date

Blank                    19        1(x)                213
Index Value at                     6.3                 214-219           The index rate used in determining the ARM
Reset                                                                    coupon.
Date                                                                     DEFAULT VALUE IS 0.

Blank                    20        1(x)                220               Should be populated in advance of the rate
Next Mortgage Rate                 6.3                 221-226           adjustment.  DEFAULT VALUE IS 0.
expected at reset
date

Blank                              1(x)                227

Collateral Group         21        2                   228-229           This is a collateral grouping number for
No. #                                                                    whole loan directed collateral deals.  DEFAULT
                                                                         VALUE IS 0.

Blank                              1(x)                230







         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION
---------------------------------------------------------------------------------------------------------------------------
Current Arrearage        22        13.2                231-243           The current amount of cashflow applied to
Paid                                                                     the arrearage balance.  Applies to loans that
                                                                         have been or are currently in default.
                                                                         DEFAULT VALUE IS 0.

Blank                              1(x)                244
Outstanding              23        13.2                245-257           The total amount of outstanding interest
Arrearage Balance                                                        accrued under forbearance period, after
                                                                         current arrearage payment.  DEFAULT VALUE IS
                                                                         0.

Blank                              1(x)                258

FREDDIE MAC LOAN         24        13(X)               259-271           UNIQUE & PERMANENT LOAN NUMBER
NUMBER                                                                   ASSIGNED TO THE MORTGAGE BY FREDDIE MAC.
                                                                         USED FOR DISCLOSURE.

PREPAYMENT               25        13.2                272-274           THE BORROWERS PENALTY PAYMENT FOR
PREMIUM AMOUNT                                                           PREPAYING HIS MORTGAGE.  THIS AMOUNT IS
                                                                         ALLOCATED IN AGGREGATE AS A DIRECTED
                                                                         COLLATERAL AMOUNT TO A SPECIFIC BOND.

                                   EXHIBIT Q

             FORM OF TRUSTEE'S REMITTANCE REPORT - BND FILE FORMAT
      (NOTE: THIS INFORMATION IS LOADED TO ASDB EVERY MONTH BY TOM HARTY)

DETAIL RECORD FIELDS:                                   FILE NAME:  TONNMMYY.BND

                                     FLD                  FIELD

           FIELD NOTE                NBR       FORMA      POSITION                        DEFINITION
-----------------------------------------------------------------------------------------------------------------------
Series# (Deal Identifier)         1         10(x)       001-010       As defined by issuer or as assigned - TOnn

Blank                                       1(x)        011

Class #                           2         (2x)        012-013       As assigned or determined by issuer.  Input
                                                                      default value if not applicable.

Blank                                       5(x)        014-018

CUSIP #                           3         9(x)        019-027       If not available, input default value.  Freddie
                                                                      Mac may provide dummy numbers, if CUSIP
                                                                      numbers are not assigned by the issuer.

Blank                                       1(x)        028

Coupon-- Current Pass-            4         6.3         029-034       Bond Coupon Rate
through Rate

Blank                                       1(x)        035
Original Face Value               5         13.2        035-          Par Value, original issue amount, of Class
                                                        048

Blank                                       1(x)        049

Beginning Unpaid Principal        6         13.2        050-062       Beginning Class UPB as of beginning of cycle
Balance

Blank                                       1(x)        063
Principal payment amount          7         13.2        064-076       Dollar amount of class principal payment

Blank                                       1(x)        077

Interest payment amount           8         13.2        078-090       Dollar amount of class interest payment

Blank                                       1(x)        091

Total Distribution                9         13.2        092-104       Dollar amount of principal & interest payment

Blank                                       1(x)        105

Deferred Interest                 10        13.2        106-118       Dollar amount of overcollateralization
                                                                      (Difference between security principal and
                                                                      mortgage principal balances applied this period.
                                                                      This can include non-cash allocations)

Blank                                       1(x)        119







           FIELD NOTE                NBR       FORMA      POSITION                        DEFINITION
-----------------------------------------------------------------------------------------------------------------------
Principal Loss                    11        1.32        120-132       Dollar amount of principal losses applied this
                                                                      period

Blank                                       1(x)        133

Interest Loss                     12        13.2        134-146       Dollar amount of interest losses applied this
                                                                      period

Blank                                       1(x)        147

Ending Unpaid Principal           13        13.2        148-160       Ending Class UPB as of beginning of cycle
Balance

Blank                                       1(x)        161

Principal Distribution Factor     14        9.7         162-170       Factor representing the principal payment
                                                                      divided by the Original UPB of the class.

Blank                                       1(x)        171

Interest Distribution Factor      15        9.7         172-180       Factor representing the interest payment divided
                                                                      by the Beginning UPB of the class.

Blank                                       1(x)        181

Prepayment Interest Shortfall     16        9.7         182-190       If loans were prepaid and an interest shortfall
                                                                      arose in this period, it should be entered in this
                                                                      field.  If not applicable, a zero should be used.

Blank                                       1(x)        191

Total Distribution Factor         17        9.7         192-200       Factor representing the combined principal and
                                                                      interest payment divided by the Original UPB of
                                                                      the class.

Blank                                       1(x)        201

Deferred Interest Factor          18        9.7         202-210       Factor representing any increase in residual class
                                                                      due to credit enhancement requirements.  This is
                                                                      determined by dividing the increase amount by
                                                                      the original UPB.

Blank                                       1(x)        211

Ending Principal Balance          19        9.7         212-220       Ending UPB divided by original UPB.
Factor

Blank                                       1(x)        221

Remaining Unpaid Interest         20        13.2        222-234       If interest should be due, but not received on a
                                                                      given amount, then that amount should be
                                                                      entered.

                                    EXHIBIT R

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated , 2002 (the "Instrument"), between Option One Mortgage Acceptance Corporation as seller (the "Depositor"), and Wells Fargo Bank Minnesota, National Association, as trustee of the Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Subsequent Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Subsequent Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.        REPRESENTATIONS AND WARRANTIES; CONDITIONS
                                    PRECEDENT.

                  (a) The Depositor hereby confirms that each of the conditions precedent set forth in Section 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        RECORDATION OF INSTRUMENT.

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders'expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4         GOVERNING LAW.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        COUNTERPARTS.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.        SUCCESSORS AND ASSIGNS.

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                        OPTION ONE MORTGAGE ACCEPTANCE
                                        CORPORATION

                                        By:_____________________________
                                        Name:
                                        Title:


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Trustee

                                        By:_____________________________
                                        Name:
                                        Title:


Attachments
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: ___________________, 2002
                  2.       Subsequent Transfer Date: __________________, 2002
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $
                  4.       Purchase Price: 100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date are true and correct: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date and such Subsequent Mortgage Loan may not have been 30 or more days delinquent since origination;
(ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than _____ months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan will not have a Loan-to-Value ratio greater than _____%; (iv) all such Subsequent Mortgage Loans will have, as of the applicable Cut-off Date, a weighted average term since origination not in excess of 2 months; (v) such Subsequent Mortgage Loan will have an adjustable Mortgage Rate that is not less than _____% per annum; (vi) such Subsequent Mortgage Loan will have a Gross Margin not less than _____%; (vii) such Subsequent Mortgage Loan must have a Maximum Mortgage Rate not less than _____%; (viii) such Subsequent Mortgage Loan must have a Minimum Rate not less than %; (ix) such Subsequent Mortgage Loan may not provide for negative amortization; (xi) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since originated or purchased by the Depositor; (xii) such Subsequent Mortgage Loan must have a first payment date occurring on or before [month/year] and (xiii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the Originator's underwriting criteria as described in the Information Circular.

         C. Following the purchase of any Subsequent Mortgage Loan by the Trust all of the Mortgage Loans (including such Subsequent Mortgage Loans) as of the Subsequent Cut-off Date: (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of - months; (iii) will have a weighted average Mortgage Rate of not less than _____%, (iv) will have a weighted average Loan-to-Value Ratio of not more than _____%, (v) will have a weighted average Gross Margin that is not less than approximately _____%, (vi) will have a weighted average Maximum Mortgage Rate of not less than %, (vii) will have a weighted average Minimum Mortgage Rate of not less than _____%, (viii) will have no Mortgage Loan with a Principal Balance that does not conform to Freddie Mac guidelines, (ix) will be secured by Mortgaged Properties in any one state representing no more than_____ % of the aggregate Principal Balance thereof, (x) will be secured by Mortgaged Properties in any one zip code representing no more than _____% of the aggregate Principal Balance thereof, (xi) will be secured by non-owner-occupied Mortgaged Properties representing no more than _____% of the aggregate Principal Balance thereof, (xii) will be secured by two- to four-family Mortgaged Properties representing no more than _____% of the aggregate Principal Balance thereof, (xiii) will have a weighted average FICO score of the related mortgagor of not less than ______,

(xiv) will have a cash-out refinance loan purpose representing no more than _____% of the aggregate Principal Balance of all of the Mortgage Loans, (xv) will have Prepayment Charge provisions representing no less than _____% of the aggregate Principal Balance of all of the Mortgage Loans, (xvi) will have an Originator's risk grade of CC representing no more than _____% of the aggregate Principal Balance of all of the Mortgage Loans, (xvii) will have Mortgage Loans with an Originators risk grade of C representing no more than _____% of the aggregate Principal Balance thereof, (xviii) will have Mortgage Loans with an Originators risk grade of B representing no more than _____% of the aggregate Principal Balance thereof, (xix) will have Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than _____% of the aggregate Principal Balance thereof, (xx) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than _____% of the aggregate Principal Balance thereof, (xxi) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 90.00% representing no more than % of the aggregate Principal Balance thereof, (xxii) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00% representing no more than _____% of the aggregate Principal Balance thereof, (xxiii) will have been underwritten in accordance with the Originators Full Documentation Program representing not less than _____% of the aggregate Principal Balance thereof,
(xxiv) will have been underwritten in accordance with the Originators Stated Income Documentation Program representing not more than % of the aggregate Principal Balance thereof, (xxv) will have been underwritten in accordance with the Originators Mortgage Credit Only Program representing not more than _____% of the aggregate Principal Balance thereof, in each case, as applicable, by aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Subsequent Cut-off Date, (xxvi) no more than _____% of the aggregate Principal Balance thereof will have their first adjustment six months following their date of origination, no less than _____% and no more than _____% of the aggregate Principal Balance thereof will have their first adjustment 2 years following their date of origination and the remainder of the Mortgage Loans will have their first adjustment 3 years following their date of origination and (xviii) will have an average prepayment period of approximately _____ months.

         D. In the sole discretion of the Guarantor, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the Mortgage Pool.

                                  ATTACHMENT B

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

                            (Available Upon Request)

                                    EXHIBIT S

                             FORM OF ADDITION NOTICE

                                                              ___________, 2002
Wells Fargo Bank Minnesota, National Association.
9062 Old Annapolis Road
Columbia, MD 21045

         Re: Pooling and Servicing Agreement, dated as of July 1, 2002 (the "Agreement") among the Depositor, Option One Mortgage Corporation as master servicer (the "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor with respect to the Class A-1 Certificates and the Class S-1 Certificates (the "Guarantor") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee"), National Association, relating to Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5
                  --------------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.10 of the referenced Pooling and Servicing Agreement, Option One Mortgage Acceptance Corporation has designated Subsequent Mortgage Loans to be sold to the Trust on , 2002, with an aggregate principal balance of $ .Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                        Very truly yours,

                                        OPTION ONE MORTGAGE ACCEPTANCE
                                        CORPORATION

                                        By:______________________________
                                        Name:
                                        Title:

Acknowledged and Agreed:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION

By:_________________________
Name:
Title:

                                    EXHIBIT T

                     FORM OF SPECIAL SUB-SERVICING AGREEMENT

                         SPECIAL SUBSERVICING AGREEMENT
                         ------------------------------

         This SPECIAL SUBSERVICING AGREEMENT (the "AGREEMENT") is made and entered into as of July 30, 2002, among Option One Mortgage Corporation, as master servicer (the "COMPANY"), Credit-Based Asset Servicing and Securitization LLC, as holder of the Class B Certificates identified on Schedule I (the "CLASS B HOLDER") and Litton Loan Servicing LP, an affiliate of the Class B Holder, as special subservicer (the "SPECIAL SUBSERVICER").

                              PRELIMINARY STATEMENT
                              ---------------------

         WHEREAS, the Class B Holder is the holder of a 100% interest in the class of Mortgage Pass-Through Certificates (the "CLASS B CERTIFICATE") of the series of issuance (the "SERIES") identified on Schedule I attached hereto (the "SCHEDULE I").

         WHEREAS, the Class B Certificates were issued pursuant to the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") identified on
Schedule I and evidences an ownership interest in a pool of Mortgage Loans.

         WHEREAS, the Company is the Master Servicer of the Mortgage Loans related to the Series and the Mortgage Loans are serviced in accordance with the Pooling and Servicing Agreement.

         WHEREAS, in connection with the purchase by Class B Holder of the Series of Class B Certificates, the Class B Holder and the Company have agreed that (i) with respect to Mortgage Loans of the Series that become 30 or more days delinquent (MBA methodology) (each such Mortgage Loan, a "DELINQUENT MORTGAGE LOAN"), the Company will provide to the Class B Holder certain information with respect to such Delinquent Mortgage Loan, and (ii) the Class B Holder, as owner of 100% of the Class B Certificates of the Series, and the Company have elected to have the Mortgage Loans of the Series which are 60 or more days delinquent (MBA methodology) (each such Mortgage Loan, a "SPECIALLY SERVICED MORTGAGE LOAN") serviced by the Special Subservicer.

         NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company, the Class B Holder and the Special Subservicer hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                   DEFINITIONS
                                   -----------


Section 1.01      DEFINITIONS INCORPORATED BY REFERENCE.

         Capitalized terms used but not otherwise defined in this Agreement shall have the respective meaning ascribed thereto as set forth in the Pooling and Servicing Agreement.

                                   ARTICLE II
                                   ----------

          DESIGNATION OF SPECIALLY SERVICED MORTGAGE LOANS AND SPECIAL
          ------------------------------------------------------------
                              SERVICING PROCEDURES
                              --------------------

Section 2.01      AFFILIATES OF THE CLASS B HOLDER.

         One or more Affiliates of the Class B Holder may have an interest in the Class B Certificates and all such holders in the aggregate shall be deemed to be the Class B Holder for purposes of this Agreement; provided, however, to the extent that one or more Affiliates of the Class B Holder has an interest in the Class B Certificate, Credit-Based Asset Servicing and Securitization LLC shall continue to manage the investment of any Affiliate in the Class B Certificates.

Section 2.02      SPECIALLY SERVICED MORTGAGE LOANS.

         (a) To the extent and for so long as the Class B Certificates of the Series are outstanding, the Class B Holder owns 100% of the Class B Certificates of the Series and the Special Subservicer remains an Affiliate of the Class B Holder, Mortgage Loans of the Series which are 60 or more days delinquent shall be designated in writing by the Company as Specially Serviced Mortgage Loans and transferred by the Company to the Special Subservicer for servicing. The Special Subservicer shall service the Specially Serviced Mortgage Loans in accordance with the terms hereof and the Pooling and Servicing Agreement. In the event of any conflict between the terms of this Agreement and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control. This Agreement is a "Sub-Servicing Agreement" as defined in the Pooling and Servicing Agreement. Any provision required by the Pooling and Servicing Agreement to be included in a Sub-Servicing Agreement shall be deemed to be included in this Agreement.

         Following the designation of a Mortgage Loan as a Specially Serviced Mortgage Loan, the Company shall transfer servicing of such Mortgage Loan to the Special Subservicer substantially in the manner set forth herein and in Schedule II hereto unless the delinquency is cured while in the pending service release pool, prior to 24th day of the month of release. In the instance of a delinquency cure as described in the preceding sentence, the Company will be responsible for sending an "oops" notice to the Special Subservicer canceling the servicing transfer to and advising the Special Subservicer of the withdrawal of such Delinquent Mortgage Loan from the pending service release pool.

         The parties hereto agree that any fees resulting from the transfer of the servicing of a Mortgage Loan from the Company or a subservicer to the Special Subservicer (or any successor thereto) shall be the sole obligation of the Company without reimbursement from the Trust Fund. The fees to be paid by the Company to the Special Subservicer shall be set forth on Schedule II hereto.

         (b) As of the Effective Date (as defined below) of each Specially Serviced Mortgage Loan, the Special Subservicer shall succeed to and undertake all rights, duties and obligations of the

Company, as Master Servicer under the Pooling and Servicing Agreement, or the successor master servicer (including, without limitation, the making of advances, any right to purchase such Specially Serviced Mortgage Loan at the purchase price set forth in the Pooling and Servicing Agreement and the right to receive, without duplication, the servicing fee, be reimbursed for any advances, and retain additional servicing compensation with respect to such Specially Serviced Mortgage Loan) pursuant to and in accordance with the terms of the Pooling and Servicing Agreement. The Special Subservicer shall remit collections and provide all loan level information as required in the Pooling and Servicing Agreement to the Company at least one business day prior to the date such collections and/or information is required to be delivered by the Company to the Trustee.

         With respect to each Specially Serviced Mortgage Loan, the effective date (the "Effective Date") shall be the first day of the month immediately following the month of designation of such Specially Serviced Mortgage Loan as such, provided that such written designation is received by the Company from the Special Subservicer on or prior to the 15th calendar day of such month.

         (c) The Company acknowledges that the Special Subservicer or an Affiliate may receive usual and customary real estate referral fees from real estate brokers in connection with the listing and disposition of REO Property.

         (d) Once a Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Subservicer, regardless of delinquency status, whether the related Mortgaged Property becomes an REO Property or otherwise, until the earlier of the liquidation or other disposition of such Specially Serviced Mortgage Loan or the termination of this Agreement; provided, however, that if the Company exercises its right as Master Servicer to purchase all of the Mortgage Loans in the Trust Fund pursuant to the optional termination provision under the Pooling and Servicing Agreement, the servicing of any related Specially Serviced Mortgage Loans with respect to which foreclosure proceedings have not been commenced shall be transferred promptly by the Special Subservicer to the Company in accordance with written instructions from the Company.

         (e) If the Class B Holder transfers a percentage interest in the Class B Certificates of the Series such that the Class B Holder owns less than 100% of the then outstanding Certificate Principal Balance of such class, the Class B Holder shall promptly notify the Company, the Guarantor and the Special Subservicer in writing of any such transfer. Upon receipt of written notice from the Class B Holder, the Company or the Class B Holder shall revise Schedule I hereto to reflect any such transfer and shall forward promptly a copy of such revised schedule to the Company or the Class B Holder, as applicable, the Special Subservicer and the Guarantor.

         (f) If and to the extent the Company is permitted to purchase Delinquent Mortgage Loans under the Pooling and Servicing Agreement, the Class B Holder may direct the Company to purchase any delinquent Specially Serviced Mortgage Loan and to promptly resell such Mortgage Loan to the Class B Holder at the price and on the terms set forth in the Pooling and Servicing Agreement. In the event the Class B Holder directs the Company to purchase a Specially Serviced

Mortgage Loan as permitted under this Section, the Company shall promptly take all action necessary under the terms of the Pooling and Servicing Agreement in order to accomplish such purchase (including, without limitation, provide notification to the Trustee and/or Custodian) and such resale of the Specially Serviced Mortgage Loan to the Class B Holder. The Class B Holder, and not the Company, shall be required to remit the purchase price (as provided under the Pooling and Servicing Agreement) for such Specially Serviced Mortgage Loan to the Trustee. The Company will inform the Trustee in writing of the purchase of such Specially Serviced Mortgage Loan by the Class B Holder and further shall promptly take all actions necessary or desirable to effect the conveyance of such Mortgage Loan and the related servicing rights to the Class B Holder or its designee, time being of the essence.

         (g) Notwithstanding any provision herein to the contrary, the Special Subservicer shall (i) in no event be obligated to effect any cure or remedy in connection with a deficiency in the documentation for any Specially Serviced Mortgage Loan to the extent such deficiency existed at the time such Mortgage Loan became a Specially Serviced Mortgage Loan, which obligations will remain the Company's responsibility or (ii) have no responsibility for any obligations, duties, or liabilities of the Company with respect to the servicing of a Specially Serviced Mortgage Loan that arose prior to the related Effective Date for such Specially Serviced Mortgage Loan, other than those which would customarily be assumed after the Effective Date.

Section 2.03      TERMINATION OF SPECIAL SUBSERVICER FOR DEFAULT.

         The Company shall have the right, immediately upon written notice, to terminate the Special Subservicer's right and obligation to subservice all of the Specially Serviced Mortgage Loans hereunder in the event (each such event, an "EVENT OF DEFAULT") of:

          (i) any failure by the Special Subservicer to remit to the Company for distribution to the Certificateholders of the Series any payment (including without limitation, any failure to make any required Advance) required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Subservicer by the Company; or

          (ii) any failure on the part of the Special Subservicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Sub-Servicer contained in this Agreement (including any breach of the Special Servicer's representations and warranties contained in Section
               4.03 hereof) which materially and adversely affects the interests of the Certificateholders and the Guarantor of the Series which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Subservicer by the Company; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Subservicer or of or relating to all or substantially all of its property; or

          (v) the Special Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If an Event of Default as described in clauses (iii), (iv) or (v) above shall occur, then, and in each and every such case, upon receipt of written notice pursuant to Section 1.04 of Pooling and Servicing Agreement, as applicable, from the Company, the NIMS Insurer or the Guarantor, the Special Subservicer shall immediately remit to the Company all amounts in the Collection Accounts and the Escrow Accounts and all rights of the Special Subservicer to service the Specially Serviced Mortgage Loans shall terminate. If an Event of Default as described in clauses (i) or (ii) above shall occur, or a termination shall occur pursuant to the immediately following paragraph, then, and in each and every such case, upon receipt of written notice pursuant to Section 1.04 of the Pooling and Servicing Agreement from the Company, the NIMS Insurer or the Guarantor, as applicable, the Special Subservicer shall immediately remit to the Company all amounts in the Collection Accounts and the Escrow Accounts and all rights of the Special Subservicer to service the Specially Serviced Mortgage Loans of the Series shall terminate. Following the receipt of written notice from the Company as provided above upon the occurrence of an Event of Default, all authority and power of the Special Subservicer to subservice all the Specially Serviced Mortgage Loans shall revert to and be vested in the Company pursuant to and under this Section 2.03, and the Special Subservicer shall do all things necessary to effect a transfer of the servicing rights back to the Company. In this regard, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Special Subservicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the affected Specially Serviced Mortgage Loans and related documents, or otherwise. The Special Subservicer agrees to cooperate with the Company in implementing the termination of the Special Subservicer's responsibilities and rights hereunder to the extent required by this Section 2.03, including, without limitation, the transfer to the Company or its appointed agent for administration by it of all amounts in the possession of the Special Subservicer or thereafter received with respect to all of the Specially Serviced Mortgage Loans serviced hereunder in the case of an Event of Default or in the event of a termination described in the immediately following paragraph and the transfer of the related Servicing Rights back to the Company.

         In addition, notwithstanding the foregoing, pursuant to Section 1.04 of the Pooling and Servicing Agreement, the Guarantor and the NIMS Insurer, as applicable, shall have the right to terminate the Special Subservicer (i) due to any Event of Default pursuant to this Section 2.03, (ii) if the Special Subservicer is no longer an approved servicer of the Guarantor, (iii) if the Special Subservicer fails to maintain a servicer rating in one of the two highest rating categories from (A) Fitch Ratings and (B) another nationally recognized rating agency, (iv) if the Class B Holder no longer owns a 100% interest in the Class B Certificate or (v) the Class B Holder and Special Subservicer cease to be Affiliates. Notwithstanding the waiver by the Guarantor and the NIMS Insurer of its right to terminate pursuant to the immediately preceding sentence, upon the occurrence of any of the events in the immediately preceding sentence, pursuant to Section 1.04 of the Pooling and Servicing Agreement, the Guarantor or the NIMS Insurer, as applicable, shall have the right to terminate the Special Subservicer at will and in their sole discretion.

Section 2.04      APPOINTMENT OF SUCCESSOR SPECIAL SUBSERVICER.

         The Class B Holder shall have the right, upon 90 days prior written notice to the Company and the Special Subservicer, to appoint a successor special subservicer meeting the requirements set forth in clauses (i), (ii),
(iii) and (iv) below and approved in writing by the Trustee, NIMS Insurer and Guarantor (pursuant to the provisions of Section 1.04 of the Pooling and Servicing Agreement, as applicable). Any such successor special subservicer shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Special Subservicer under this Agreement simultaneously with the termination of the Special Subservicer's responsibilities, duties and liabilities under this Agreement. In the event that the Special Subservicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the foregoing, the Special Subservicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The removal of the Special Subservicer shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Special Subservicer of the representations and warranties made pursuant to Section 4.03 and the remedies available to the Class B Holder and/or the Company under Sections 4.04 and 5.01, it being understood and agreed that the provisions of such Sections
4.04 and 5.01 shall be applicable to the Special Subservicer notwithstanding any such termination of it, or the termination of this Agreement. In the event that a successor special servicer is not appointed pursuant to this Section within 120 days of the Class B Holder providing notice as set forth in this Section, the rights to subservice the Mortgage Loans shall revert to the Company, as Master Servicer, pursuant to the Pooling and Servicing Agreement; provided, however, with the written consent of the Company, the Special Subservicer, the Trustee, the NIMS Insurer and the Guarantor, such 120 day period may be extended for an additional 45 days if the Class B Holder demonstrates that a successor special subservicer shall be appointed within such 45 day period.

         Any successor special subservicer shall (i) be an institution having a net worth of not less than $1,000,000, (ii) not result in the downgrading in any rating by any applicable rating agency of any security issued in connection with the Pooling and Servicing Agreement, (iii) be approved as a seller/servicer of single-family mortgage loans by the Guarantor, and (iv) have and keep in full effect its existence, rights and franchises as a corporation (or such other corporate form), and shall obtain its qualification to do business as a foreign corporation (or such other corporate form) in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Specially Serviced Mortgage Loans and to perform its duties under this Agreement. Any successor appointed as provided herein shall execute, acknowledge and deliver to the Class B Holder, the Company, the Trustee, the NIMS Insurer and the Guarantor an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.03, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Special Subservicer, with like effect as if originally named as a party to this Agreement; provided, however, notwithstanding Section 2.03, any such successor special subservicer may be terminated without cause by the Guarantor at any time.

         Within 30 days of the appointment of a successor special subservicer by the Class B Holder, the Special Subservicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all servicing files related to the Specially Serviced Mortgage Loans, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the related Mortgage Notes and other documents, and the Class B Holder shall do or cause to be done the preparation and recordation of Assignments of Mortgage and deeds at the Class B Holder's sole expense.

         The Special Subservicer shall cooperate with the Class B Holder and such successor in effecting the termination of the Special Subservicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor special subservicer, including without limitation, the transfer to such successor of all amounts received by it with respect to the Specially Serviced Mortgage Loans. Further, the Special Subservicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Special Subservicer.

                                  ARTICLE III
                                  -----------

     DELINQUENT MORTGAGE LOANS OTHER THAN SPECIALLY SERVICED MORTGAGE LOANS
     ----------------------------------------------------------------------


Section 3.01      REPORTING OF DELINQUENT MORTGAGE LOANS.

         (a) To the extent and for so long as the Class B Certificates of the Series are outstanding and a 100% interest in such Class B Certificates is held by the Class B Holder or the Special Subservicer is subservicing any Mortgage Loans, the Company, as Master Servicer of the Mortgage Loans related to the Series, hereby agrees to provide to the Class B Holder and the Special Subservicer a report, in tape format, containing the following information within three (3) Business Days after each Distribution Date:

          (1) With respect to the Series, the number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more, together with the Principal Balance of each Mortgage Loan delinquent, one, two and three months or more;

          (2) With respect to the Series, the (i) number and aggregate Principal Balance of Mortgage Loans with respect to which foreclosure proceedings have been initiated, and (ii) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, and with respect to each Mortgage Loan, the (i) Principal Balance of each such Mortgage Loan with respect to which foreclosure proceedings have been initiated, and (ii) the book value of each Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the related Mortgage Loan; and

          (3) With respect to the Series, the amount of Realized Losses allocable to the Certificates on the related Distribution Date and the cumulative amount of Realized Losses allocated to such Certificates since the Cut-off Date, and with respect to each Mortgage Loan, the amount of Realized Losses attributable to such Mortgage Loan on the related Distribution Date and the cumulative amount of Realized Losses attributable to such Mortgage Loan since the Cut-off Date.

         To the extent such information is included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement, the Company may forward such monthly statement to the Class B Holder in satisfaction of the foregoing obligations. In addition, the Company, as Master Servicer of the Mortgage Loans, shall send, or shall cause the related servicer to send, to the Class B Holder all other written reports, documentation, instruments, certificates and correspondences provided by a servicer with respect to any Delinquent Mortgage Loan.

         (b) If requested by the Class B Holder, the Company shall make its servicing personnel available to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, in connection with any Mortgage Loan identified in any report or document provided pursuant to clause (a) above; provided, that the Company shall only be required to provide information that is reasonably accessible to its servicing personnel (or its subservicers).

         (c) In addition to the information described above, the Company shall provide to the Class B Holder such information as the Class B Holder may reasonably request; provided, however, that the Mortgage Loans are Delinquent Mortgage Loans or the Mortgaged Property has been foreclosed upon. The Class B Holder will reimburse the Company for any reasonable out-of-pocket expenses incurred by it in providing such information.

Section 3.02      SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS.

         (a) Prior to the Commencement of Foreclosure of any Specially Serviced Mortgage Loan, the Company or the Special Subservicer, as applicable, shall provide the Class B Holder with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount due under the related Mortgage Note.

         For purposes of this Agreement, "COMMENCEMENT OF FORECLOSURE" shall mean the first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclosure, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in
(i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

         (b) To the extent and for so long as the Class B Certificates of the Series are outstanding and the Class B Holder owns 100% of the Class B Certificates of the Series, with respect to any Specially Serviced Mortgage Loan for which a notice under clause (a) above has been delivered to the Class B Holder, the Class B Holder shall provide the Company or the Special Subservicer, as applicable, with written direction as to the action to be taken with respect to such Specially Serviced Mortgage Loan (to the extent permitted under the Pooling and Servicing Agreement and this Agreement), including, without limitation, to proceed with foreclosure, to accept a deed-in-lieu of foreclosure, to consent to a pre-foreclosure sale of the related Mortgaged Property at a loss, or, if permitted under the terms of the Pooling and Servicing Agreement, to purchase such Specially Serviced Mortgage Loan. Such written direction must be received by the Company or the Special Subservicer, as applicable, within two (2) Business Days of transmission of the notice provided by the Company under clause (a) above. Such two (2) Business Day period shall be extended for no longer than an additional three (3) Business Days after the receipt of additional information requested if the Class B Holder requests additional information related to such Specially Serviced Mortgage Loan; provided, however that the Class B Holder will have at least one Business Day to provide written direction after receipt of any requested additional information. Any such additional information shall be provided only to the extent it is obtainable by the Company from existing reports, certificates or statements or otherwise be reasonably accessible to its servicing personnel (or subservicing personnel). To the extent such action is not inconsistent with the terms of the Pooling and Servicing Agreement or the Company's duties thereunder as master servicer, or the Special Subservicer's duties hereunder or thereunder, the Company or the Special Subservicer, as applicable, shall as promptly as practicable carry out the instruction of the Class B Holder in the manner prescribed in such written direction. The Class B Holder agrees that it has no right to negotiate directly with the Mortgagor during such period.

         In the event the Class B Holder fails to provide any written direction as provided above, the Company or the Special Subservicer, as applicable, may take any such action as would be consistent with customary servicing practices of prudent mortgage loan servicers and the Company's or the Special Subservicer's, as applicable, normal policies and practice.

         (c) To the extent and for so long as the Class B Certificates of the Series are outstanding and the Class B Holder owns 100% of the Class B Certificates of the Series, with respect to any Specially Serviced Mortgage Loan for which the Company or the Special Subservicer has not provided a notice as contemplated in clause (a) above, the Class B Holder may, at any time, provide the Company or the Special Subservicer, as applicable, with written direction as to the action to be taken with respect to such Specially Serviced Mortgage Loan (to the extent permitted under the Pooling and Servicing Agreement and this Agreement), including, without limitation, to commence foreclosure proceedings, to accept a deed-in-lieu of foreclosure, to consent to a sale of a Mortgaged Property at a loss, or, if permitted under the terms of the Pooling and Servicing Agreement, to purchase such Specially Serviced Mortgage Loan. To the extent such action is not inconsistent with the terms of the Pooling and Servicing Agreement or the Company's duties thereunder as master servicer, or the Special Subservicer's duties hereunder or thereunder, the Company or the Special Subservicer, as applicable, shall as promptly as practicable carry out, or cause the Company or Special Subservicer, as applicable, to carry out, the instruction of the Class B Holder in the manner prescribed in such written direction.

         (d) Any foreclosure of a Specially Serviced Mortgage Loan that has been initiated in accordance with clauses (b) or (c) above may be discontinued if (i) the Specially Serviced Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Specially Serviced Mortgage Loan (including by means of a short payoff approved by the Class B Holder), (ii) the Company or the Special Subservicer, as applicable, has agreed to the terms of a forbearance agreement with the Mortgagor, or (iii) if and to the extent otherwise permitted under the Pooling and Servicing Agreement, Class B Holder directs the Company to purchase such Specially Serviced Mortgage Loan at the price and on the terms set forth in the Pooling and Servicing Agreement.

         (e) In the event the Class B Holder directs the Company or the Special Subservicer, as applicable, to purchase a Specially Serviced Mortgage Loan as permitted under Sections 2.02 and 3.02 (b), (c) and (d), the Class B Holder may direct the Company or the Special Subservicer, as applicable, to purchase such Specially Serviced Mortgage Loan and to promptly resell such Specially Serviced Mortgage Loan to the Class B Holder at the price and on the terms set forth in the Pooling and Servicing Agreement. In the event the Class B Holder directs the Company or the Special Subservicer, as applicable, to purchase a Specially Serviced Mortgage Loan as permitted under this Section, the Company or the Special Subservicer, as applicable, shall promptly take all action necessary under the terms of the Pooling and Servicing Agreement in order to accomplish such purchase (including, without limitation, provide notification to the Trustee and/or Custodian) and to resell such Specially Serviced Mortgage Loan to the Class B Holder. The Class B Holder, and not the Company, shall be required to remit the purchase price for such Specially Serviced Mortgage Loan to the Trustee pursuant to the provisions of the Pooling and Servicing Agreement. The Company will inform the Trustee in writing of the purchase of such Specially Serviced Mortgage Loan by the Class B Holder and further shall promptly take all actions necessary or desirable to effect the conveyance of such Mortgage Loan and the related servicing rights to the Class B Holder or its designee, time being of the essence. The parties hereto agree that, in connection with a purchase of a Specially Serviced Mortgage Loan as provided above, any fees resulting from the transfer of the servicing of such purchased Specially Serviced Mortgage Loan from the Company or a subservicer to a servicer designated by the Class B Holder shall be the obligation of the Company. The Class B Holder shall not use any procedures in selecting Delinquent Mortgage Loans to be purchased which is materially adverse to the other Certificateholders or the Guarantor.

Section 3.03      REVIEW OF THE COMPANY'S PROCEDURES.

         The Company hereby agrees that the Class B Holder shall have the right, at its own expense and during normal business hours, to review any and all of the books, records, or other information of the Company which may be relevant to the Company's direct collection, loss mitigation foreclosure and REO management procedures currently in place in order to confirm that the procedures used by the Company and its subservicers are in accordance with the customary servicing practices of prudent mortgage loan servicers. In order to discuss such books, records or other information, the Company shall make personnel available who are knowledgeable about such matters.

                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

Section 4.01 ORGANIZATIONAL AND OTHER RELATED WARRANTIES OF THE CLASS B HOLDER. The Class B Holder hereby makes the following representations and warranties to the Company, the Guarantor and the Special Subservicer:

         (i) ORGANIZATION AND GOOD STANDING. The Class B Holder is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States.

         (ii) NO VIOLATION. Neither the execution and delivery by the Class B Holder of this Agreement, nor the consummation by the Class B Holder of the transactions contemplated hereby, nor the performance of and compliance by the Class B Holder with the provisions of this Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Class B Holder, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Class B Holder, or any of its respective properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Class B Holder is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Class B Holder is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Class B Holder's, good faith and reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations hereunder.

         (iii) AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by the Class B Holder of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Class B Holder with the terms hereof are within the powers of the Class B Holder, and have been duly authorized by all necessary action on the part of the Class B Holder. All organizational resolutions and consents necessary for the Class B Holder to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Class B Holder and constitutes the legal, valid and binding obligation of the Class B Holder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Class B Holder has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over it, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Class B Holder.

         (iv) NO LITIGATION OR ADVERSE CONDITIONS. No litigation is pending or, to the best of the Class B Holder's knowledge, threatened against it, which, if determined adversely to the Class B Holder would prohibit the Class B Holder from entering into this Agreement or, in the good faith and reasonable judgment of the Class B Holder, is likely to materially and adversely affect either the ability of the Class B Holder to perform its obligations hereunder.

         (v) AFFILIATE. The Class B Holder is an Affiliate of the Special Subservicer.

         Section 4.02 ORGANIZATIONAL AND OTHER RELATED WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Class B Holder, the Guarantor and the Special Subservicer:

         (i) ORGANIZATION AND GOOD STANDING. The Company is an entity duly formed, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder and the Pooling and Servicing Agreement.

         (ii) NO VIOLATION. Neither the execution and delivery by Company of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Company with the provisions hereof or of the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Company, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Company, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document (including, without limitation, any Pooling and Servicing Agreement) to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Company is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Company's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement, or the financial condition of the Company.

         (iii) AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Company with the terms hereof and of the Pooling and Servicing Agreement are within the powers of the Company, and have been duly authorized by all necessary action on the part of the Company. All organizational resolutions and consents necessary for the Company to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Company has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Company, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Company.

         (iv) APPROVALS AND PERMITS. The Company possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

         (v) NO LITIGATION OR ADVERSE CONDITIONS. No litigation is pending or, to the best of the Company's knowledge, threatened against it, which, if determined adversely to the Company would prohibit the Company from entering into this Agreement or, in the good faith and reasonable judgment of the Company, is likely to materially and adversely affect either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement or the financial condition of the Company. The Company has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement.

         (vi) FIDELITY BOND; ERRORS AND OMISSION INSURANCE. Each officer, director, employee, consultant and advisor of the Company with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the Pooling and Servicing Agreement for it to maintain. Neither the Company nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

Section 4.03 ORGANIZATIONAL AND OTHER RELATED WARRANTIES OF THE SPECIAL SUBSERVICER. The Special Subservicer hereby makes the following representations and warranties to the Company, the Guarantor and the Class B Holder:

         (i) ORGANIZATION AND GOOD STANDING. The Special Subservicer is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder.

         (ii) NO VIOLATION. Neither the execution and delivery by Special Subservicer of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Special Subservicer with the provisions hereof, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Special Subservicer, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Special Subservicer, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Special Subservicer is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Special Subservicer is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Special Subservicer's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of the Special Subservicer.

         (iii) AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by the Special Subservicer of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Special Subservicer with the terms hereof are within the powers of the Special Subservicer, and have been duly authorized by all necessary action on the part of the Special Subservicer. All organizational resolutions and consents necessary for the Special Subservicer to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Special Subservicer and constitutes the legal, valid and binding obligation of the Special Subservicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Special Subservicer has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Special Subservicer, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Special Subservicer.

         (iv) APPROVALS AND PERMITS. The Special Subservicer possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and its has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the ability of the Special Subservicer to service a Mortgage Loan or the interests of the Certificateholders therein.

         (v) NO LITIGATION OR ADVERSE CONDITIONS. No litigation is pending or, to the best of the Special Subservicer's knowledge, threatened against it, which, if determined adversely to the Special Subservicer would prohibit the Special Subservicer from entering into this Agreement or, in the good faith and reasonable judgment of the Special Subservicer, is likely to materially and adversely affect either its ability to perform its obligations hereunder or the financial condition of the Special Subservicer. The Special Subservicer has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder.

         (vi) FIDELITY BOND; ERRORS AND OMISSION INSURANCE. Each officer, director, employee, consultant and advisor of the Special Subservicer with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the Pooling and Servicing Agreement to be maintained by the Company as master servicer. Neither the Special Subservicer nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

         (vii) APPROVED SELLER/SERVICER. The Special Subservicer is approved as a seller/servicer of single-family mortgage loans by the Department of Housing and Urban Development and the Guarantor.

Section 4.04      REMEDIES FOR BREACH OF REPRESENTATION AND WARRANTY.

         Upon discovery by any of the Company, the Class B Holder or the Special Subservicer of a breach of any of the representations and warranties contained in Article IV which materially and adversely affects the value of the Specially Serviced Mortgage Loans or Delinquent Mortgage Loans, the party discovering such breach shall give prompt written notice to the others.

         Each of the parties hereto shall indemnify the others and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such party's representations and warranties contained in Article IV. It is understood and agreed that the obligations to indemnify as provided in this Section 4.04 constitute the sole remedies of each of the Company, Class B Holder and Special Subservicer respecting a breach of any other party's representations and warranties.

Section 4.05      MANDATORY DELIVERY.

         Other than the case of Specially Serviced Mortgage Loans which cure prior to the 24th day in the month of delivery of the Specially Serviced Mortgage Loans, delivery of a Specially Serviced Mortgage Loan on the 90th day of delinquency is mandatory and delivery of the related servicing file, including an appraisal, no later than the 120th day of delinquency is mandatory. In the event such Specially Serviced Mortgage Loans are not transferred by the Company to the Special Subservicer or the related servicing file is not delivered by the Company to the Special Subservicer, commencing on the 91st day with respect to the transfer of the Specially Serviced Mortgage Loan or commencing on the 121st day with respect to the delivery of the related servicing file, the Company shall pay as a penalty to the Class B Holder, an amount equal to the scheduled principal and interest due on such Specially Serviced Mortgage Loan for each such day until such Specially Serviced Mortgage Loan has been transferred or the servicing file is delivered. The Company shall be solely responsible for paying out of its own funds any such penalty to the Special Subservicer without reimbursement from the Trust Fund.

                                   ARTICLE V
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 5.01      INDEMNIFICATION.

         Each of the Company, the Class B Holder and the Special Subservicer (each as such, an INDEMNIFYING Party") shall indemnify the other parties hereto (each as such, an "INDEMNIFIED PARTY") and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (individually and collectively, the "Claims") that such Indemnified Party may sustain in any way related to the failure of the Indemnifying Party to perform its duties in compliance with the terms of this Agreement; PROVIDED, that the Company and the Class B Holder acknowledge and agree that the obligation of the Special Subservicer to indemnify for losses arising from or incurred in connection with the servicing of Specially Serviced Mortgage Loans (including REO Property) shall be determined in accordance with the indemnification standards applicable to the Company, as Master Servicer under the Pooling and Servicing Agreement; and PROVIDED FURTHER, that none of the Company, the Class B Holder or the Special Subservicer or any of the directors, officers, employees or agents of the Company, Class B Holder or the Servicer shall be liable for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; it being understood that this provision shall not protect the Company, the Class B Holder or the Special Subservicer against any material breach of warranties, representations or covenants made herein, or against any specific liability imposed on such party pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

Section 5.02      AMENDMENT.

         This Agreement may be amended from time to time by written agreement signed by each of the parties hereto and the written consent of the Guarantor, which consent shall not be unreasonably withheld.

Section 5.03      COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

Section 5.04      GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 5.05      NOTICES.

         All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

         (a)      in the case of the Company,

                  Option One Mortgage Corporation
                  3 Ada
                  Irvine, California 92618
                  Attention:        David Wells
                  Telephone:        (949) 790-7544
                  Facsimile:        (949) 790-7514

                  or such other address as may hereafter be furnished to the Class B Holder, the Special Subservicer, the Trustee and the Guarantor in writing.

         (b)      in the case of the Class B Holder,

                  Credit-Based Asset Servicing and Securitization LLC 335 Madison Avenue
                  New York, New York 10017
                  Attention:        B-Piece Surveillance Department
                  Telephone:        (212) 850-7765
                  Facsimile:        (212) 850-7760

                  or such other address as may hereafter be furnished to the Company, the Trustee and the Guarantor in writing.

         (c)      in the case of the Special Subservicer,

                  Litton Loan Servicing LP
                  4828 Loop Central Drive
                  Houston, TX 77081-2226
                  Attention:        Janice McClure
                  Telephone:        (713) 966-8801
                  Facsimile:        (713) 960-0539
                  or such other address as may hereafter be furnished to the Company, the Trustee and the Guarantor in writing.

         (d)      in the case of the Trustee,

                  Wells Fargo Bank Minnesota, National Association 9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention:        Client Manager: Option One 2002-5
                  Telephone:        (410) 884-2000
                  Facsimile:        (410) 715-2380

                  or such other address as may hereafter be furnished to the Company, the Special Subservicer, the Class B Holder and the Guarantor in writing.

         (e)      in the case of the Guarantor,

                  Freddie Mac
                  8200 Jones Branch Drive
                  McLean, Virginia 22102
                  Attention:        Director, Mortgage Security Operations -
                                    Funding and Investments
                  Telephone:        (703) 903-2070
                  Facsimile:        (703) 903-2992

                  or such other address as may hereafter be furnished to the Company, the Special Subservicer, the Class B Holder and the Trustee in writing.

Section 5.06      TERMINATION.

         This Agreement shall terminate (x) with respect to the Series, at such time as the Principal Balance of the Class B Certificates has been reduced to zero, or if later, the date as of which the Special Subservicer is no longer servicing any Mortgage Loans (or REO Property) of the Series, or (y) if terminated pursuant to the terms of Section 2.03 of this Agreement, or (z) if mutually agreed to by the parties hereto.

Section 5.07      SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 5.08      SUCCESSORS AND ASSIGNS.

         This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto; provided, however, that the Class B Holder may assigns its rights hereunder without the prior written consent of the Company with respect to the Class B Certificates to a trust or other entity (each, a "Re-Securitization Trust") in connection with a re-securitization or issuance of collateralized bond obligation (each, a "Re-Securitization") of mortgage-backed securities, including the Class B Certificates, by the Class B Holder (whether directly or indirectly) if the Class B Holder is the administrative agent or collateral manager for the Re-Securitization Trust, whose responsibilities include managing the collateral included in the Re-Securitization Trust and/or exercising all of the Re-Securitization Trust's rights hereunder as Class B Holder of the assigned Class B Certificates, and the Class B Holder has a 100% equity interest in the Re-Securitization Trust; provided, however, the Class B Holder may sell any interest in the Class B Holder's equity interest in any such Re-Securitization with the written consent of the Guarantor. The Class B Holder shall provide written notice to the Company, the Guarantor and the NIMS Insurer of any assignment of the Class B Certificate to a Re-Securitization Trust, specifying the name of the Re-Securitization Trust and the issuance date.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 5.09      ARTICLE AND SECTION HEADINGS.

         The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 5.10      CONFIDENTIALITY.

(a) In connection with the rights and obligations of each of the parties hereunder, each of the Company, the Class B Holder and the Special Subservicer (for the purposes of this Section 5.10(a), a "Disclosing Party") may find it necessary to disclose to the other parties (including its subsidiaries) or its representatives (collectively, a "Receiving Party") certain confidential, non-public or proprietary information relating to the Disclosing Party or its Affiliates. "Confidential Information" means any nonpublic information whatever its nature or form, whether obtained orally, by observation, from written materials or otherwise, from any third party or from the Disclosing Party or its directors, officers, employees, Affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, a party's "Representatives;") that is obtained by the Receiving Party as a result of or in connection with the performance of its rights or obligations under this Agreement, whether before or after the date hereof, together with all analyses, compilations, forecasts, studies or other documents prepared by a Receiving Party or its

Representatives in connection with the performance of its rights or obligations hereunder which contain or reflect any such information. Confidential Information includes, but is not limited to, any non-public information regarding any business or operations plans, strategies, processes, know-how, portfolios, prospects or objectives of the Disclosing Party; structure, products, product development, technology, inventions, discoveries, improvements, specifications, source codes, object code, programming and other documentation, designs, methods, devices, systems, computer software, including due diligence system, loss mitigation software included within RADAR, foreclosure attorney web site, distribution, sales, services, support and marketing plans, practices, or operations of the Disclosing Party; the prices, costs and details of the services of the Disclosing Party; the financial condition, results of operations, financial records and related information of the Disclosing Party; the position of the Disclosing Party and its clients in any portfolio; the performance of any accounts or assets of the Disclosing Party; research and development, operations or plans of the Disclosing Party; clients and client lists (including, without limitation, the identity of clients, names, addresses, contact persons, and the client's business or investment status or needs) of the Disclosing; information received from third parties under confidential conditions; any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Disclosing Party (including, without limitation, financial, investment and trading plans, designs, products and computer aided financial investment and trading systems, software, strategies, programs, formulae, patterns, methods, techniques, processes and system analyses), management organization and related information (including, without limitation, data and other information concerning the compensation and benefits paid to officers, directors and employees of the Disclosing Party); personnel and compensation policies; operation policies and manuals; means of gaining access to the Disclosing Party's computer data systems and related information; or any other non-public financial, commercial, business, technical or other information relating to the Disclosing Party, its clients, subsidiaries or Affiliates. The term Confidential Information will not, however, include Confidential Information which (i) is or becomes publicly available other than as a result of a disclosure by a Receiving Party or its Representatives in violation of this Agreement, (ii) becomes available to a Receiving Party on a non-confidential basis after the date hereof from a source (other than a Disclosing Party or its Representatives), which, to the best knowledge of a Receiving Party after due inquiry, is not prohibited from disclosing such information to the Receiving Party by any obligation of confidentiality to another party hereto, or (iii) is developed or derived by a party hereto without the aid, application or use of Confidential Information.

         (b) Each of the Class B Holder and the Special Subservicer agrees that all information supplied by or on behalf of the Company pursuant to Sections
2.02 or 3.01, including individual account information, is the property of the Company and each such party agrees to use such information only for the purposes contemplated by this Agreement and otherwise hold such information confidential and not to disclose such information, except as contemplated hereby or to the extent such information is made publicly available by or on behalf of the Company or the Trustee. In addition, each of the parties acknowledge that the Federal "Privacy of Consumer Financial Information" Regulation (12 CFR Part 40), as amended from time to time (the "Privacy Regulation"), issued pursuant to
Section 504 of the Gramm-Leach-Bliley Act (15 U.S.C. 6801 ET

SEQ.) governs disclosures of nonpublic personal information about consumers. Each of the Class B Holder and the Special Subservicer hereby agrees that it shall comply with the terms and provisions of the Privacy Regulation, including, without limitation, the provisions regarding the sharing of Nonpublic Personal Information (as defined in the Privacy Regulation) in so far as such terms and provisions relate to Confidential Information.

Section 5.11      OTHER CERTIFICATES OF THE SERIES.

         The Class B Holder agrees, that without the prior written consent of the Company, so long as the Class B Holder is a party to this Agreement and a holder of the Class B Certificates of the Series, it will not purchase, sell or trade any publicly registered Certificates of the Series. The Class B Holder further agrees, that without the prior written consent of the Guarantor, so long as the Class B Holder is a party to this Agreement and a holder of the Class B Certificates of the Series, it will not purchase, sell or trade the Class A-1 Certificates or the Class S-1 Certificates of the Series.

Section 5.12      NO PARTNERSHIP.

         Nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as an agent for the Company.

Section 5.13      CLASS B CERTIFICATES SUBJECT TO REPURCHASE ARRANGEMENTS.

         The Company hereto acknowledges that the Class B Holder is the beneficial owner of the Class B Certificates which are subject to repurchase agreements or other financing arrangements with one or more counterparties (each a "Repo Counterparty"), with such counterparties being the owner of record of the Class B Certificates (such Class B Certificates subject to a repurchase agreement or other financing arrangement, the "REPO CLASS B CERTIFICATES"). With respect to the Series of Repo Class B Certificates, the definition of Class B Certificates shall include, and this Agreement shall be effective with respect to, each such Repo Class B Certificate, provided the Company shall have received the Consent of Record Owner, substantially in the form of Exhibit A attached hereto, relating to such Repo Class B Certificate executed by the applicable Repo Counterparty. The Class B Holder shall notify the Guarantor in the event that the Repo Counterparty acquires beneficial ownership of the Repo Class B Certificates.

         IN WITNESS WHEREOF, each of the parties hereto have caused its name to be signed hereto by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                            OPTION ONE MORTGAGE CORPORATION

                                            By:
                                                  ---------------------
                                            Name:
                                                  ---------------------
                                            Title:
                                                  ---------------------

                                            CREDIT-BASED ASSET SERVICING AND
                                            SECURITIZATION LLC

                                            By:
                                                  ---------------------
                                            Name:
                                                  ---------------------
                                            Title:
                                                  ---------------------


                                            LITTON LOAN SERVICING LP

                                            By:
                                                  ---------------------
                                            Name:
                                                  ---------------------
                                            Title:
                                                  ---------------------


Accepted and Agreed:


FEDERAL HOME LOAN MORTGAGE CORPORATION


By:
      ---------------------
Name:
      ---------------------
Title:
      ---------------------


RADIAN ASSET ASSURANCE INC.


By:
      ---------------------
Name:
      ---------------------
Title:
      ---------------------

RADIAN INSURANCE INC.


By:
      ---------------------
Name:
      ---------------------
Title:
      ---------------------


FINANCIAL SECURITY ASSURANCE INC.


By:
      ---------------------
Name:
      ---------------------
Title:
      ---------------------

Acknowledged :

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION


By:
      ---------------------
Name:
      ---------------------
Title:
      ---------------------

                                                                     SCHEDULE I


Describe the Series of Class B Certificates and the Pooling and Servicing Agreement

---------------------------------------- -------------------------------------- --------------------------------------
                Series                      Pooling and Servicing Agreement         Percentage of Class Owned by
                                                                                           Class B Holder
---------------------------------------- -------------------------------------- --------------------------------------
Option One Mortgage Loan Trust 2002-5    Pooling and Servicing Agreement             100% of Class B Certificates
Asset-Backed Certificates, Series        dated as of July 1, 2002 among
2002-5                                   Option One Mortgage Acceptance
                                         Corporation, as depositor, Option
                                         One Mortgage Corporation, as
                                         originator and master servicer, Federal
                                         Home Loan Mortgage Corporation, as
                                         guarantor of the Class A-1 Certificates
                                         and the Class S-1 Certificates and
                                         Wells Fargo Bank Minnesota, National
                                         Association, as trustee
---------------------------------------- -------------------------------------- --------------------------------------

                                                                     SCHEDULE II

                            SPECIAL SUBSERVICING FEES

                                    EXHIBIT A
                            CONSENT OF RECORD HOLDER



                                                    [Insert Date]


[Company]
[Address]

Attn:

Credit-Based Servicing and Securitization LLC
335 Madison Avenue, 19th Floor
New York, New York  10017

Attn:  General Counsel


Re: Option One Mortgage Loan Trust 2002-5, Asset-Backed Certificates, Series 2002-5, Class B Certificates (the "Repo Class B Certificate") and the Special Subservicing Agreement dated as of July 30, 2002 by and among Option One Mortgage Corporation, Credit-Based Asset Servicing and Securitization LLC and Litton Loan Servicing LP (Such agreement, as amended to date, the "Agreement")
         -----------------------------------------------------------------------

Ladies and Gentlemen:

The undersigned, [Insert Name of Repo Counterparty] ("Repo Counterparty"), is the record owner of the Repo Class B Certificate pursuant to a repurchase agreement or other financing arrangement with Credit-Based Asset Servicing and Securitization LLC ("C-BASS"). As such, C-BASS is the beneficial owner of such Repo Class B Certificate, and unless and until the Repo Counterparty indicates otherwise in writing delivered to Option One Mortgage Corporation, the Repo Counterparty hereby authorizes C-BASS to take any and all action C-BASS deems necessary, desirable or appropriate and permitted to be taken by the record owner of the Repo Class B Certificate under the Agreement, and to otherwise assume all rights and obligations of the record owner of the Repo Class B Certificate for all purposes under the Agreement.

Capitalized terms used herein but not herein defined shall have the respective meaning ascribed to such term in the Agreement.


                                            [Insert Name of Repo Counterparty]


                                            By:
                                                  ---------------------
                                            Name:
                                                  ---------------------
                                            Title:
                                                  ---------------------





OPTION ONE MORTGAGE CORPORATION


By:
      ---------------------
Name:
      ---------------------
Title:
      ---------------------

NOTIFICATION OF LOANS TO TRANSFER

A. Company will coordinate and provide a listing of all loans past 30 (MBA methodology) days delinquent. The list will be provided to Special Subservicer for review and discussion on the 4th Business day of each month.

         B. Class B Holder and Special Subservicer to agree upon the loans to be transferred at month-end. The list must be provided via Facsimile or Email by the 6th business day of the month to:

                  ADDRESS OF COMPANY

                  Attention:

I.       CONVERSION DATA

         Conversion data can be supplied in 3 formats:

         A.  Manual conversion
         1. Provide a "master file data record" for each loan (accompanied by a listing of all your code definitions).
         2.  Provide a trial balance containing all the loans.

B.       Electronic conversion
         1. If it is determined that this type of conversion is advantageous to both parties the format (Microsoft Excel) will be furnished.

C.       Tape to Tape conversion
         1. If it is determined that this type of conversion is advantageous to both parties the details will be furnished.

         D. We would appreciate receiving the information for either a manual or electronic conversion at least two weeks before the scheduled transfer date to provide time for us to verify and load the information except for the specific data that is determined at the transfer date.

II.      HOMEOWNER NOTIFICATION

          A. The mortgagor notification (good-bye letter) must be mailed fifteen days prior to the transfer date. PLEASE FORWARD A COPY OF YOUR GOOD-BYE LETTER TO DONNA DAVIS (FAX NUMBER 713-561-8248) FOR APPROVAL PRIOR TO MAILING.

          B. Electronic file or hard copies of your mortgagor notification letters should be provided to LLS.

          C.  INFORMATION FOR NOTIFICATION LETTERS

                  HOURS OF OPERATION:                7:00 AM TO 7:00 PM (CST)
                  CUSTOMER SERVICE TOLL FREE NUMBER: 800/247-9727
                  CORRESPONDENCE ADDRESS:            LITTON LOAN SERVICING, LP
                                                     4828 LOOP CENTRAL DRIVE
                                                     HOUSTON, TEXAS  77081
                  PAYMENT ADDRESS:                   LITTON LOAN SERVICING, LP
                                                     P.O. BOX 4528
                                                     HOUSTON, TEXAS 77210-4528

III.     HAZARD / FLOOD INSURANCE

         A. The Hazard / Flood insurance policies should be in separate files identified with your loan number.
         B.       Please request a change to the mortgagee clause as follows:
                                Litton Loan Servicing LP
                                Its Successors or Assigns
                                P.O. Box 4354
                                Houston, TX 77210-4354
         C. Copies of the mortgagee clause change requests should be provided to LLS.
         D. Any unpaid policies, expiration notices, cancellation notices, loans with expired policies should be properly identified, sorted and marked for special handling.
         E. Individual loan insurance records showing payee (name and address), due dates, frequency of payment, next due date, last paid date and last paid amount.
         F. Provide a list of loans under your "force place coverage" program. Will the coverage on individual loans remain in effect until expiration or be canceled at time of the transfer?

IV.      FHA LOANS

         A. Provide a listing including the following items on FHA Loans with a monthly premium.
                  1.       Loan number
                  2.       FHA case number
                  3.       Anniversary date
                  4.       Annual premium
                  5.       Monthly amount
                  6.       Total MIP paid to date
                  7.       Next month the premium is due
         B. Provide a listing including the following items on FHA loans that the full premium was paid up front.
                  1.       Loan number
                  2.       FHA case number
                  3.       Insuring date
                  4.       Amount of prepaid premium
         C.       Provide a listing of all FHA Uninsured loans.
         D.       Provide a listing of all FHA 235 loans.
         E.       Provide your HUD ID#.
         F. HUD Form 92080 should be completed with our HUD mortgagee number (72313) and mailed to LLS for signing and forwarding to HUD. Remember, HUD requires notification by tape if more than 15 loans are transferring.


V.       CONVENTIONAL LOANS
         A.       Provide the individual loan PMI certificates
         B. Provide copies of the notification to the PMI companies requesting a change of servicer to LLS.
         C.       Listing of all loans with PMI to include:
                  1.       Loan number
                  2.       PMI company
                  3.       PMI certificate number
                  4.       Next due date
                  5.       Last amount paid
         D.       Homeowner Protection Act of 1998.
                  1. Loans originated after 07/29/99: Provide copies of original disclosure notice produced at origination of loan.
                  2. Loans originated prior to 07/29/99: Provide the annual disclosure notices supplied to borrowers.
         E. Listing of loans that have Pool Insurance. If loan has Pool Insurance supply name, address and phone number of insurance agency.
         F. Listing of loans that have Pool Insurance and private mortgage insurance.

VI.      REAL ESTATE TAXES

         A. Individual loan tax records showing payee (name and address), due dates, frequency of payment, next due date, last paid date and last paid amount.
         B.       All tax receipts should be provided to LLS.
         C. Provide copies of any tax service contracts along with the request for a change of servicer to LLS under the following contract numbers (Transamerica-2489, First American-56353, Lereta-65000, Fidelity-2059). We also have tax contracts with other tax services, which you can contact us for more information.
         D. All property taxes due and payable should be paid prior to the transfer date.
         E. Provide a listing of any loans with delinquent taxes containing the pertinent information as of the transfer date.

VII.     OPTIONAL INSURANCE

         A.       Only prepaid optional insurance should be provided to LLS.
         B. All prepaid optional insurance should include the following information.
                  1.       Loan number
                  2.       Insurance company
                  3.       Type of coverage
                  4.       Policy Number
                  6.       Coverage Amount
                  7.       Policy Effective Date
                  8.       Premium Amount
                  9.       Expiration Date

         C. Copies of the master and/or individual policies for the insurance coverage.
         D.       Copies of the notification sent to the insurance companies.

VIII.    INVESTOR REPORTS

         A. Copy of the final remittance report to the investor including a trial balance as of cutoff date.
         B.       Provide a list of all simple interest loans.
         C. Provide a list of all loans currently on ACH Draft. The borrower to be notified that their ACH Draft will be discontinued in your good bye letter.

IX.      ADJUSTABLE RATE MORTGAGES / GPM / BUYDOWNS / BALLOONS

         A.       Provide individual loan historical rate and P&I changes.
         B.       ARM provisions for each loan within the portfolio
         C.       Provide list of ARM Plans and definitions.
         D. Provide a list of loans that are step rate and/or GPM mortgages with status of account.
         E. Provide a list of loans that are buydowns with status of account.
         F. Provide a list of balloon loans, their maturity dates, amortization term and if they have a convertible option. If a loan has reached its maturity date prior to conversion furnish the current status.


X.       FORECLOSURES

         A. A list of contact people for the Foreclosure, Claims and Bankruptcy area needs to be provided to Litton.

         B. A listing of loans in foreclosure, sorted by state, including status report on each loan showing the current stages of the foreclosure, the foreclosure referral date and who is holding the original documents. Alltel users please provide For3 screen or Foreclosure (Service Release report). PRELIMINARY REPORT SHOULD BE PROVIDED 30 DAYS PRIOR TO THE TRANSFER DATE and a final report at the time of the transfer.

         C. Name and address listing of foreclosure attorneys/ PRELIMINARY REPORT SHOULD BE PROVIDED 30 DAYS PRIOR TO THE TRANSFER DATE

         D. Listing of any loans pending a Refunding to the Va., HUD Assignment, approved Dil, Presale or Partial Claim/ PRELIMINARY REPORT SHOULD BE PROVIDED 30 DAYS PRIOR TO THE TRANSFER DATE and a final report at the time of the transfer.

         E. LISTING OF ANY LOAN CURRENTLY IN LITIGATION AND A REPORT TO BE PROVIDED AT TIME OF TRANSFER

         F. Listing of loans with escrow advances due to delinquency, include breakdown with bills and ledgers attached and reconciled (90, 60, 30) / Report to be provided at time of transfer

         G. Report of any loans active in foreclosure that have property damage. Include any loans in foreclosure in which you are holding loss draft funds

         H.       Report of delinquent loans 90 days or older that are vacant.

         I. Report of delinquent loans 90 days or older that are not active in foreclosure and or bankruptcy; list date of breach letter and provide copies of breach letter for our file

         J.       Vendor invoices to be paid up to the transfer date.

         K. Printout of the corporate advance screen history with copies of invoices and checks attached.

         L. Report of any loans on a stipulation or payment agreement and a copy of the agreement to be included in the file.

         M.       The name of the beneficiary they are using for foreclosures.

         N. Files for foreclosures, bankruptcys, claims, breached loans, repayment plans and active loss mitigation accounts must be sorted and identified separately by marking the front of the file or boxing separately.

         O. TRAILING CORRESPONDENCE SHOULD BE SENT WEEKLY WITH THE EXCEPTION OF CHECKS OR MONEY ORDERS WHICH SHOULD BE FORWARDED DAILY.

         P.       Foreclosure files should be sent to the following address:
                           Litton Loan Servicing LP
                           ATTN: CARLETTA LOTT
                           4828 Loop Central Drive
                           Houston, Texas  77081

XI.      BANKRUPTCY

         A. Preliminary listing of loans active in bankruptcy, sorted by state, including the following information. (a) Type of Chapter filed (b) Date Bankruptcy filed. This report should be forwarded 30 days prior to the transfer date and a final provided on the transfer date.

         B. Listing showing names and address of the debtors attorney, Seller's attorney and Bankruptcy Trustee. A PRELIMINARY REPORT SHOULD BE FORWARDED 30 DAYS PRIOR TO THE TRANSFER DATE and a final provided on the date of the transfer.

         C.       LISTING OF PENDING RELIEF OF STAYS


         D. Loan level listing of all loans with agreed orders or stipulation agreements with the current status on each of the cases.

         E. LISTING OF LOANS WITH ESCROW ADVANCES DUE TO BANKRUPTCY. INCLUDE BREAKDOWN WITH BILL AND LEDGERS ATTACHED AND RECONCILED (90, 60, 30 DAYS)

         F.       COPIES OF LETTERS TO BANKRUPTCY ATTORNEY ADVISING OF THE
                  TRANSFER

         G.       LIST OF ANY CRAMDOWNS

         H.       FILES SHOULD BE SORTED AND CLEARLY MARKED FOR SPECIAL
                  HANDLING.

         I. FILES SHOULD HAVE THE STATUS SHOWN ON THE FRONT OF EACH FILE AND STATUS SCREEN PRINTS INCLUDED IN EACH FILE.

         J. PROVIDE A STATUS REPORT THAT INCLUDES ATTORNEYS NAME AND PHONE NUMBER, CHAPTER, CASE NUMBER, BK BILLING DATE, POC DATE, PRE PETITION DUE DATE, POST PETITION DUE DATE AND MOTION STATUS IF FILED AS OF THE TRANSFER DATE.

         K.       BANKRUPTCY FILES SHOULD BE SENT TO THE FOLLOWING ADDRESS:
                           Litton Loan Servicing LP
                           ATTN:  CARLETTA LOTT
                           4828 Loop Central Drive
                           Houston, Texas  77081

XII.     LOSS MITIGATION

         A.       Short Sale
                  1.       Recent Property Valuation
                  2.       Sales Contract
                  3.       HUD-1 Settlement Statement, estimated
                  4.       Realtor/Broker contact information
                  5.       Borrower financials
                  6.       Borrower hardship letter
                  7. Approval letter (If approved and not closed prior to servicing transfer)

          B. Modification: A PRELIMINARY REPORT SHOULD BE FORWARDED 30 DAYS PRIOR TO THE TRANSFER DATE AND THE FINAL AT TRANSFER DATE.
                  1.       Recent Property Valuation
                  2.       Title Search
                  3.       Modification Agreement or terms of Modification
                  4.       Document/Title co. contact information
                  5.       Borrower financials
                  6.       Borrower hardship letter
                  7. Identification of any funds collected in conjunction with modification.

           C.     Deed-in-Lieu of Foreclosure
                  1.       Recent Property Valuation
                  2.       Title Search
                  3.       D-I-L Agreement
                  4.       Document/Title co. contact information
                  5.       Borrower financials
                  6.       Borrower hardship letter

            D.    Partial-Claims
                  1.       Borrower financials
                  2.       Borrower hardship letter
                  3.       HUD Insurance Certificate
                  4.       Identify prior partial claim filings if applicable

         XIII.    OTHER

A. Provide CURRENT YEARS LOAN HISTORY to the transfer date plus the FOUR PRIOR CALENDAR YEARS LOAN HISTORIES accompanied by an explanation of your transaction codes. HISTORY SHOULD BE PROVIDED IN AN ELECTRONIC FILE OR HARD COPY. A PRELIMINARY REPORT SHOULD BE FORWARDED 30 DAYS PRIOR TO THE TRANSFER DATE AND THE FINAL AT TRANSFER DATE.

B. Provide copies of the last two-escrow analysis with an explanation of your analysis method (cushion, etc.).

C. Provide a list of any loans that have a prepayment penalty provision in the mortgage.

D. Loan level prepayment penalty information should be provided on any loan with a prepayment penalty. THIS INFORMATION SHOULD BE PROVIDED IN AN ELECTRONIC FILE OR HARD COPY.

E. Provide the currently active collection records and pertinent information on delinquent loans along with FICO scores, BPO values, extension data and payment plan data. A PRELIMINARY REPORT SHOULD BE FORWARDED 30 DAYS PRIOR TO THE TRANSFER DATE AND THE FINAL AT TRANSFER DATE. THIS INFORMATION SHOULD BE PROVIDED IN AN ELECTRONIC FILE OR HARD COPY.

F.   Provide a list of loans with incorrect or missing phone numbers.

G.   Your check for the escrow balances matching the cutoff trial balance.

G. Your check for any unapplied funds and an indication as to how each unapplied payment should be applied.

H. Provide a listing containing the mortgagor name, co-mortgagor name, property address and mailing address.

I. Listing of the first lien holder (containing company, address and loan number), if the loan being transferred is a second lien.

J.   Provide list of all second liens.

K. The following items should be sorted and clearly marked for special handling.

     1. Insurance loss drafts should provide all documentation on the current status.

     2. Unprocessed payoff funds should be accompanied by a copy of the payoff quotation.

     3.   Information should be furnished on any pending payoff or assumption.

     4.   Information on any incomplete partial releases should be provided.

L. Loan payments and/or payoff funds received after the cutoff should be endorsed to LITTON LOAN SERVICING LP and forwarded by overnight service to the following address within twenty-four hours, properly identified with your loan number.

                                    Litton Loan Servicing LP

                                    Attn:  Cashiering Department
                                    4828 Loop Central Drive
                                    Houston, TX   77081

M. Please ship the entire loan file (hard, microfiche or imaged) and all documents to LLS to be received by (TBD). Provide inventory ledger with servicing files to identify loans within each box. Any information such as preliminary trial balances, master file data records, default information, previous year's ledger histories, etc. should be furnished as early as possible prior to the transfer date. Any file sent to LLS that we will not be servicing will be returned via uninsured regular mail unless LLS is supplied with shipping instructions and method of payment.

                           All servicing files should be sent to:

                                    Litton Loan Servicing LP
                                    Attn:  Records Management Department
                                    4828 Loop Central Drive
                                    Houston, TX   77081

N. All reports such as trial balances, master file data records, default information, histories, etc. should be sent to :

                                    Litton Loan Servicing LP
                                    Attn: Donna Davis
                                    4828 Loop Central Drive
                                    Houston, TX  77081

Remember it is your responsibility to furnish all required IRS reporting statements on these loans for the current year up to the transfer date both to the mortgagors and to the appropriate government agencies.

Your cooperation in expediting this transfer is appreciated. Should you or any member of your staff have any questions concerning this transfer, please feel free to call me or the appropriate individual listed below at 1-800-247-9727.


CONTACT                                      DEPARTMENT                                  EXTENSION
-------                                      ----------                                  ---------
Helen Sanders                                ARM's                                       580
Email:  HSANDERS@LITTON.C-BASS.COM

Cheryl Fielder                               Insurance                                   698
Email: CFIELDER@LITTON.C-BASS.COM

Kathy Nelson                                 Tax                                         483
Email: KNELSON@LITTON.C-BASS.COM

Kathy McLeod                                 Payoffs                                     586
Email: KMCLEOD@LITTON.C-BASS.COM

Becky Garza                                  Investor Accounting                         8902
Email: BGARZA@LITTON.C-BASS.COM


Lynn Lindsey                                 Cashiering                                  563
Email: LYNN.LINDSEY@LITTON.C-BASS.COM

Bob Tompkins                                 Servicing Manager                           659
Email: BTOMPKIN@LITTON.C-BASS.COM

Carletta Lott                                Foreclosure/Bankruptcy                      628
Email: CLOTT@LITTON.C-BASS.COM

Donna Davis                                  Conversion                                  686
Email: DDAVIS@LITTON.C-BASS.COM

Marcus Anders                                Client Relations                            8953
Email: MANDERS@LITTON.C-BASS.COM

Yolanda Omeara                               Asst. Servicing Manager                     8929
Email: YOMEARA@LITTON.C-BASS.COM

Janice McClure                               Senior VP                                   8801
Email: JMCCLURE@LITTON.C-BASS.COM

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                            (Available Upon Request)